Filed pursuant to Rule 424(b)(3)
Registration No. 333-264400

AKUMIN INC.

PROPOSED DOMESTICATION, SHARE CONSOLIDATION, ELECTION OF DIRECTORS AND AUDITOR APPOINTMENT — YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

We are furnishing this management proxy circular to shareholders of Akumin Inc. (the “Company”) in connection with the solicitation of proxies by our management for use at an Annual General and Special Meeting of our shareholders (the “Meeting”). The Meeting will be held on June 30, 2022 at 10:00 a.m. (Eastern time) electronically only through a virtual meeting portal hosted by TSX Trust Company at https://virtual-meetings.tsxtrust.com/1354, the meeting ID is “1354” and password is “akumin2022”, for the following purposes:

1.	To elect the directors of the Company who will serve until the end of the next annual meeting of shareholders;

2.

To appoint the Company’s external auditors, Ernst & Young LLP, who will serve until the end of the next annual meeting of shareholders or until a successor is appointed by the Company’s Board of Directors (the “Board”), and to authorize the members of the Audit Committee of the Company to fix such auditor’s remuneration;

3.

To consider and, if deemed advisable, pass a special resolution (the “Domestication Resolution”) authorizing the Board, in its sole discretion, to change our jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation (the “Domestication”);

4.

To consider and, if deemed advisable, pass a special resolution (the “Consolidation Resolution”) authorizing the Board, in its sole discretion, to consolidate all of the shares of the common stock of Akumin Inc. on the basis of a consolidation ratio of one new common share for up to every four old common shares, to be determined at Board’s discretion, and to amend the Company’s articles accordingly (the “Consolidation”); and

5.	To transact other business that may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

We believe that the Domestication will reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada. We chose the State of Delaware to be our domicile because the more favorable corporate environment afforded by Delaware will help us compete effectively in raising the capital necessary for us to continue to implement our strategic plan.

If we complete the Domestication, we will continue our legal existence in Delaware as if we had originally been incorporated under Delaware law. In addition, subject to the Consolidation, each outstanding common share of Akumin Inc. as an Ontario corporation will then represent one Common Share of Akumin Inc. as a Delaware corporation. Our Common Shares are currently traded on the Nasdaq Stock Market (“NASDAQ”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AKU”. Following the completion of the Domestication, our Common Shares will continue to be listed on the NASDAQ and the TSX under the symbol “AKU”.

The Domestication Resolution is subject to the affirmative vote of not less than two thirds of the votes cast by the holders of common shares present in person, or represented by proxy, at the Meeting. Dissenting shareholders have the right to be paid the fair value of their shares under Section 185 of the Ontario Business Corporations Act. Our Board has reserved the right to terminate or abandon our Domestication at any time prior to its effectiveness, notwithstanding shareholder approval, if it determines for any reason that the consummation of our Domestication would be inadvisable or not in our and your best interests.

We believe that the Consolidation will enable us to satisfy certain minimum trading price requirements for the common shares to remain listed on the NASDAQ and could result in broader interest and demand from those institutional and other investors that have internal guidelines and policies discouraging or prohibiting investments in lower priced shares.

The Consolidation Resolution is subject to approval by the affirmative vote of not less than two thirds of the votes cast by the holders of common shares present in person, or represented by proxy, at the Meeting.

The Board may, in its sole discretion, decide not to act on the Domestication or the Consolidation even if the Domestication Resolution and/or the Consolidation Resolution is approved by our shareholders. If the Domestication Resolution and/or the Consolidation Resolution is approved by the shareholders, the Domestication and/or the Consolidation would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. If the Consolidation Resolution is approved, the Board may, in its sole discretion, consolidate all of the shares of the common stock of the Company on the basis of a consolidation ratio of one new common share for up to every four old common shares.

If approved by our shareholders and the Board, it is anticipated that the Domestication and the Consolidation will become effective as soon as practicable after the Meeting on June 30, 2022.

If the Domestication Resolution and/or the Consolidation Resolution is approved, no further action on the part of the shareholders will be required in order for the Board to implement the Domestication and/or the Consolidation.

The accompanying management proxy circular provides a detailed description of our proposed Domestication, the Consolidation and other information to assist you in considering the proposals on which you are asked to vote. We urge you to review this information carefully and, if you require assistance, to consult with your financial, tax or other professional advisers.

Our Board unanimously recommends that you vote FOR the approval of each proposal as further described in this management proxy circular.

Your vote is very important. Whether or not you plan to attend the Meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. If your shares are registered in your name, you may vote your shares in person if you attend the Meeting, even if you send in your proxy.

We appreciate your continued interest in our Company.

Very truly yours,

/s/ Riadh Zine
Riadh Zine Chairman of the Board and Chief Executive Officer

These securities involve a high degree of risk. See “Risk Factors” beginning on page 16 of this management proxy circular for a discussion of specified matters that should be considered.

Neither the Securities and Exchange Commission nor any state securities commission, or similar authority in any province of Canada, has approved or disapproved of these securities or determined if the management proxy circular is truthful or complete. Any representation to the contrary is a criminal offense.

This management proxy circular is dated May 17, 2022, 2022. The Notice of Internet Availability of Proxy Materials is first being mailed to shareholders on or about May 20, 2022.

AKUMIN INC.

NOTICE OF MEETING

and

MANAGEMENT PROXY CIRCULAR

for the

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

to be held on

JUNE 30, 2022

DATED AS OF MAY 17, 2022

AKUMIN INC.

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general and special meeting (the “Meeting”) of the shareholders of Akumin Inc. (the “Company”) will be held on June 30, 2022 at 10:00 a.m. (Eastern time) electronically only through a virtual meeting portal hosted by TSX Trust Company (“TSX Trust”) at https://virtual-meetings.tsxtrust.com/1354, the meeting ID is “1354” and password is “akumin2022”, for the following purposes:

1.	To elect the directors of the Company who will serve until the end of the next annual meeting of shareholders;

2.

To appoint the Company’s external auditors, Ernst & Young LLP, who will serve until the end of the next annual meeting of shareholders or until a successor is appointed by the Company’s Board of Directors (the “Board”), and to authorize the members of the Audit Committee of the Company to fix such auditor’s remuneration;

3.

To consider and, if deemed advisable, pass a special resolution (the “Domestication Resolution”) authorizing the Company’s Board, in its sole discretion, to change our jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation (the “Domestication”);

4.

To consider and, if deemed advisable, pass a special resolution (the “Consolidation Resolution”) authorizing the Board, in its sole discretion, to consolidate all of the shares of the common stock of the Company on the basis of a consolidation ratio of one new common share for up to every four old common shares, to be determined at Board’s discretion and to amend the Company’s articles accordingly (the “Consolidation”); and

5.	To transact other business that may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

The Notice of Internet Availability of Proxy Materials is first being mailed to shareholders on or about May 20, 2022.

In this Notice, “Company”, “Akumin”, “we”, “us” or “our” refer to Akumin Inc., together with our subsidiaries, on a consolidated basis, as of the date hereof. “You” and “your” refer to Akumin shareholders.

Who has the right to vote

You are entitled to receive notice of and vote at the Meeting, or any adjournment(s) or postponement(s) thereof, if you were a holder of common shares of the Company (“Common Shares”) at the close of business on the record date, which the Board has fixed as May 16, 2022.

Your vote is important

This Notice is accompanied by the management proxy circular, a form of proxy for a registered shareholder or a voting instruction form for a beneficial shareholder (collectively, the “Meeting Materials”). As an Akumin shareholder, it is important that you read the accompanying Meeting Materials carefully.

You are entitled to vote at the Meeting either in person (by virtual attendance) or by proxy. If you are unable to attend the Meeting in person (by virtual attendance), you are requested to vote your Common Shares using the enclosed form of proxy or voting instruction form, as applicable.

Registered shareholders should complete and sign the enclosed form of proxy and return it in the envelope provided. Alternative methods of voting by proxy are outlined in the accompanying management proxy circular.

Proxies must be received by the Company’s transfer agent, TSX Trust, by no later than 10:00 a.m. (Eastern time) on June 28, 2022 either by: (a) mailing it to the following address: TSX Trust Company, 100 Adelaide Street West, Suite 301, Toronto ON M5H 4H1, Attention: Proxy Department; (b) faxing it to 416-595-9593; or (c) emailing a PDF copy to tsxtrustproxyvoting@tmx.com.

Proxies may also be voted online at www.voteproxyonline.com by inserting the 12-digit control number listed on your proxy.

Registered shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:

1.	Type in https://virtual-meetings.tsxtrust.com/1354 on your browser at least 15 minutes before the Meeting starts.

2.	Click on “I have a control number/ meeting access number”.

3.	Enter your 12-digit control number (on your proxy form) as your Username.

4.	Enter the password: akumin2022 (case sensitive).

5.

When the polls are opened, click on the “Voting” icon. To vote, simply select your voting direction from the options shown on screen and click Submit. A confirmation message will appear to show your vote has been received.

If you are a registered shareholder and you want to appoint someone else (other than the Management nominees) to vote online at the Meeting, you must first submit your proxy indicating who you are appointing. You or your appointee must then register with TSX Trust in advance of the Meeting by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found here https://tsxtrust.com/resource/en/75.

In accordance with applicable laws, non-registered holders who have advised their intermediary that they do not object to the intermediary providing their ownership information to issuers whose securities they beneficially own (“Non-Objecting Beneficial Owners,” or “NOBOs”) will receive by mail a letter from the Company with respect to the Notice of Internet Availability of Proxy Materials. A couple of the proxy materials may be found at and downloaded from https://virtual-meetings.tsxtrust.com/1354.

NOBOs who have standing instructions with the intermediary for physical copies of proxy materials will receive by mail the Notice of Internet Availability of Proxy Materials and the proxy materials.

Intermediaries are required to forward the Notice of Internet Availability of Proxy Materials to non-registered owners who have advised their intermediary that they object to the intermediary providing their ownership information (“Objecting Beneficial Owners,” or “OBOs”) unless an OBO has waived the right to receive them. Often, intermediaries will use service companies to forward proxy-related materials to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:

(a)

be given a form of proxy which has already been signed by the intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered owner when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or

(b)

be given a voting instruction form which the intermediary must follow. The OBO should properly complete and sign the voting instruction form and submit it to the intermediary or its service company in accordance with the instructions of the intermediary or its service company.

Registered shareholders have the right to dissent in respect of the Domestication pursuant to Section 185 of the Ontario Business Corporations Act (“OBCA”). It is recommended that any shareholder wishing to avail itself of its dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights. See the section entitled “Dissenting Rights of Shareholders” in the accompanying management proxy circular.

Shareholders are reminded to review the management proxy circular before voting.

DATED this 17th day of May, 2022.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) Riadh Zine

Riadh Zine Chairman of the Board and Chief Executive Officer

Toronto, Ontario

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON June 30, 2022.

The management proxy circular and Annual Report on Form 10-K, including all amendments thereto, are available on our website, www.akumin.com.

REFERENCES TO ADDITIONAL INFORMATION

This management proxy circular constitutes part of a registration statement on Form S-4 that was filed with the Securities and Exchange Commission (“SEC”). This management proxy circular incorporates important information that is not included in or delivered with this management proxy circular. This information is available for you to review through the SEC’s website at www.sec.gov.

You may request copies of this management proxy circular, any of the documents incorporated by reference into this management proxy circular or other information concerning Akumin Inc., without charge, by written request to Akumin Inc., Attention: Investor Relations, 8300 W Sunrise Blvd., Plantation, Florida, 33322 or email info@akumin.com.

In order for you to receive timely delivery of the documents in advance of the Meeting, you must request the information no later than five business days prior to the date of the Meeting, by June 23, 2022.

GENERAL INFORMATION

The information in this management proxy circular (the “Circular”) is given as of May 17, 2022, unless otherwise indicated.

References to “Company”, “Akumin”, “we”, “us” or “our” refer to Akumin Inc., together with our subsidiaries and consolidating entities, on a consolidated basis, as of the date hereof. “You” and “your” refer to Akumin shareholders. Unless otherwise indicated, all references to “$” or “dollars” in this Circular refer to United States dollars.

This Circular is provided in connection with our annual general and special meeting of shareholders of the Company (the “Meeting”) to be held on June 30, 2022 at 10:00 a.m. (Eastern time) electronically only through a virtual meeting portal hosted by TSX Trust Company (“TSX Trust”) at https://virtual-meetings.tsxtrust.com/1354, the meeting ID is “1354” and password is “akumin2022”. Your proxy is solicited by or on behalf of the management of the Company for the items described in the accompanying Notice of Meeting (the “Notice”). Directors, officers and employees of the Company may solicit proxies by mail, telephone, by facsimile or in person. The cost of solicitation by management will be borne directly by the Company. References in this Circular to the Meeting include any adjournment(s) or postponement(s) thereof. Information in this Circular as to the common shares (the “Common Shares”) beneficially owned, controlled or directed, by certain shareholders is not within the knowledge of the Company and, accordingly, has been obtained by the Company from publicly disclosed information and/or furnished by such shareholders.

As a registered shareholder, you have the right to attend and vote at the Meeting (by virtual attendance), as set out in this Circular. Please read this Circular in its entirety. It gives you information that you need to know to cast your vote. We also encourage you to read our annual audited consolidated financial statements and related management’s discussion and analysis for the fiscal year ended December 31, 2021.

In accordance with the rules of the SEC, instead of mailing to stockholders a printed copy of the Circular, the annual report and other materials (the “proxy materials”) relating to the Meeting, the Company may furnish proxy materials to stockholders on the internet by providing a notice of internet availability of proxy materials (the “Notice of Internet Availability”) to inform stockholders when the proxy materials are available on the internet. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the proxy materials, as well as how to submit your proxy, over the internet. The proxy materials are available at www.akumin.com.

The Company has elected to provide a Notice of Internet Availability of Proxy Materials pursuant to 17 CFR § 240.14a-16 (“Rule 14a-16”) under the Exchange Act of 1934, as amended (the “Exchange Act”). In doing so, the Company is deemed to be in compliance with Canadian National Instrument 51-102, Section 9.1.5 –Compliance with SEC Notice-and-Access Rules (“NI 51-102”), because the Company (a) is subject to, and complies with, Rule 14a-16 under the Exchange Act; and (b) residents of Canada do not own, directly or indirectly, outstanding voting securities carrying more than 50% of the votes for the election of directors, and none of the following apply: (i) the majority of the executive officers or directors of the Company are residents of Canada; (ii) more than 50% of the consolidated assets of the Company are located in Canada; or (iii) the business of the Company is administered principally in Canada.

Under the rules adopted by the SEC, we may deliver a single set of proxy materials or Notice of Internet Availability to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of Notice of Internet Availability to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials or Notice of Internet Availability, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, please write to Akumin Inc., 8300 W. Sunrise Blvd., Plantation, Florida 33322.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by at the above address.

If you have any questions about any of the information in this Circular, please contact Matt Cameron, Chief Legal Officer and Corporate Secretary, at matt.cameron@akumin.com or 954-678-4489.

QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of Akumin Inc. may have regarding the Domestication, the Consolidation and the Meeting of the Company’s shareholders (which is referred to as the Meeting in this management proxy circular), and brief answers to those questions. Unless otherwise provided in this management proxy circular (the “Circular”), references to the “Company,” “we,” “us,” and “our” refer to Akumin Inc., a corporation formed under the laws of Ontario, prior to the Domestication. References to “Akumin Delaware” refer solely to Akumin Inc., a Delaware corporation, as of the effective time of the Domestication. We urge you to read carefully the remainder of this Circular because the information in this section may not provide all the information that might be important to you with respect to the Domestication and the Consolidation being considered at the Meeting. Additional important information is also contained in the appendices to this Circular and the documents incorporated by reference into this Circular.

Set forth below in a question and answer format is general information regarding the Meeting, to which this Circular relates. This general information regarding the Meeting is followed by a more detailed summary of the process relating to, reasons for and effects of our proposed change in jurisdiction of incorporation to which we refer in this Circular as the Domestication, and the consolidation of our Common Shares which we refer in this Circular as the Consolidation.

Q:	What am I voting on?

A:	Shareholders are voting on resolutions for the following proposals:

1.	To elect the directors of the Company who will serve until the end of the next annual meeting of shareholders;

2.

To appoint the Company’s external auditors, Ernst & Young LLP, who will serve until the end of the next annual meeting of shareholders or until a successor is appointed by the Board, and to authorize the members of the Audit Committee of the Company to fix such auditor’s remuneration;

3.

To consider and, if deemed advisable, pass the Domestication Resolution authorizing the Board, in its sole discretion, to change our jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation (the “Domestication”); and

4.

To consider and, if deemed advisable, pass the Consolidation Resolution authorizing the Board, in its sole discretion, to consolidate all of the shares of the common stock of Akumin Inc. on the basis of a consolidation ratio of one new common share for up to every four old common shares, to be determined at Board’s discretion, and to amend the Company’s articles accordingly (the “Consolidation”).

Q.	Who is entitled to vote?

A:            Each shareholder of record at the close of business on May 16, 2022 (the “Record Date”) is entitled to vote at the Meeting the Common Shares registered in his or her name on that date. The quorum for any meeting of shareholders is two who are, or who represent by proxy, shareholders who, in the aggregate, hold at least one third of the Common Shares entitled to be voted at the Meeting. Each common share of the Company (a “Common Share”) is entitled to one (1) vote on those items of business identified in the Notice of Meeting. The form of proxy you received indicates the number of Common Shares that you own and are entitled to vote.

Q:	How do I vote?

A:	If you are a registered shareholder there are a number of ways you can vote your Common Shares:

•	At the Virtual Meeting: Registered shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:

1.	Type in https://virtual-meetings.tsxtrust.com/1354 on your browser at least 15 minutes before the Meeting starts.

2.	Click on “I have a control number/ meeting access number”.

3.	Enter your 12-digit control number (on your proxy form) as your Username.

4.	Enter the password: akumin2022 (case sensitive).

5.

When the polls are opened, click on the “Voting” icon. To vote, simply select your voting direction from the options shown on screen and click Submit. A confirmation message will appear to show your vote has been received.

If you are a registered shareholder and you want to appoint someone else (other than the Management nominees) to vote online at the Meeting, you must first submit your proxy indicating who you are appointing. You or your appointee must then register with TSX Trust in advance of the Meeting by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found here https://tsxtrust.com/resource/en/75.

•

On the Internet – Go to www.voteproxyonline.com and follow the instructions on screen. You will need the 12-digit control number listed on your proxy. You do not need to return your proxy form if you vote on the Internet.

•	By Mail – Complete, sign and date the accompanying proxy form and return it in the envelope we have provided. Please see “Completing the Proxy Form” on the enclosed form for more information.

•	By Fax – Complete, sign and date the accompanying proxy form and send it by fax to 416-595-9593. Please see “Completing the Proxy Form” on the enclosed form for more information.

•	By Email – Complete, sign and date the accompanying proxy form and sending a PDF copy to tsxtrustproxyvoting@tmx.com.

If you are a beneficial shareholder, the intermediary (usually a bank, trust company, broker, securities dealer or other financial institution) through which you hold your Common Shares will send you instructions on how to vote your Common Shares. Please follow the instructions on your voting instruction form.

Q:	What is voting by proxy?

A:            Voting by proxy means that you are giving the person or people named on your proxy form (each a “proxyholder”) the authority to vote your Common Shares for you at the Meeting, or any adjournment(s) or postponement(s) thereof. A proxy form is included in this package.

If you vote by proxy, the individuals who are named on the proxy form will vote your Common Shares for you, unless you appoint someone else to be your proxyholder.

You have the right to appoint a person or company of your choice (who need not be a shareholder) to represent you at the Meeting, other than the individuals designated in the enclosed form of proxy. If you appoint someone else, that person much complete the Request for Control Number form from our transfer agent, TSX Trust, available at https://tsxtrust.com/resource/en/75 and submit a copy by email to tsxtrustproxyvoting@tmx.com in advance of proxy cut-off. That person must then attend the virtual meeting to vote your Common Shares.

Complete, date and sign the accompanying form of proxy, and submit it in accordance with the instructions prior to the proxy cut-off time. Make sure that the person you appoint is aware that he or she has been appointed, completes and submits the Request for Control Number form, and attends the Meeting. Please see “Completing the Proxy Form” on the enclosed form for more information.

If you are voting your Common Shares by proxy, our transfer agent, TSX Trust, or other agents we appoint must receive your signed proxy form by 10:00 a.m. (Eastern time) on June 28, 2022, or, if the Meeting is adjourned or postponed, prior to 10:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting. The time limit for deposit of proxies may be waived by the Chair of the Meeting in the Chair’s sole discretion without notice.

Q:	Who is soliciting my proxy?

A:            Your proxy is being solicited by or on behalf of management and the Board. The associated costs will be borne by the Company. Proxies may be solicited by mail, personally or by telephone by directors, officers and regular employees of the Company, none of whom will receive additional compensation for assisting with the solicitation, and the estimated cost of which will be nominal. We encourage you to vote as soon as possible after carefully reviewing this Circular and all information incorporated by reference into this Circular.

Q:	How do I complete the Proxy Form?

A:            You can choose to vote “For”, “Against” or “Withhold”, depending on the items listed on the proxy form.

When you sign the proxy form, you authorize the directors and officers of the Company who are named in the proxy form to vote your Common Shares for you at the Meeting, unless you have appointed someone else to act as your proxy. Your Common Shares represented by the proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your Common Shares shall be voted accordingly. If you return your proxy form and do not tell us how you want to vote your Common Shares, your vote will be counted: (a) FOR electing the nominee directors who are listed in the Circular, (b) FOR appointing Ernst & Young LLP as auditors, (c) FOR the Domestication, and (d) FOR the Consolidation.

If you are appointing someone else to vote your Common Shares for you at the Meeting, strike out the two names of the individuals on the proxy form and write the name of the person voting for you in the space provided. If you do not specify how you want your Common Shares voted, your proxyholder will vote your Common Shares as he or she sees fit on each item and on any other matter that may properly come before the Meeting. Recall that for a proxyholder to vote at the meeting, the proxyholder will need to complete the Request for Control Number form from our transfer agent, TSX Trust, available at https://tsxtrust.com/resource/en/75 and submit a copy by email to tsxtrustproxyvoting@tmx.com in advance of proxy cut-off.

If you are an individual shareholder, you or your authorized attorney must sign the form. If you are a corporation or other legal entity, an authorized officer or attorney must sign the form.

If you need help completing your proxy form, please contact TSX Trust’s Investor Services within Canada and the United States toll-free at 1-866-600-5869, and from all other countries, at 1-416-342-1091, or by email at tsxtis@tmx.com.

Q:	If I change my mind, can I revoke or change my proxy once I have given it?

A:            Yes. You can revoke a vote you made by proxy by:

•

completing a proxy form that is dated later than the proxy form you are changing and mailing it to TSX Trust so that it is received at the address indicated before 10:00 a.m. (Eastern time) on June 28, 2022; or

•

making a request in writing to the Chair of the Meeting, at the Meeting, or any adjournment(s) or postponement(s) thereof, before any vote in respect of which the proxy has been given or taken. The written request can be from you or your authorized attorney.

Q:	What happens if I sign the form of proxy enclosed with this Circular?

A:            Signing the enclosed form of proxy gives authority to Riadh Zine, Chairman of the Board and Chief Executive Officer of the Company, and Matthew Cameron, Chief Legal Officer and Corporate Secretary of the Company, or to another person you have appointed, to vote your Common Shares at the Meeting.

Q:	How do I vote if I’m a non-registered beneficial shareholder?

A:            You are a non-registered (or beneficial) shareholder (a “Non-Registered Holder”) if your Common Shares are registered either:

•

in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans (each, an “Intermediary”) that represents the Non-Registered Holder in respect of its Common Shares; or

•	in the name of a depository (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with applicable laws, Non-Registered Holders who have advised their Intermediary that they do not object to the Intermediary providing their ownership information to issuers whose securities they beneficially own (“Non-Objecting Beneficial Owners,” or “NOBOs”) will receive by mail a letter from the Company with respect to the Notice of Internet Availability of Proxy. A couple of the proxy materials may be found at and downloaded from                 .

NOBOs who have standing instructions with the Intermediary for physical copies of proxy materials will receive by mail the Notice of Internet Availability of Proxy and the proxy materials.

Intermediaries are required to forward the Notice of Internet Availability of Proxy to non-registered owners who have advised their Intermediary that they object to the Intermediary providing their ownership information (“Objecting Beneficial Owners,” or “OBOs”) unless an OBO has waived the right to receive them. Often, Intermediaries will use service companies to forward proxy-related materials to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:

•

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the nonregistered owner when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or

•

be given a voting instruction form which the Intermediary must follow. The OBO should properly complete and sign the voting instruction form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

A Non-Registered Holder may revoke a voting instruction form or proxy which has been given to an Intermediary by written notice to the Intermediary or by submitting a voting instruction form or proxy bearing a later date in accordance with the applicable instructions. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

We do not have access to the names or holdings of all our Non-Registered Holders. Should a Non-Registered Holder who receives either a voting instruction form or a form of proxy wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should follow the instructions contained on the voting instruction form or form of proxy within the time periods specified and appoint themselves (or another person to vote on their behalf). Non-registered shareholders who wish to attend the virtual meeting will need to appoint themselves in advance of proxy cut-off, complete the Request for Control Number form (https://tsxtrust.com/resource/en/75) and submit a copy of the form to tsxtrustproxyvoting@tmx.com. TSX Trust will provide them with a unique control number the appointee can use to log in. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and service companies. If you are a Non-Registered Holder and have not received a package containing a voting instruction form or form of proxy, please contact your Intermediary.

Q:	What if amendments are made to the matter to be voted upon or if other matters are brought before the Meeting?

A:            The persons named in the form of proxy will have discretionary authority with respect to amendments or variations to matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Meeting or any adjournment or postponement thereof, whether or not the amendment, variation or other matter that comes before the Meeting is routine, and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

As of the date of this Circular, management of the Company and the Board know of no such amendment, variation or other matter expected to come before the Meeting. If any other matter properly comes before the Meeting, the persons named in the accompanying form of proxy will vote on such matter in accordance with their best judgment.

Q:	What are the tax consequences of the Domestication?

A:            U.S. Federal Income Tax Considerations

As discussed more fully under “U.S. Federal Income Tax Considerations” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Domestication so qualifies, U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of Common Shares will be subject to Section 367(b) of the Code and, as a result:

A U.S. Holder of Common Shares whose Common Shares have a fair market value of less than $50,000 USD on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of Company’s earnings in income.

A U.S. Holder of Common Shares whose Common Shares have a fair market value of $50,000 USD or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of Common Shares entitled to vote or less than 10% of the total combined value of all classes of Common Shares, will generally recognize gain (but not loss) on the deemed exchange of Common Shares pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its Common Shares provided certain other requirements are satisfied.

A U.S. Holder of Common Shares whose Common Shares have a fair market value of $50,000 USD or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power of all classes of Common Shares entitled to vote or 10% or more of the total value of shares of all classes of stock, will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its Common Shares provided certain other requirements are satisfied.

The Company has estimated its earnings and profits for the tax years from 2015, when the Company was formed, through 2021. Based on these estimates, the Company believes it has cumulative negative earnings and profits through 2021. However, there can be no assurance the IRS would agree with our earnings and profits calculations. If the IRS does not agree with our earnings and profits calculations, a shareholder may owe additional U.S. federal income taxes as a result of the Domestication. The Company intends to provide on the investor relations section of its website (https://akumin.com/investor-relations/) information regarding the Company’s earnings and profits for the years 2015 through 2021, which will be updated to include 2022 (through the date of the Domestication) once the information is available. Currently, the Company anticipates that it will not generate positive earnings and profits in 2022 through the date of the Domestication. However, there can be no assurance that once all of the Company’s activities through the date of the Domestication are considered, the Company’s 2022 earnings and profits will remain negative.

As discussed further under “U.S. Federal Income Tax Considerations” below, the Company may become treated as a passive foreign investment company (“PFIC”), as defined in Section 1297. The determination of whether a foreign corporation is a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to make a determination. The Company believes that it was not a PFIC before 2022 and it does not anticipate that it will be a PFIC in 2022, but there can be no assurance that the Company will not become a PFIC in 2023. If the Company is considered a PFIC for U.S. federal income tax purposes, proposed Treasury Regulations, if finalized in their current form, would generally require U.S. Holders of Common Shares to recognize gain, if any, on the deemed exchange of the Common Shares pursuant to the Domestication unless such U.S. Holder has made certain tax elections with respect to such holder’s Common Shares. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on complex rules designed to offset the tax deferral to such holders on the undistributed earnings, if any, of the Company. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see “U.S. Federal Income Tax Considerations” beginning on page 56 of this Circular.

Additionally, the Domestication may cause non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) to become subject to U.S. federal income withholding taxes on any dividends paid in respect of such non-U.S. Holder’s Common Shares subsequent to the Domestication.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see “U.S. Federal Income Tax Considerations” beginning on page 56 of this Circular.

Canadian Income Tax Considerations

Under the Income Tax Act (Canada), the Domestication will cause the Company to cease to be resident in Canada and as a result the Company will be deemed to have a tax year end. The Company will also be deemed to have disposed of each of its properties immediately before its deemed year end for proceeds of disposition equal to the fair market value of such properties and to have reacquired such properties immediately thereafter at a cost amount equal to fair market value. The Company will be subject to income tax on any income and net taxable capital gains realized as a result of the deemed dispositions of its properties. The Company will also be subject to an additional “emigration tax” on the amount by which the fair market value, immediately before its deemed year end resulting from the Domestication, of all of the property owned by the Company, exceeds the total of certain of its liabilities and the paid-up capital of all the issued and outstanding shares of the Company immediately before the deemed year end. Management of the Company has advised that, in its view and as of the date hereof, (i) the fair market value of the property of the Company does not exceed the adjusted cost base of such property and (ii) the aggregate of the paid-up capital of the shares and the liabilities of the Company is not less than the aggregate fair market value of all of the property of the Company. Accordingly, management of the Company expects that the deemed disposition of the Company’s properties that will occur on the Domestication will not result in any taxable income to the Company under Part I of the Income Tax Act (Canada) and that the Domestication will not result in any liability for emigration tax.

Shareholders who are resident in Canada for purposes of the Income Tax Act (Canada) will not be considered to have disposed of their Common Shares as a result of the Domestication. If a Canadian resident shareholder sells or otherwise disposes of Common Shares following the Domestication, such shareholder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition for the Common Shares exceed (or are exceeded by) the aggregate of the adjusted cost base of such Common Shares and any reasonable costs of disposition.

The foregoing is a brief summary of the principal income tax considerations only and is qualified in its entirety by the more detailed description of income tax considerations in the “Canadian Income Tax Considerations” section of this Circular, which shareholders are urged to read. This summary does not discuss all aspects of Canadian tax consequences that may apply in connection with the Domestication. Shareholders should consult their own tax advisors as to the tax consequences of the Domestication applicable to them.

Q.	How many Common Shares are entitled to vote?

A:            As of the Record Date, there were 89,516,513 Common Shares entitled to be voted at the Meeting. Each registered shareholder has one (1) vote for each Common Share held at the close of business on the Record Date.

Q:	What vote is required to approve each proposal?

A:            The election of directors and the appointment of auditors will each be determined by a majority of votes cast at the Meeting by proxy or in person. The Domestication Resolution and the Consolidation Resolution will be approved by the affirmative vote of not less than two thirds of the votes cast at the Meeting by proxy or in person. Under the articles of the Company (the “Articles”), if there is a tie, the Chair of the Meeting does not cast the deciding vote. Abstentions from voting and broker non-votes will not be counted and will have no effect on the approval of matters to be considered at the Meeting. A “broker non-vote” occurs when a broker does not vote on some matter on the form of proxy because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Q:	Who counts the votes?

A:            The Company’s transfer agent, TSX Trust, counts and tabulates the proxies.

Q:	If I need to contact the transfer agent, how do I reach them?

A:            For general shareholder enquiries, you can contact the transfer agent:

•	by mail at:

TSX Trust Company

Attention: Proxy Department

100 Adelaide Street West, Suite 301

Toronto ON M5H 4H1;

•	by telephone within Canada and the United States toll-free at 1-866-600-5869, and from all other countries,at 1-416-342-1091;

•	by fax at 416-595-9593; or

•	by email at tsxtis@tmx.com.

Q:	How can I obtain additional information about the Company?

A:            Financial Information is provided in our Annual Report on Form 10-K for the year ended December 31, 2021, and all amendments thereto (the “Form 10-K”), can be found under the Company’s name on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com, on the Securities and Exchange Commission’s (“SEC”) Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov, or on our website at www.akumin.com. We will furnish to any shareholder, upon written request, any exhibit described in the list accompanying the Form 10-K without charge. Any such requests should include a representation that the shareholder was the beneficial owner of Common Shares on the Record Date, and should be directed to Akumin Inc., Attention: Investor Relations, 8300 W Sunrise Blvd., Plantation, Florida, 33322 or email info@akumin.com. You may also access the exhibits described in the Form 10-K through the SEC website at www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC. The SEC’s website address is www.sec.gov.

SUMMARY

This summary highlights selected information appearing elsewhere in this Circular, and does not contain all the information that you should consider in making a decision with respect to the proposal described in this Circular. You should read this summary together with the more detailed information incorporated by reference into this Circular, including our financial statements and the related notes incorporated by reference into this Circular from our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, as well as the exhibits attached hereto. You should carefully consider, among other things, the matters discussed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are included in this Circular or are incorporated by reference into this Circular. You should read this Circular and the documents incorporated by reference into this Circular in their entirety.

All of the dollar amounts in this Circular are expressed in U.S. dollars, except where otherwise indicated. References to “dollars” or “$” are to U.S. dollars, and any references to “CAD$” are to Canadian dollars.

Akumin Inc.

8300 W. Sunrise Boulevard

Plantation, Florida 33322

(844) 730-0050

Akumin Inc. (together with its subsidiaries, “we”, “us”, “our” or the “Company”) is a corporation existing under the Ontario Business Corporations Act (the “OBCA”). Akumin was formed on August 12, 2015 through an amalgamation of two companies incorporated under the OBCA. The Company provides services to U.S. hospitals, health systems and physician groups, with solutions addressing outsourced radiology and oncology service line needs. We provide fixed-site outpatient diagnostic imaging services through a network of more than 200 owned and/or operated imaging locations; and outpatient radiology and oncology services and solutions to approximately 1,000 hospitals and health systems across 46 states. Akumin’s imaging procedures include MRI, CT, positron emission tomography (PET and PET/CT), ultrasound, diagnostic radiology (X-ray), mammography, and other interventional procedures; Akumin’s cancer care services include a full suite of radiation therapy and related offerings.

The Meeting; Shareholders Entitled to Vote; Quorum; Required Vote (see pages 23 and 24)

The Meeting of the Shareholders will be held on June 30, 2022 at 10:00 a.m. (Eastern time) electronically only through a virtual meeting portal hosted by TSX Trust Company at https://virtual-meetings.tsxtrust.com/1354. The meeting ID is “1354” and password is “akumin2022”. At the Meeting, the Company’s shareholders will be asked to:

1.	To elect the directors of the Company who will serve until the end of the next annual meeting of shareholders;

2.

To appoint the Company’s external auditors, Ernst & Young LLP, who will serve until the end of the next annual meeting of shareholders or until a successor is appointed by the Board, and to authorize the members of the Audit Committee of the Company to fix such auditor’s remuneration;

3.

To consider and, if deemed advisable, pass a special resolution (the “Domestication Resolution”) authorizing the Board, in its sole discretion, to change our jurisdiction of incorporation from the province of Ontario to the State of Delaware in the United States of America through the adoption of a certificate of corporate domestication and a new certificate of incorporation (the “Domestication”);

4.	To consider and, if deemed advisable, pass a special resolution (the “Consolidation Resolution”) authorizing the Board, in its sole discretion, to consolidate the Common Shares on the basis of a consolidation ratio of one new Common Share for up to every four old Common Shares, to be determined at Board’s discretion, and to amend the Company’s articles accordingly (the “Consolidation”); and

5.	To transact other business that may properly be brought before the Meeting or any adjournment(s) or postponement(s) thereof.

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): common shares and preferred shares. No preferred shares have been issued to date. As of the close of business on May 16, 2022, the record date for the Meeting (the “Record Date”), 89,516,513 Common Shares were outstanding and entitled to vote at the Meeting. Each Common Share is entitled to one (1) vote. The Common Shares are listed on the Toronto Stock Exchange (the “TSX”) and the Nasdaq Stock Exchange (the “NASDAQ”) under the symbol “AKU.”

Only shareholders of record at the close of business on the Record Date are entitled to notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof.

A quorum is required in order for the Meeting to be properly constituted. The quorum for any meeting of shareholders is two who are, or who represent by proxy, shareholders who, in the aggregate, hold at least one third of the Common Shares entitled to be voted at the Meeting.

The election of directors and the appointment of auditors will each be determined by a majority of votes cast at the Meeting by proxy or in person. The Domestication Resolution and the Consolidation Resolution will each require approval by the affirmative vote of not less than two thirds of the votes cast at the Meeting by proxy or in person.

The Board has unanimously approved the forms of Domestication Resolution and Consolidation Resolution and the other proposals described in this Circular and has unanimously resolved to submit such proposals to the Company’s shareholders. The Board recommends that you vote “FOR” the election of each of the director nominees, “FOR” the appointment of Ernst & Young LLP, “FOR” the adoption of the Domestication Resolution, and “FOR” the adoption of the Consolidation Resolution.

Stock Ownership of Directors and Executive Officers

As of the Record Date, the directors and executive officers of the Company beneficially owned and were entitled to vote 16,974,382 shares of the Company’s Common Shares, which represent approximately 18.17% of Company’s Common Shares outstanding on that date.

Risk Factors (see page 16)

In evaluating the Domestication Resolution and the Consolidation Resolution, you should carefully read this Circular and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 16 of this Circular.

Continuation of the Company from the Province of Ontario to the State of Delaware (see page 53)

The Board believes it to be in the Company’s best interests and in the best interests of its shareholders, to have discretion to change the jurisdiction of incorporation of the Company from the province of Ontario to the State of Delaware (the “Domestication”) pursuant to a “continuance” effected in accordance with Section 181 of the Ontario Business Corporations Act (“OBCA”), also referred to as a “domestication” under Section 388 of the General Corporation Law of the State of Delaware (“DGCL”). Shareholders are being asked to consider and, if thought fit, to pass a special resolution (the “Domestication Resolution”) authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed therewith, to implement the Domestication and file a certificate of corporate domestication and a related certificate of incorporation of Akumin Inc. as the successor to the Company incorporated under the DGCL.

If the Domestication Resolution is approved by the shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

If the Domestication Resolution is approved by the shareholders and the Board so determines to proceed with the Domestication, the Domestication will be effective on the date set forth in the certificate of corporate domestication and the certificate of incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, the Company will be subject to the certificate of incorporation filed in Delaware. Proposed forms of the certificate of corporate Domestication, the certificate of incorporation and by-laws that will be adopted by the Company are set out in Appendices B, C and D, respectively.

Regulatory Approvals for the Domestication; Canadian and US Securities Laws and Stock Exchange Implications (see page 54)

Should the Board be granted the discretion requested for the Domestication and the Board so determines to proceed therewith, we anticipate that we will file with the Secretary of State of the State of Delaware a certificate of corporate domestication and a certificate of incorporation pursuant to Section 388 of the DGCL, and that we will be domesticated in Delaware on the effective date of such filings.

The Domestication will not otherwise interrupt our corporate existence, our operations or the trading market of our Common Shares. Subject to the completion of the Consolidation, each outstanding Common Share at the time of the Domestication will remain issued and outstanding as a Common Share after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL. Following the completion of the Domestication, our Common Shares will continue to be listed on the TSX and the NASDAQ under the symbol “AKU.” The Company will continue to be subject to the rules and regulations of the TSX and the NASDAQ and the obligations imposed by each securities regulatory authority in the United States and Canada. The Company will continue to file periodic reports with applicable securities regulatory bodies.

Effects of Change of Jurisdiction (see page 54)

The Domestication will not interrupt our corporate existence or operations. Subject to the completion of the Consolidation, each outstanding Common Share or Warrant at the time of the Domestication will remain issued and outstanding as a Common Share or Warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL.

While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of an OBCA corporation, there are certain differences. Attached as Appendix F to this Circular is a summary of the most significant differences in shareholder rights. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the OBCA and the governing corporate instruments of the Company. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Domestication Resolution.

Principal Reasons for the Domestication (see page 53)

The Company believes the Domestication will reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada. The Company chose the State of Delaware to be its domicile because the more favorable corporate environment afforded by Delaware will help it compete effectively in raising the capital necessary for it to continue to implement its strategic plan. For many years, Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the DGCL, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business. In considering its recommendation in favor of the Domestication, our Board weighed our estimated tax liability, which we do not consider to be material, arising from this transaction against our potential tax liability, which we believe could be material, that might arise were we to not undertake the Domestication. See “U.S. Federal Income Tax Considerations” and “Canadian Income Tax Considerations.”

Currently, as a non-U.S. corporation, the Company may become treated as a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). PFIC status is a factual determination made for each taxable year on the basis of a company’s composition of its “active” versus “passive” income and its “active” versus “passive” assets for such year. The Company believes that it was not a PFIC before 2022 and it does not anticipate that it will be a PFIC in 2022, but there can be no assurance that the Company will not become a PFIC in 2023. If the Company were to become classified as a PFIC, which is possible in the future, U.S. investors in our shares may incur a significantly increased U.S. income tax liability on gains, if any, recognized on the sale or other disposition of the Company’s shares and on the receipt of distributions on the Company’s shares. Following the Domestication, the Company will cease to be subject to the PFIC rules because the Company will no longer be a non-U.S. corporation.

For the reasons set forth above, our Board believes that the estimated benefits of Domestication currently outweigh any potential detriments, which we do not consider to be material, resulting from the Domestication.

Tax Consequences of the Domestication (see pages 56 and 63)

See “U.S. Federal Income Tax Considerations” and “Canadian Income Tax Considerations” in “Proposal 3 – Domestication” for important information regarding tax consequences relating to the Domestication.

Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Domestication in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Accounting Treatment of the Domestication (see page 56)

As a result of the Domestication, pursuant to Section 388 of the DGCL, the Company will continue its existence under the DGCL as a corporation incorporated in the State of Delaware. The Company’s business, assets and liabilities and its subsidiaries, on a consolidated basis, as well as its principal location and fiscal year, will be the same immediately after the Domestication as they were immediately prior to the Domestication. Accordingly, the Company does not believe there will be any accounting effects as a result of the Domestication.

Shareholder Approval of Domestication (see page 68)

Shareholders will be asked at the Meeting to pass the Domestication Resolution authorizing the Board, in its sole discretion, to effect the Domestication.

Shareholders are entitled to dissent from the Domestication Resolution. See “Dissenting Rights of Shareholders” for a discussion of such rights.

If the Domestication Resolution is approved by the shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

The persons named in the enclosed form of proxy intend to vote at the meeting in favor of the Domestication Resolution. The complete text of the Domestication Resolution is attached as Appendix A.

Dissent Rights of Shareholders to the Domestication (see page 56)

Registered shareholders have the right to dissent to the Domestication Resolution pursuant to Section 185 of the OBCA. It is recommended that any shareholder wishing to avail itself of its dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights. This summary is expressly subject to Section 185 of the OBCA, the text of which is reproduced in its entirety in Appendix hereto. See “Dissenting Rights of Shareholders.”

Consolidation of the Common Shares (see page 70)

The Board believes that a consolidation of the current number of outstanding Common Shares may be of benefit to the Company. Shareholders are being asked to consider and, if thought fit, to pass the Consolidation Resolution authorizing the Board, in its sole discretion, to effect the Consolidation. Notwithstanding approval of the Consolidation Resolution by shareholders of the Company, the Board may, in its sole discretion, abandon the Consolidation Resolution without further approval or action by or prior notice to shareholders.

Principal Effects of the Consolidation (see page 70)

If the Board decides to proceed with the Consolidation at the time they deem appropriate, the principal effects of the Consolidation would include the following:

(a)        the fair market value of each Common Share may increase and will, in part, form the basis upon which further Common Shares or other securities of the Company will be issued (recognizing that the Board may elect to consolidate on the basis of a lesser ratio that it deems appropriate);

(b)        the current number of issued and outstanding Common Shares would be reduced proportionally based on the ratio ultimately determined by the Board within the proposed range, which, based on the number of issued and outstanding Common Shares as at the Record Date, being 89,516,513 Common Shares, and the ratio ultimately determined by the Board, would result in such number of post-Consolidation Common Shares as further described in this Circular;

(c)        the exercise prices and the number of Common Shares issuable upon the exercise or deemed exercise of any stock options or other convertible or exchangeable securities of the Company will be automatically adjusted based on the consolidation ratio selected by the Board and the Common Shares reserved for issuance pursuant to the Company’s Amended and Restated Restricted Share Unit Plan, adopted as of November 14, 2017 (the “RSU Plan”), and the Amended and Restated Stock Option Plan, adopted as of November 14, 2017 (the “Option Plan”), would also be consolidated on a proportionate basis;

(d)        the exercise prices and the number of the Common Shares issuable upon the exercise of each warrant will be automatically proportionately adjusted based on the consolidation ratio selected by the Board pursuant to the warrant agreement and the related warrant certificate;

(e)        as the Company currently has an unlimited number of Common Shares authorized for issuance, the Common Share Consolidation will not have any effect on the number of Common Shares of the Company that remain available for future issuances.

Principal Reasons for the Consolidation (see page 70)

The Consolidation should enable the Company to satisfy certain minimum trading price requirements for the Common Shares to remain listed on the NASDAQ. The Board also believes that the Consolidation could result in broader interest and demand from those institutional and other investors that have internal guidelines and policies discouraging or prohibiting investments in lower priced shares.

Regulatory Approvals for Consolidation (see page 73)

In order to complete the Consolidation, regulatory approval from the TSX and NASDAQ may be required and temporary suspension of trading of the Common Shares may take place. If the special resolution is approved by the shareholders and the Board decides to implement the Consolidation before the completion of the Domestication, the Company will file articles of amendment pursuant to the OBCA to amend the articles of the Company and the Consolidation will become effective on the date shown in the certificate of amendment issued pursuant to the OBCA.

Tax Consequences of the Consolidation (see pages 71 and 72)

See “U.S. Federal Income Tax Considerations” and “Canadian Income Tax Considerations” in “Proposal 4 – Common Share Consolidation” for important information regarding tax consequences relating to the Consolidation.

Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Consolidation in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Shareholder Approval of Consolidation (see page 73)

Shareholders will be asked at the Meeting to pass a special resolution (the “Consolidation Resolution”) authorizing the Company to effect the Consolidation as described herein.

If the special resolution is approved by the shareholders, the Consolidation would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. In connection with any determination to implement the Consolidation, the Board will set the timing for such Consolidation. The Company will publicly release the timetable for the Consolidation when it is finalized. Although it is the current intention of the Board to proceed with the Consolidation, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Consolidation.

The persons named in the enclosed form of proxy intend to vote at the meeting in favor of the Consolidation Resolution. The complete text of the Consolidation Resolution is attached as Appendix A.

RISK FACTORS

An investment in shares of the Company’s common stock is subject to a number of risks. Prior to making any decision as to whether or not to vote in favor of the Domestication Resolutions and the Consolidation Resolutions, shareholders should carefully consider risk factors associated with holding shares of the Company’s common stock, the Company’s business and the industry in which it operates, together with all other information contained in this Circular, including, in particular the risk factors described below.

You should carefully consider the following factors as well as the other information contained in and incorporated by reference into this Circular, and specifically, the factors described in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, as amended. For information about the Company’s filings incorporated by reference in this Circular, see the section entitled “Where You can Find Additional Information.”

Risks relating to the Domestication

The rights of our shareholders under Ontario law will differ from their rights under Delaware law, which will, in some cases, provide less protection to shareholders following the Domestication.

Upon consummation of the Domestication, our shareholders will become stockholders of a Delaware corporation. There are material differences between the OBCA and the DGCL and our current articles and proposed charter and by-laws. For example, under Ontario law, many significant corporate actions such as amending a corporation’s articles of incorporation, certain amalgamations (other than with a direct or indirect wholly-owned subsidiary), continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements and consummating a merger require the approval of at least two-thirds of the votes cast by shareholders, whereas under Delaware law, all that is required is a simple majority of the total voting power of all of those entitled to vote on the matter. Furthermore, shareholders under Ontario law are entitled to dissent with respect to a number of extraordinary corporate actions, including an amalgamation with another unrelated corporation, certain amendments to a corporation’s articles of incorporation or the sale of all or substantially all of a corporation’s assets, whereas under Delaware law, stockholders are only entitled to appraisal rights for certain mergers or consolidations. As shown by the examples above, if the Domestication is approved, our shareholders, in certain circumstances, may be afforded less protection under the DGCL than they had under the OBCA.

The proposed Domestication will result in additional direct and indirect costs whether or not completed.

The Domestication will result in additional direct costs. We will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, franchise taxes and financial printing expenses in connection with the Domestication. The Domestication may also result in certain indirect costs by diverting the attention of our management and employees from the day-to-day management of the business, which may result in increased administrative costs and expenses.

The Domestication may result in adverse U.S. federal income tax consequences for shareholders.

U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of Common Shares may be subject to U.S. federal income tax as a result of the Domestication.

A U.S. Holder who on the day of the Domestication beneficially owns (actually or constructively) Common Shares with a fair market value of $50,000 USD or more, but less than 10% of the total combined voting power of all classes of Common Shares entitled to vote or less than 10% of the total combined value of all classes of Common Shares, generally will recognize gain (but not loss) in respect of the Domestication as if such holder exchanged its Common Shares for Akumin Delaware Common Shares in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations) attributable to the Common Shares held directly by such holder.

A U.S. Holder who on the day of the Domestication beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Common Shares entitled to vote or 10% or more of the total value of shares of all classes of stock, will generally be required to include in income, as a dividend, the “all earnings and profits amount” attributable to the Common Shares held directly by such holder.

The Company has estimated its earnings and profits for the tax years 2015, when the Company was formed, through 2021. Based on these estimates, the Company believes it has cumulative negative earnings and profits through 2021. However, there can be no assurance the IRS would agree with our earnings and profits calculations. If the IRS does not agree with our earnings and profits calculations, a shareholder may owe additional U.S. federal income taxes as a result of the Domestication. The Company intends to provide on the investor relations section of its website (https://akumin.com/investor-relations/) information regarding the Company’s earnings and profits for the years 2015 through 2021, which will be updated to include 2022 (through the date of the Domestication) once the information is available. Currently, the Company anticipates that it will not generate a positive earnings and profits in 2022 through the date of the Domestication. However, there can be no assurance that once all of the Company’s activities through the date of the Domestication are considered, the Company’s 2022 earnings and profits will remain negative.

Additionally, proposed Treasury Regulations with a retroactive effective date have been promulgated under Section 1291(f) of the Code which generally require that, a U.S. person who disposes of stock of a passive foreign investment company (“PFIC”) must recognize gain equal to the excess of the fair market value of such PFIC stock over its adjusted tax basis, notwithstanding any other provision of the Code. The Company believes that it was not a PFIC before 2022 and it does not anticipate that it will be a PFIC in 2022, but there can be no assurance that the Company will not become a PFIC in 2023. Accordingly, the Domestication will likely not be a taxable event for any U.S. Holder under the PFIC rules if the Domestication occurs during 2022. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Therefore, the IRS might not agree that the Company is not and has never been a PFIC. If the Company is considered a PFIC for U.S. federal income tax purposes, the proposed Treasury Regulations, if finalized in their current form, would generally require U.S. Holders of Common Shares to recognize gain on the deemed exchange of Common Shares for Akumin Delaware Common Shares pursuant to the Domestication unless such U.S. Holder has made certain tax elections with respect to such holder’s Common Shares. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on complex rules designed to offset the tax deferral to such holders on the undistributed earnings, if any, of the Company. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted.

Additionally, non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) of the Company’s Common Shares may become subject to withholding tax on any dividends paid on our stock subsequent to the Domestication.

All holders are strongly urged to consult a tax advisor for the tax consequences of the Domestication to their particular situation. For a more detailed description of the U.S. federal income tax consequences associated with the Domestication, see “U.S. Federal Income Tax Considerations” beginning on page 56 of this Circular.

The Domestication may give rise to Canadian corporate tax.

For purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”), the Company’s taxation year will be deemed to have ended immediately prior to it ceasing to be a resident of Canada. Immediately prior to the time of this deemed year-end, the Company will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of all such properties at that time and will be deemed to have reacquired such properties for a cost amount equal to such proceeds of disposition. The Company will be subject to income tax under Part I of the Canadian Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition. The Company will also be subject to “emigration tax” under Part XIV of the Canadian Tax Act on the amount by which the fair market value, immediately before the Company’s deemed year end, of all of its properties exceeds the total of certain of its liabilities and the paid-up capital, determined for purposes of that emigration tax, of all the issued and outstanding shares of the Company immediately before such deemed year end.

The quantum of tax payable, if any, by the Company upon the Domestication will depend upon a number of considerations including valuation of the Company’s assets, the amount of its liabilities, its shareholder composition, as well as certain Canadian tax amounts, accounts and balances of the Company, each as of the time of the Domestication. There can be no assurances that material adverse tax consequences will not result from the Domestication or the transactions completed in relation to the Domestication in Canada. In addition, it is possible that following the Domestication, the CRA may disagree with the Company’s determination of the fair market value of its properties at the relevant time or the Company’s determination of any of its tax accounts or tax attributes. As a result, the quantum of Canadian tax payable by the Company may significantly exceed the Company’s estimates. Any such adverse tax consequences could adversely affect Akumin Delaware and its share price.

It is possible that if the Board is not satisfied with the anticipated Canadian tax consequences of the Domestication, it may not proceed with the Domestication.

Risks Relating to the Consolidation

There are certain risks associated with the Consolidation.

There can be no assurance that the total market capitalization of the Common Shares of the Company (the aggregate value of all Common Shares at the then market price) immediately after the Consolidation will be equal to or greater than the total market capitalization immediately before the Consolidation. In addition, there can be no assurance that the per share market price of the Common Shares following the Consolidation will remain higher than the per share market price immediately before the Consolidation or equal or exceed the direct arithmetical result of the Consolidation. In addition, a decline in the market price of the Common Shares after the Consolidation may result in a greater percentage decline than would occur in the absence of a Consolidation, and the liquidity of the Common Shares could be adversely affected. Further, there can be no assurance that, if the Consolidation is implemented, the margin terms associated with the purchase of Common Shares will improve or that the Company will be successful in receiving increased attention from institutional investors.

Risks Relating to the Company’s Business

You should read and consider the risk factors specific to the Company’s business that will continue to affect the Company after completion of the Domestication and the Consolidation. These risks are described in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, as amended, which is incorporated by reference into this Circular, and in other documents that are incorporated by reference into this Circular.

FORWARD LOOKING STATEMENTS

This Circular and the information incorporated by reference into this Circular contains statements that may constitute “forward-looking statements” within the meaning of applicable securities legislation. These forward-looking statements include, among others, statements regarding the Company’s business strategy, plans and other expectations, beliefs, goals, objectives, information and statements about possible future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate” or similar expressions suggesting future outcomes or events. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management.

Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by such statements. Factors that could cause such differences include the Company’s exposure to and reliance on government regulation and funding, the Company’s liquidity and capital requirements, exposure to epidemic or pandemic outbreak, the highly competitive nature of the Company’s industry, and other risk factors described from time to time in the Company’s public disclosure available at www.sedar.com and www.sec.gov. These and other factors should be considered carefully and readers should not place undue reliance on the Company’s forward-looking statements. As a result of the foregoing and other factors, no assurance can be given as to any such future results, levels of activity or achievements and neither the Company nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements. The factors underlying current expectations are dynamic and subject to change.

VOTING INFORMATION

The following information provides guidance on how to vote your Common Shares.

As a shareholder of Akumin, it is very important that you read this information carefully and then vote your Common Shares, either by proxy or by attending the Meeting.

Voting by proxy means that you are giving the person or people named on your proxy form (each a “proxyholder”) the authority to vote your Common Shares for you at the Meeting, or any adjournment(s) or postponement(s) thereof. A proxy form is included in this package.

If you vote by proxy, the individuals who are named on the proxy form will vote your Common Shares for you, unless you appoint someone else to be your proxyholder.

You have the right to appoint a person or company of your choice (who need not be a shareholder) to represent you at the Meeting, other than the individuals designated in the enclosed form of proxy. If you appoint someone else, that person must complete the Request for Control Number form from our transfer agent, TSX Trust, available at https://tsxtrust.com/resource/en/75 and submit a copy by email to tsxtrustproxyvoting@tmx.com in advance of proxy cut-off. That person must then attend the virtual meeting to vote your Common Shares.

If you are voting your Common Shares by proxy, our transfer agent, TSX Trust, or other agents we appoint must receive your signed proxy form by 10:00 a.m. (Eastern time) on June 28, 2022, or, if the Meeting is adjourned or postponed, prior to 10:00 a.m. (Eastern time) on the second business day preceding the day of the Meeting. The time limit for deposit of proxies may be waived by the Chair of the Meeting in the Chair’s sole discretion without notice.

How to Vote – Registered Shareholders

You are a registered shareholder if your name appears on your share certificate or on the register maintained by our transfer agent, TSX Trust. Your proxy form indicates if you are a registered shareholder.

Voting by Proxy

Registered shareholders have four options to vote by proxy:

•    On the Internet – Go to www.voteproxyonline.com and follow the instructions on screen. You will need the 12-digit control number listed on your proxy. You do not need to return your proxy form if you vote on the Internet.

•    By Mail – Complete, sign and date the accompanying proxy form and return it in the envelope we have provided. Please see “Completing the Proxy Form” on the enclosed form for more information.

•    By Fax – Complete, sign and date the accompanying proxy form and send it by fax to 416-595-9593. Please see “Completing the Proxy Form” on the enclosed form for more information.

•    By Email – Complete, sign and date the accompanying proxy form and sending a PDF copy to tsxtrustproxyvoting@tmx.com.

If you vote by proxy, the individuals named on the enclosed proxy form will vote your Common Shares for you unless you appoint someone else to be your proxyholder.

If you are a registered shareholder and you want to appoint someone else (other than the Management nominees) to vote online at the Meeting, you must first submit your proxy indicating who you are appointing. You or your appointee must then register with TSX Trust in advance of the Meeting by emailing tsxtrustproxyvoting@tmx.com the “Request for Control Number” form, which can be found here https://tsxtrust.com/resource/en/75.

Complete, date and sign the accompanying form of proxy, and submit it in accordance with the instructions prior to the proxy cut-off time. Make sure that the person you appoint is aware that he or she has been appointed, completes and submits the Request for Control Number form, and attends the Meeting. Please see “Completing the Proxy Form” on the enclosed form for more information.

Voting at the Virtual Meeting

Registered shareholders entitled to vote at the Meeting may attend and vote at the Meeting virtually by following the steps listed below:

1.	Type in https://virtual-meetings.tsxtrust.com/1354 on your browser at least 15 minutes before the Meeting starts.

2.	Click on “I have a control number/ meeting access number”.

3.	Enter your 12-digit control number (on your proxy form) as your Username.

4.	Enter the password: akumin2022 (case sensitive).

5.

When the polls are opened, click on the “Voting” icon. To vote, simply select your voting direction from the options shown on screen and click Submit. A confirmation message will appear to show your vote has been received.

To vote Common Shares registered in the name of a corporation or other legal entity, an authorized officer or attorney of that corporation or legal entity must attend the Meeting in person (by virtual attendance). This person may have to provide proof that he or she is authorized to act on behalf of the corporation or other legal entity. Shares registered in the name of a corporation or other legal entity cannot be voted in person without adequate proof of authorization.

Changing Your Vote

If you are a registered shareholder who has already voted, you may also sign in during the Meeting and submit another vote that will override any vote you previously submitted.

You can revoke a vote you made by proxy by:

•    completing a proxy form that is dated later than the proxy form you are changing and mailing it to TSX Trust so that it is received at the address indicated before 10:00 a.m. (Eastern time) on June 28, 2022; or

•    making a request in writing to the Chair of the Meeting, at the Meeting, or any adjournment(s) or postponement(s) thereof, before any vote in respect of which the proxy has been given or taken. The written request can be from you or your authorized attorney.

How to Vote – Non-Registered Beneficial Shareholders

You are a non-registered (or beneficial) shareholder (a “Non-Registered Holder”) if your Common Shares are registered either:

a)

in the name of an intermediary such as a bank, trust company, securities dealer, trustee or administrator of self-administered RRSPs, RRIFs, RESPs and similar plans (each, an “Intermediary”) that represents the Non-Registered Holder in respect of its Common Shares; or

b)	in the name of a depository (such as CDS Clearing and Depository Services Inc.) of which the Intermediary is a participant.

In accordance with applicable laws, Non-Registered Holders who have advised their Intermediary that they do not object to the Intermediary providing their ownership information to issuers whose securities they beneficially own (“Non-Objecting Beneficial Owners,” or “NOBOs”) will receive by mail a letter from the Company with respect to the Notice of Internet Availability of Proxy. A couple of the proxy materials may be found at and downloaded from                         .

NOBOs who have standing instructions with the Intermediary for physical copies of proxy materials will receive by mail the Notice of Internet Availability of Proxy and the proxy materials.

Intermediaries are required to forward the Notice of Internet Availability of Proxy to non-registered owners who have advised their Intermediary that they object to the Intermediary providing their ownership information (“Objecting Beneficial Owners,” or “OBOs”) unless an OBO has waived the right to receive them. Often, Intermediaries will use service companies to forward proxy-related materials to OBOs. Generally, OBOs who have not waived the right to receive proxy-related materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile stamped signature), which is restricted as to the number and class of securities beneficially owned by the OBO but which is not otherwise completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the non-registered owner when submitting the proxy. In this case, the OBO who wishes to vote by proxy should otherwise properly complete the form of proxy and deliver it as specified; or

(b)

be given a voting instruction form which the Intermediary must follow. The OBO should properly complete and sign the voting instruction form and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

A Non-Registered Holder may revoke a voting instruction form or proxy which has been given to an Intermediary by written notice to the Intermediary or by submitting a voting instruction form or proxy bearing a later date in accordance with the applicable instructions. In order to ensure that an Intermediary acts upon a revocation of a proxy or voting instruction form, the written notice should be received by the Intermediary well in advance of the Meeting.

We do not have access to the names or holdings of all our Non-Registered Holders. Should a Non-Registered Holder who receives either a voting instruction form or a form of proxy wish to attend and vote at the Meeting in person (or have another person attend and vote on behalf of the Non-Registered Holder), the Non-Registered Holder should follow the instructions contained on the voting instruction form or form of proxy within the time periods specified and appoint themselves (or another person to vote on their behalf). Non-registered shareholders who wish to attend the virtual meeting will need to appoint themselves in advance of proxy cut-off, complete the Request for Control Number form (https://tsxtrust.com/resource/en/75) and submit a copy of the form to tsxtrustproxyvoting@tmx.com. TSX Trust will provide them with a unique control number the appointee can use to log in. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediaries and service companies. If you are a Non-Registered Holder and have not received a package containing a voting instruction form or form of proxy, please contact your Intermediary.

Distribution of Proxy Materials to Non-Objecting Beneficial Owners

The Notice of Internet Availability of Proxy is being sent to both registered and non-registered owners of the securities using notice and access pursuant to applicable laws. Electronic copies of the proxy materials may be found and downloaded from https://virtual-meetings.tsxtrust.com/1354. If you are a NOBO, and the Company or its agent has sent the Notice of Internet Availability of Proxy directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf.

The Company (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Notice of Internet Availability of Proxy to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

Completing the Proxy Form

You can choose to vote “For”, “Against” or “Withhold”, depending on the items listed on the proxy form.

When you sign the proxy form, you authorize the directors and officers of the Company who are named in the proxy form to vote your Common Shares for you at the Meeting, unless you have appointed someone else to act as your proxy. Your Common Shares represented by the proxy will be voted or withheld from voting in accordance with your instructions on any ballot that may be called for and, if you specify a choice with respect to any matter to be acted upon, your Common Shares shall be voted accordingly. If you return your proxy form and do not tell us how you want to vote your Common Shares, your vote will be counted: (a) FOR electing the nominee directors who are listed in the Circular, (b) FOR appointing Ernst & Young LLP as auditors, (c) FOR the Domestication Resolution, and (d) FOR the Consolidation Resolution.

If you are appointing someone else to vote your Common Shares for you at the Meeting, strike out the two names of the individuals on the proxy form and write the name of the person voting for you in the space provided. If you do not specify how you want your Common Shares voted, your proxyholder will vote your Common Shares as he or she sees fit on each item and on any other matter that may properly come before the Meeting. Recall that for a proxyholder to vote at the meeting, you or your proxyholder will need to complete the Request for Control Number form from our transfer agent, TSX Trust, available at https://tsxtrust.com/resource/en/75 and submit a copy by email to tsxtrustproxyvoting@tmx.com in advance of proxy cut-off.

If you are an individual shareholder, you or your authorized attorney must sign the form. If you are a corporation or other legal entity, an authorized officer or attorney must sign the form.

If you need help completing your proxy form, please contact TSX Trust’s Investor Services within Canada and the United States toll-free at 1-866-600-5869, and from all other countries, at 1-416-342-1091, or by email at tsxtis@tmx.com.

Additional Voting Information

You have one vote for each Common Share you held as at the close of business on May 16, 2022. As at the close of business on the date of this circular, 89,516,513 Common Shares were entitled to be voted at the Meeting.

The election of directors and the appointment of auditors will each be determined by a majority of votes cast at the Meeting by proxy or in person. The Domestication Resolution and the Consolidation Resolution each require approval by the affirmative vote of not less than two thirds of the votes cast at the Meeting by proxy or in person. Under the articles of the Company (the “Articles”), if there is a tie, the Chair of the Meeting does not cast the deciding vote.

TSX Trust will count and tabulate the votes for the Company.

For general shareholder enquiries, you can contact the transfer agent:

•    by mail at:

TSX Trust Company

Attention: Proxy Department

100 Adelaide Street West, Suite 301

Toronto ON M5H 4H1;

•    by telephone within Canada and the United States toll-free at 1-866-600-5869, and from all other countries, at 1-416-342-1091;

•    by fax at 416-595-9593; or

•    by email at tsxtis@tmx.com.

Record Date, Quorum and Votes Necessary to Pass Resolutions

Each shareholder of record at the close of business on May 16, 2022 (the “Record Date”) is entitled to vote at the Meeting the Common Shares registered in his or her name on that date. The quorum for any meeting of shareholders is two who are, or who represent by proxy, shareholders who, in the aggregate, hold at least one third of the Common Shares entitled to be voted at the Meeting.

Pursuant to the Business Corporations Act (Ontario) (“OBCA”) and our Articles, a simple majority of the votes cast at the Meeting (by person or proxy) is required to pass an ordinary resolution, and the affirmative vote of not less than two thirds of the votes cast at the Meeting (by person or proxy) is required to pass a special resolution.

At the Meeting, shareholders will be asked to consider and, if thought advisable, to: (a) pass an ordinary resolution to elect directors to the board of directors; (b) pass an ordinary resolution to appoint auditors for the ensuing year or until a successor is appointed by the Board and to authorize the members of the Audit Committee of the Company to fix such auditor’s remuneration; (c) pass a special resolution authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed therewith, to implement the Domestication and file a certificate of corporate domestication and a related certificate of incorporation of Akumin Inc. as the successor to the Company incorporated under the DGCL; and (d) pass a special resolution authorizing the Board, in its sole discretion, to consolidate the Common Shares on the basis of a consolidation ratio of one new Common Share for up to every four old Common Shares, to be determined at the Board’s discretion, and to amend the Company’s articles if required.

BUSINESS OF THE MEETING

To the knowledge of the board of directors of the Company (the “Board”) and management of the Company, the only matters to be brought before the Meeting are those set out in the accompanying Notice and more particularly detailed below.

Election of Directors

You will be electing a Board of eight members. Please see “Proposal 1 – Election of Directors” in this Circular for more information. Directors appointed at the Meeting will serve, subject to our Articles and the OBCA, until the end of the next annual shareholder meeting. All of the individuals who have been nominated as directors are currently members of the Board. Each director elected will hold office until the close of the next annual meeting of shareholders, unless prior thereto he or she resigns or his or her office becomes vacated by reason of death or other cause, or until their successors are elected or appointed.

If you do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the Meeting FOR the election as directors of the nominee directors named in this Circular.

Appointment of Auditors

The Board recommends that Ernst & Young LLP be reappointed as auditors and that the Audit Committee of the Board be authorized to fix such auditor’s remuneration. The auditors will serve until the end of the next annual shareholder meeting or until a successor is appointed by the Board. Ernst & Young LLP were first appointed auditors of the Company on December 2, 2019.

Information concerning the fees paid to the auditors of the Company may be found in our most recent annual report filed on Form 10-K/A filed with the SEC on April 11, 2022 under the heading “Item 14: Principal Accountant Fees and Services”, which is available at www.sedar.com and www.sec.gov.

If you do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the Meeting FOR the appointment of Ernst & Young LLP as our auditors until the next annual meeting or until a successor is appointed by the Board, and authorization of the Audit Committee of the Board to fix Ernst & Young LLP’s remuneration.

Domestication

The Board believes it to be in the Company’s best interests and in the best interests of its shareholders, to have discretion to change the jurisdiction of incorporation of the Company from the province of Ontario to the State of Delaware (the “Domestication”) pursuant to a “continuance” effected in accordance with Section 181 of the Ontario Business Corporations Act (“OBCA”), also referred to as a “domestication” under Section 388 of the General Corporation Law of the State of Delaware (“DGCL”). Shareholders are being asked to consider and, if thought fit, to pass a special resolution (the “Domestication Resolution”) authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed therewith, to implement the Domestication and file a certificate of corporate domestication and a related certificate of incorporation of Akumin Inc. as the successor to the Company incorporated under the DGCL.

If the Domestication Resolution is approved by the shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

If the Domestication Resolution is approved by the shareholders and the Board so determines to proceed with the Domestication, the Domestication will be effective on the date set forth in the certificate of corporate domestication and the certificate of incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, the Company will be subject to the certificate of incorporation filed in Delaware.

If you do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the Meeting FOR the Domestication Resolution.

Consolidation

The Board believes, for the reasons listed below, that a consolidation of the current number of outstanding Common Shares may be of benefit to the Company. Shareholders are being asked to consider and, if thought fit, to pass a special resolution (the “Consolidation Resolution”) authorizing the Board, in its sole discretion, to consolidate the Common Shares on the basis of a consolidation ratio of one new Common Share for up to every four old Common Shares (the “Consolidation”), to be determined at the Board’s discretion, and to amend the Company’s articles accordingly. Notwithstanding approval of the Consolidation Resolution by shareholders of the Company, the Board may, in its sole discretion, abandon the Consolidation Resolution without further approval or action by or prior notice to shareholders. Prior to making any necessary amendment to the Company’s articles to effect the Consolidation, the Company shall first be required to obtain any and all applicable regulatory and relevant stock exchange approvals.

If you do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the Meeting FOR the Consolidation Resolution.

Other Business

We will consider any other business that may properly come before the Meeting. As of the date of this Circular, we are not aware of any changes to the items above or any other business to be considered at the Meeting. If there are changes or new items, your proxyholder can vote your Common Shares on these items as he or she sees fit. If any other matters properly come before the Meeting, it is the intention of the persons named in the form of proxy to vote in respect of those matters in accordance with their best judgment.

PROPOSAL 1 — ELECTION OF DIRECTORS

Majority Voting Policy

In accordance with the requirements of the Toronto Stock Exchange (“TSX”), our Board has adopted a “Majority Voting Policy” to the effect that a nominee for election as a director who does not receive a greater number of votes “for” than votes “withheld” in an election shall tender his or her resignation to the Chair promptly following the meeting of shareholders at which such votes are cast. Our Governance Committee will consider such tendered resignation and make a recommendation to our Board whether to accept it or not. Our Board will promptly accept the resignation unless it determines, in consultation with our Governance Committee, that there are exceptional circumstances that should delay the acceptance of the resignation or justify rejecting it. Our Board will make its decision and announce it in a press release within 90 days following the meeting of shareholders. A director who tenders a resignation pursuant to the Majority Voting Policy will not participate in any meeting of our Board or our Governance Committee at which the resignation is considered.

Nominees

The Articles provide that the Board shall consist of a minimum of three and a maximum of ten directors, with the actual number to be determined from time to time by the Board. The Board has determined that, at the present time, there will be eight directors, each of whom is to be elected at this Meeting. Each director will hold office until the end of the next annual meeting of shareholders, unless prior thereto he or she resigns or his or her office becomes vacated by reason of death or other cause, or until their successors are elected or appointed.

All nominees have established their eligibility and willingness to serve as directors. If, prior to the Meeting, any of the listed nominees become unable or unavailable to serve, proxies will be voted for any other nominee or nominees at the discretion of the proxyholder. As of the date hereof, management of the Company does not expect that any of the nominees will be unable to serve as a director. However, if for any reason at the time of the Meeting any of the nominees are unable to serve, and unless otherwise specified, it is intended that the persons designated in the form of proxy will vote in their discretion for a substitute nominee or nominees.

The following sets out certain information regarding each of the nominee directors:

THOMAS (TOM) DAVIES Director Age: 63 Ontario, Canada Director Since: 2017 Independent	Present Principal Occupation and Positions Held during the Preceding Five Years(3)

Thomas Davies was appointed to the Board in March 2017. He is a CPA with broad experience in real estate development, finance and administration, as well as mergers and acquisitions. In his various roles, including, since July 2006, his principal occupation as Executive Vice President at the Remington Group, Mr. Davies has been directly responsible for successfully initiating and negotiating more than $100 million of real estate development and other business opportunities. Mr. Davies has served as President of Weston Modular Industries Ltd., a manufacturing company, since 2006; President of 1355065 Ontario Limited, a holding and investment company, since 1999; President of 1259429 Ontario Limited, a company that provides consulting, business, advisory and management services, since 1997; President of 1075280 Ontario Limited, a company that provides consulting, business, advisory and management services, since 1994; and President of 942814 Ontario Ltd., a holding and investment company, since 1991. From September 1996 until October 1998, he served as Chief Financial Officer of Canadian Medical Laboratories Limited, where he gained public company experience including executive compensation matters. He obtained his Bachelor of Commerce degree from the University of Toronto. Our Board believes Mr. Davies’ business experience qualifies him to serve on our Board.

Board/ Committee Membership(1)	Meeting Attendance(2)
Board Audit Committee (Chair) Compensation Committee Governance Committee	14/14 (100.0%)

Securities Held
Common Shares 262,316	Consists of (i) 27,333 Common Shares held directly by Mr. Davies and (ii) 234,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.
STANLEY (STAN) DUNFORD Director, Chairman Emeritus Age: 73 Ontario, Canada Director Since: 2017 Independent	Present Principal Occupation and Positions Held during the Preceding Five Years(3)

Stan Dunford has served as a director of the Company since March 2017. Mr. Dunford has served as President and director of Republic Live Inc. since December 2011. Mr. Dunford has significant experience in the development, management and stewardship of companies, including: having served as the Chairman and Chief Executive Officer of Contrans Group Inc. (formerly Contrans Income Fund) from 1988 until its sale in 2014; as the Chairman, Chief Executive Officer and sole proprietor at Peterbilt of Ontario Inc., which owned and operated all of the Peterbilt truck dealerships in Ontario until it’s sale in 2014; as a director at Waterloo Brewing Ltd. (formerly Brick Brewing Co. Ltd.) since June 2008; as a former director of the Ontario Trucking Association; and as a director TransForce Inc. from April 2015 to April 2016. Our Board believes Mr. Dunford’s experience working with companies and serving as a director qualifies him to serve on our Board.

Board/ Committee Membership(1)	Meeting Attendance(2)
Board (Chairperson Emeritus)	4/6 (66.7%)
Securities Held
Common Shares 5,521,611

Consists of (i) 26,703 Common Shares held directly by Mr. Dunford, (ii) 5,162,135 Common Shares held directly by Floyd Dunford Limited, an Ontario Corporation of which Mr. Dunford is the sole controlling holder, (iii) 97,790 Common Shares held directly by Dunford Marine Holdings LP, an Ontario limited partnership of which Mr. Dunford is the sole controlling holder, and (iv) 234,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares. Mr. Dunford has pledged 5,162,135 common shares to a financial institution.

HAICHEN (DELPHINO) HUANG

Director

Age:28

London, United Kingdom

Director Since: 2021

Not Independent. Mr. Huang is not independent by virtue of the fact that he serves as a nominee of Thaihot Investment Co., Ltd., which is a significant shareholder of the Company.

Present Principal Occupation and Positions Held during the Preceding Five Years(3)

Haichen Huang was appointed to the Board after the Alliance Acquisition closed in September 2021. Mr. Huang has been the owner and director of Dolphin Image Studios, a film production company based in Winter Haven, Florida, since 2018 and Dolphragon, an independent film production and financing company based in London, England, since 2019. He also serves as the Creative Director for Dolphragon. Mr. Huang has a Bachelor of Fine Arts from London Met Film School in London, England, a Master of Arts from Full Sail University in Winter Park, Florida, and a Bachelor of Arts from Newcastle University in Newcastle upon Tyne, England. Our Board believes Mr. Huang’s management and communication skills qualify him to serve on our Board.

Board/Committee Membership(1)	Meeting Attendance(2)
Board	2/3 (66.7%)
Securities Held
Common Shares(4) —	Mr. Huang owns less than 1%.

MURRAY LEE Director, Lead Director Age: 62 Alberta, Canada Director Since: 2017 Independent	Present Principal Occupation and Positions Held during the Preceding Five Years(3)

Murray Lee has served as a director of the Company since March 2017. He graduated in 1983 with a Masters of Accounting (Tax) degree from Brigham Young University. After graduating, Mr. Lee moved to Dallas, Texas where he worked for five years as a Certified Public Accountant before re-locating to Calgary, Canada where he focused exclusively on Canada/U.S. cross-border transactions. Before retiring in June 2014, Mr. Lee spent 20 years as a partner of two different “big four” accounting firms, establishing and leading their Canada/U.S. cross-border tax practices, which included a three year role as human resources leader for a tax practice consisting of approximately 100 personnel. He has assisted both large and small clients in all aspects of Canada/U.S. taxation including reorganizations, mergers and acquisitions, cross-border financing and cross border initial public offerings. Since retiring from his tax accounting practice, Mr. Lee has been engaged in a variety of entrepreneurial ventures, including as a principal in a hospitality venture and authoring a book on personal finance. Our Board believes Mr. Lee’s 20 years of experience as a partner at accounting firms qualifies him to serve on our Board.

Board/Committee Membership(1)	Meeting Attendance(2)
Board Audit Committee Compensation Committee (Chair) Governance Committee (Chair) Compliance Committee	14/14 (100.0%)
Securities Held
Common Shares 266,816

Consists of (i) 177,333 Common Shares held directly by Mr. Lee, (ii) 4,500 common shares held by trusts for the benefit of Mr. Lee’s family, of which Mr. Lee is a trustee and has sole voting and dispositive power with respect to such shares, and (iii) 84,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

PAUL VIVIANO Director Age: 69 Huntington Beach, California Director since: 2021 Independent	Present Principal Occupation and Positions Held during the Preceding Five Years(6)

Paul Viviano is a health care leader and a prominent national advocate for child health care. For more than three decades, he has led academic health care systems, nonprofit community health care organizations and for-profit health care services providers that have delivered excellence in clinical care, research and medical education. Mr. Viviano joined Children’s Hospital Los Angeles in late 2015 as President and Chief Executive Officer as well as a member of the Board of Directors and the Foundation Board of Trustees, positions he continues to hold. Prior to joining CHLA, Viviano served as the President and Chief Executive Officer of UC San Diego Health System and Associate Vice Chancellor of UC San Diego Health Sciences. Prior to UCSD, Mr. Viviano served as Chairman of the Board and CEO of Alliance. Mr. Vivano continually served as a Director for Alliance, including as the Chairman of its Compensation and Special Committees, until Alliance was acquired by the Company. Mr. Viviano was appointed to the Board in November 2021. Mr. Viviano earned his bachelor’s degree at the University of California, Santa Barbara and master’s degree in public administration-public health at the University of California, Los Angeles. Our board believes Mr. Viviano’s industry experience qualifies him to serve on our Board.

Board/Committee Membership(1)	Meeting Attendance(2)
Board Compliance Committee (Chair)	2/2 (100.0%)

Securities Held
Common Shares —	Mr. Viviano owns less than 1%.
JAMES WEBB Director Age: 62 Texas, United States Director Since: 2017 Independent	Present Principal Occupation and Positions Held during the Preceding Five Years(3)

James Webb has served as a director of the Company since August 2017. He founded Preferred Medical Imaging, LLC (“PMI,” now Akumin Imaging Texas, LLC, a subsidiary of the Company) with two other partners in 2000. Since the sale of PMI in August 2017, Mr. Webb founded 16 Capital Holdings, LLC and its subsidiary, Maverick Fitness Holdings, which operated 33 OrangeTheory fitness centers in the North Texas area. That business was sold to a private equity group in 2019. Over the past five years, Mr. Webb has been involved in a number of entrepreneurial ventures, including as the founder and Chief Executive Officer of Paradigm Development Holdings, LLC, which owns franchise rights for BeBalanced Centers, a non-medical, holistic women’s weight loss business, for a large portion of Texas and operates BeBalanced Centers in Texas. Mr. Webb also operates an angel investment fund that has minority investments in over 30 companies in diverse industries such as personal protective equipment (“PPE”) distribution and manufacturing, beverage consumer products, and information technology. Mr. Webb began his career as a registered radiologic technologist and holds a Master’s degree in Health Administration. Our Board believes Mr. Webb’s experience owning and working in several diagnostic imaging companies along with his seasoned business experience qualifies him to serve on our Board.

Board/Committee Membership(1)	Meeting Attendance(2)
Board Audit Committee Compensation Committee Governance Committee	11/14 (78.6%)
Securities Held
Common Shares 1,998,861

Consists of (i) 27,333 Common Shares held directly by Mr. Webb, (ii) 300,000 Common Shares held by LK Family Limited Partnership, of which Mr. Webb exercises voting rights and has the right to dispose of such shares, (iii) 1,586,545 Common Shares held directly by Laurel Enterprises, LLC, of which Mr. Webb exercises voting rights and has the right to dispose of such shares, and (iv) 84,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

JAMES WYPER Director Age: 32 New York, New York Director since: 2021 Not Independent. Mr. Wyper is not independent by virtue of his position with Stonepeak, a significant shareholder of the Company	Present Principal Occupation and Positions Held during the Preceding Five Years(6)

James Wyper was appointed to the Board in November 2021. He has served as Senior Managing Director with Stonepeak Infrastructure Partners (“Stonepeak”), where he is responsible for leading investments across the healthcare, transportation and logistics sectors, since January 2020. Mr. Wyper served as a Managing Director of Stonepeak from January 2018 to January 2020 and as a Principal with Stonepeak from on or about January 2015 to January 2018. Mr. Wyper presently sits on the boards of Lineage Logistics, TRAC Intermodal, Oregon Trail Ventures, Venture Global Calcasieu Pass, Lonestar Holdings, Fortbrand Services and is a former director of Tidewater Holdings, Golar Power Ltd. and the Carlsbad Desalination Project. Mr. Wyper holds a Bachelor of Arts in Economics from Yale University.

Board/Committee Membership(1)	Meeting Attendance(2)
Board	2/2 (100.0%)

Securities Held
Common Shares(5) —	Mr. Wyper owns less than 1%.

RIADH ZINE-EL-ABIDINE (ZINE)

Director, Chairman, and Chief Executive Officer

Age: 50

Ontario, Canada

Director Since: 2014

Not Independent. Mr. Zine is not independent by virtue of his executive position with the Company.

Present Principal Occupation and Positions Held during the Preceding Five Years(3)

Riadh Zine has served as a director of the Company since its amalgamation in August 2015. Since March 2022, Mr. Zine has served as sole Chief Executive Officer of the Company. From September 2021 to March 2022, Mr. Zine served as Chairman of the Company’s board of directors (the “Board”) and Co-Chief Executive Officer of the Company. Mr. Zine served as President and Chief Executive Officer of the Company from October 2014 to September 2021. He is also the co-founder of Roadmap Capital Inc., a technology venture capital firm with more than $150 million in assets under management. From August 1999 to January 2013, Mr. Zine was a Managing Director in Global Investment Banking at a leading Canadian investment bank, where he was responsible for providing strategic and financial advice to many of Canada’s largest corporations, entrepreneurs and private equity firms. He has over 15 years of experience executing public or private equity and debt financings, as well as mergers and acquisitions for a wide range of Canadian companies in the consumer, retail, healthcare, transportation and industrials sectors. Mr. Zine also worked at a leading Canadian bank on a number of strategic projects. Mr. Zine holds a M.Sc. in Financial Engineering from École des Hautes Études Commerciales, University of Montréal. Our Board believes Mr. Zine’s experience as our Chief Executive Officer, combined with his industry knowledge and experience in the healthcare sector qualifies him to serve on our Board.

Board/Committee Membership(1)	Meeting Attendance(2)
Board (Chairman)	6/6 (100.0%)
Securities Held
Common Shares 6,883,976

Consists of (i) 4,566,888 Common Shares held directly by Mr. Zine, (ii) 50,000 Common Shares held through a registered retirement savings plan, and (iii) 2,267,088 common shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares

(1)	The director is currently a member of the Board and/or Board committees noted.
(2)	Attendance figures reflect Board and Board committee meetings held for the period between January 1, 2021 and December 31, 2021.
(3)	The information as to principal occupations, not being within the direct knowledge of the Company, has been furnished by the respective director nominee.
(4)	14,223,570 Common Shares are held by Thaihot Investment Co., Ltd., who has nominated Mr. Huang as its nominee to the Board.
(5)	20,614,093 Common Shares are held by Stonepeak, who has nominated Mr. Wyper as its nominee to the Board.

As at the date of this Circular, to the Company’s knowledge, the current directors of the Company, as a group, beneficially own, directly or indirectly, or exercise control or direction over, 14,933,580 Common Shares, representing approximately 16.16% of the issued and outstanding Common Shares (including Common Shares issuable to the directors within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares). No single director of the Company, current or proposed, holds Common Shares carrying 10% or more of the voting rights attached to the voting securities of the Company.

Cease Trade Orders

To the knowledge of the Company and based upon information provided by the proposed director nominees, other than as set out below, none of the proposed director nominees is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Company) that, while such person was acting in that capacity (or after such person ceased to act in that capacity but resulting from an event that occurred while that person was acting in such capacity), was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the company access to any exemption under securities legislation, in each case, for a period of more than 30 consecutive days.

On August 20, 2021, the Ontario Securities Commission (the “OSC”) granted a management cease trade order (“MCTO”) restricting the trading in or the acquisition of securities of the Company by the Chief Executive Officer and Chief Financial Officer upon request of the Company following the Company’s determination that it was not in a position to file its interim financial report for the quarter ended June 30, 2021 along with the related management’s discussion and analysis and CEO and CFO certificates (collectively, the “Required Reports”) by the reporting deadline of August 16, 2021.

On October 12, 2021, the Company announced that for the period ended June 30, 2021, in conjunction with performing its period-end review of accounts receivable and performing additional review of historical collection rates using its enhanced reporting and analytics tools, the Company identified issues in the recording of write-offs and cash collections on acquired accounts receivable balances impacting current and prior periods. In addition, during the review the Company noted that estimates of historical implicit price concessions and expected collection rates were not reflective of the actual cash collections which were occurring and the Company determined that a material change to historical implicit price concessions recorded as at January 1, 2019, December 31, 2019 and December 31, 2020 is required. Under ASC 250, Accounting Changes and Error Corrections, this change is considered an error for accounting purposes and thus a restatement of (i) the Company’s annual financial statements for the period ended December 31, 2020 and December 31, 2019, and (ii) the Company’s interim financial statements for the period ended March 31, 2021, in each case together with their related management’s discussion and analysis (collectively, the “Restated Filings”), will be required, which Restated Filings will also account for certain adjustments for the tax impact of these changes, previously uncorrected immaterial misstatements, and other items impacted by the correction of the error. Although the quantum of the adjustments is still being finalized, it is currently expected that the changes in the Restated Filings will result in an accounts receivable balance as at June 30, 2021 of between $65.0 million and $70.0 million as compared to Akumin’s previously reported March 31, 2021 accounts receivable balance of $95.9 million.

In addition to the foregoing, while integrating the accounting policies and procedures of the Company and Alliance in connection with the Company’s acquisition of Alliance on September 1, 2021, the Company identified certain differences in recording the capitalization, as opposed to the repair and maintenance expense, of components that are replaced when equipment is repaired. As the Company remains in the process of finalizing the Required Reports and Restated Filings, the Company also intends to reflect any further adjustments resulting from the review of the accounting treatment of these components prior to being in a position to file the Required Reports and Restated Filings, which work remains ongoing. Although the Company’s review of the impact of these changes remains preliminary, any adjustments related to such review would be expected to be reflected as an adjustment to the net book value of property and equipment and additional repairs and maintenance costs which are included in operating expenses.

Akumin filed all continuous disclosure materials required by applicable Ontario securities laws as of December 13, 2021. As a result, the MCTO issued by the OSC on August 20, 2021 was revoked in accordance with its terms on December 15, 2021.

Bankruptcies

To the knowledge of the Company and based upon information provided by the proposed director nominees, except as described below, none of the proposed director nominees:

a)    is, as at the date of this Circular, or has been within 10 years before the date of the Circular, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

b)    has, within the last 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

Our CEO was a director of Peraso Technologies Inc., an Ontario private company, which filed for creditors protection on June 3, 2020 under the Companies’ Creditors Arrangement Act (“CCAA”) to restructure its affairs. Peraso Technologies Inc. came out of protection under the CCAA on November 2, 2020 and subsequently completed a reverse-take over with a Nasdaq listed entity in 2021.

Securities Penalties or Sanctions

To the knowledge of the Company and based upon information provided by the proposed director nominees, none of the proposed director nominees has been subject to: (a) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (b) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

Executive Officers

The following table sets forth information concerning our current executive officers (other than our Chief Executive Officer), including their ages, as of the date of this Circular.

Name	Age	Position
William Larkin	52	Chief Financial Officer
Rohit Navani	46	Executive Vice President and Chief Transformation Officer
Matthew Cameron	40	Chief Legal Officer and Corporate Secretary
Gina Bonica-Delgado	45	General Counsel, Chief Risk Officer and Assistant Secretary
Paul Nelis	54	Chief Information Officer

William Larkin has served as Chief Financial Officer of the Company since the acquisition of Alliance HealthCare Services, Inc. (“Alliance”) closed on September 1, 2021 (the “Alliance Acquisition”). He joined Alliance in June 2019 as Executive Vice President & Chief Financial Officer. Mr. Larkin’s experience spans a diverse set of corporate environments ranging from entrepreneurial startups, high growth midcaps and mature multi-billion enterprises. Prior to joining Alliance, he served as Chief Financial Officer of SouthWest Dealer Services Inc. from October 2016 to March 2019. Mr. Larkin began his career as a CPA with Deloitte & Touche and is a veteran of the US Army; he has a B.S. in Accounting from the University of Southern California.

Rohit Navani has served as the Executive Vice President and Chief Transformation Officer of the Company since October 2014. Prior to joining the Company, Mr. Navani was a partner in the integration and divestiture advisory practice of an international accounting firm. He has over fifteen years’ experience providing a suite of M&A services to private equities and strategic companies globally, from emerging businesses to Fortune 50 leaders. Mr. Navani has extensive experience executing separations and integrations. His responsibilities on transactions have included leading integration and separation management offices and functional leadership roles in finance and accounting, information technology, supply chain, day one readiness, communications, organizational development and human resources activities. Mr. Navani holds a Bachelor of Science degree in Accounting from Binghamton University, USA.

Matthew Cameron has served as Chief Legal Officer and Corporate Secretary since September 2021. Prior to being appointed to those positions, Mr. Cameron served as Senior Vice President and General Counsel since he joined the Company in March 2018. Before joining the Company, Mr. Cameron worked for approximately ten years as a corporate lawyer with leading Canadian law firms, specializing in domestic and international mergers & acquisitions, financing, securities and corporate and commercial law across a broad range of industries including among others healthcare, energy, retail and manufacturing. Mr. Cameron is a member of the Law Society of Ontario, holds a Bachelor of Laws from Dalhousie University, Canada and a Bachelor of Civil Laws from University of Ottawa, Canada.

Gina Bonica-Delgado has served as the General Counsel, Chief Risk Officer and Assistant Secretary of the Company since the Alliance Acquisition closed in September 2021. Ms. Bonica-Delgado served as General Counsel and Chief Compliance Officer of Alliance from September 2020 to September 2021, Deputy General Counsel and Chief Compliance Officer of Alliance from May 2019 to September 2020, and Associate General Counsel of Alliance from September 2012 to May 2019. Prior to joining Alliance, Ms. Bonica-Delgado was a litigator and partner in the law firm, Kurland, Bonica & Associates. She also served as a special investigator for One Beacon Insurance investigating insurance fraud and as a prosecutor in the Kings County District Attorney’s office in Brooklyn, New York. She has experience counseling organizations on regulatory issues affecting health care entities as well as litigation, insurance, risk, privacy, human resources and other legal matters. She received a Bachelor of Arts in 1998 from State University of New York at Albany and obtained a Juris Doctorate Degree in law at New England School of Law in Boston, MA in 2001. She was admitted to the New York State Bar in 2004.

Paul Nelis has served as Chief Information Officer of the Company since January 2022. With more than 30 years’ experience in information technology (IT), Mr. Nelis has performed or led teams in performing all aspects of IT Services Delivery for organizations. Prior to joining the Company, Mr. Nelis served as Senior Principal Consultant for Maven Wave Partners, LLC, a digital transformation consulting firm, since at least 2016.

Family Relationships

There are no family relationships among our directors or executive officers.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our Common Shares as of May 17, 2022 by (i) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Shares, (ii) each of our directors and named executive officers, and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. To our knowledge, except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

Applicable percentage ownership is based on 89,516,513 Common Shares outstanding as of May 17, 2022. Unless otherwise indicated, the address for each listed stockholder is: 8300 W. Sunrise Boulevard, Plantation, Florida 33322.

	Common shares beneficially owned
Name and address of beneficial owner	Number	Percentage
5% stockholders:
Nantahala Capital Management, LLC(1)	6,320,740	7.06%
SCW Capital Management, LP(2)	11,419,908	12.76%
Stonepeak Magnet Holdings LP(3)(4)	20,614,093	19.33%
Thaihot Investment Co., LTD(5)	14,223,570	15.89%
Directors and named executive officers:
Rohit Navani(6)	1,721,393	1.90%
Matthew Cameron(7)	218,409	*
Riadh Zine(8)	6,883,976	7.50%
Stanley Dunford(9)	5,521,611	6.15%
James Webb(10)	1,998,861	2.23%
Murray Lee(11)	266,816	*
Thomas Davies(12)	262,316	*
James Wyper	—	*
Paul Viviano	—	*
Haichen Huang	—
All executive officers and directors as a group (14 persons)	16,974,382	18.17%

*	Represents less than 1%.
(1)

Wilmot B. Harkey and Daniel Mack are the managing members of Nantahala Capital Management, LLC and, as such, may be deemed to be the beneficial owners of the Common Shares. The address for Nantahala Capital Management, LLC is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(2)

SCW Capital, LP, SCW Capital QP, LP, SCW Single-Asset Partnership, LP, SCW Single-Asset Partnership QP, LP (together, the “Funds”), Robert N. Cathey, G. Stacy Smith and John R. Wagner are the record and direct beneficial owners of the Common Shares. SCW Capital Management, LP serves as investment manager to, and may be deemed to beneficially own securities owned by, each of the Funds. Trinity Investment Group, LLC serves as general partner to, and may be deemed to beneficially own securities owned by, each of the Funds and SCW Capital Management, LP. The address for SCW Capital Management, LP is 3131 Turtle Creek Blvd., Suite 302, Dallas, Texas 75219.

(3)

Stonepeak Magnet Holdings LP, Stonepeak Associates IV LLC, Stonepeak Associates IV LLC, Stonepeak GP Investors Manager LLC and Michael Dorrell are the record and direct beneficial owners of the Common Shares. Stonepeak Associates IV LLC is the sole general partner of Stonepeak Magnet Holdings LP. Stonepeak GP Investors IV LLC is the sole member of Stonepeak Associates IV LLC. Stonepeak GP Investors Manager LLC is the managing member of Stonepeak GP Investors IV LLC. Mr. Dorrell is the managing member of Stonepeak GP Investors Manager LLC. The address for SCW Capital Management, LP is 55 Hudson Yards, 550 W. 34th Street, 48th Floor, New York, New York 10001.

(4)	Includes 17,114,093 Common Shares that Stonepeak Magnet Holdings LP has the right to acquire pursuant to the exercise of warrants.
(5)	The address for Thaihot Investment Co., LTD is 18201 Von Karman Avenue, #600, Irvine, CA 92612.
(6)

Consists of (i) 847,619 Common Shares held directly by Mr. Navani, (ii) 1,374 Common Shares held in a 401(k) plan, and (iii) 872,400 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

(7)

Consists of (i) 45,100 Common Shares held directly by Mr. Cameron, (ii) 25,000 Common Shares held through a registered retirement savings plan, (iii) 1,409 Common Shares held in a 401(k) plan, and (iv) 146,900 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

(8)

Consists of (i) 4,566,888 Common Shares held directly by Mr. Zine, (ii) 50,000 Common Shares held through a registered retirement savings plan, and (iii) 2,267,088 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

(9)

Consists of (i) 26,703 Common Shares held directly by Mr. Dunford, (ii) 5,162,135 Common Shares held directly by Floyd Dunford Limited, an Ontario Corporation of which Mr. Dunford is the sole controlling holder, (iii) 97,790 Common Shares held directly by Dunford Marine Holdings LP, an Ontario limited partnership of which Mr. Dunford is the sole controlling holder, and (iv) 234,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares. Mr. Dunford has pledged 5,162,135 Common Shares to a financial institution.

(10)

Consists of (i) 27,333 Common Shares held directly by Mr. Webb, (ii) 300,000 Common Shares held by LK Family Limited Partnership, of which Mr. Webb exercises voting rights and has the right to dispose of such shares, (iii) 1,586,545 Common Shares held directly by Laurel Enterprises, LLC, of which Mr. Webb exercises voting rights and has the right to dispose of such shares, and (iv) 84,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

(11)

Consists of (i) 177,333 Common Shares held directly by Mr. Lee, (ii) 4,500 Common Shares held by trusts for the benefit of Mr. Lee’s family, of which Mr. Lee is a trustee and has sole voting and dispositive power with respect to such shares, and (iii) 84,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

(12)	Consists of (i) 27,333 Common Shares held directly by Mr. Davies and (ii) 234,983 Common Shares issuable within 60 days of May 17, 2022 upon exercise of stock options to purchase Common Shares.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	7,709,152	$1.87	1,193,547
Equity compensation plans not approved by security holders	—	—	—
Total	7,709,152	$1.87	1,193,547

(1)	Total reflects outstanding stock options and RSUs granted pursuant to our Option Plan and RSU Plan.
(2)	The weighted-average exercise price does not reflect the Common Shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

Certain Relationships and Related Transactions

On September 1, 2021, the Company acquired all of the issued and outstanding common stock of Thaihot Investment Company US Limited, which owned 100% of the common stock of Alliance, from Thaihot Investment Co., Ltd. (the “Seller”) for a total purchase price of $820.0 million subject to customary working capital and other adjustments. After applying working capital and other adjustments, the total purchase price recognized for accounting purposes was $785.6 million. As a result of the Alliance Acquisition, the Seller owns and controls 14,223,570 Common Shares of the Company. Pursuant to a Letter Agreement dated September 1, 2021 between the Company and the Seller, as long as the Seller owns at least 50% of the Common Shares issued to the Seller at closing of the Alliance Acquisition, Seller has the right to nominate an individual for election to the Board (the “Seller Nominee”). If the Seller owns less than 50% of the Common Shares issued to Seller at closing of the Alliance Acquisition and a Seller Nominee is not serving on the Board, the Seller shall have the right to appoint to an observer reasonably acceptable to the Governance Committee (the “Board Observer”) who shall have the right to attend and participate in all meetings of the Board and any committees or sub-committees of the Board in a non-voting capacity, subject to certain other conditions. Effective upon closing of the Alliance Acquisition, the Board exercised its right in accordance with applicable corporate laws to increase the size of the Board from five members to six and appointed a Seller Nominee, Mr. Huang, to fill the vacancy until the next annual general meeting of the shareholders of the Company.

The purchase price for Alliance was partially funded with debt and equity commitments from Stonepeak Magnet Holdings LP (“Stonepeak”), which purchased $340.0 million principal amount of unsecured notes of Akumin Corp., a wholly-owned indirect subsidiary of the Company (the “Stonepeak Notes”), together with warrants to purchase 17,114,093 Common Shares of Akumin (the “Stonepeak Warrants”) with a strike price of $2.98 per share and 3,500,000 Common Shares of the Company (the “Stonepeak Shares”) at a price of $2.98 per share for total consideration of approximately $10.4 million. No additional consideration was paid for the Stonepeak Warrants. Pursuant to a Board Representation and Observation Rights Agreement dated September 1, 2021 between the Company and Stonepeak, for so long as the Stonepeak Notes have an aggregate outstanding principal amount of at least $100.0 million and subject to certain other conditions, including applicable securities law and stock exchange rules, Stonepeak has the right to nominate an individual for election to the Board (the “Stonepeak Nominee”). Stonepeak selected Mr. Wyper to serve as the Stonepeak Nominee. The Board subsequently convened a special meeting of its shareholders in November 2021 in order to obtain the approval of its shareholders for the appointment of Mr. Wyper to the Board.

In connection with the Alliance Acquisition, the Company entered into a Registration Rights Agreement with Stonepeak that provides for certain registration rights with respect to the Stonepeak Shares and the Common Shares issuable upon exercise of the Stonepeak Warrants.

Indemnification of Officers and Directors

We are party to indemnification agreements with each of our officers and directors. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Ontario law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Ontario law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Director and Executive Officer Compensation

This section provides an overview of the compensation of our principal executive officer and our next two most highly-compensated executive officers for the fiscal year ended December 31, 2021 (“Fiscal 2021”). We refer to these individuals as our named executive officers. Our named executive officers are:

•	Riadh Zine, our Chief Executive Officer;
•	Rhonda Longmore-Grund, our former President and Co-Chief Executive Officer;
•	Rohit Navani, our Executive Vice President and Chief Transformation Officer; and
•	Matthew Cameron, our Chief Legal Officer and Corporate Secretary.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to our named executive officers (“NEOs”) in respect of their service to us during Fiscal 2021 and, if applicable, the fiscal year ended December 31, 2020 (“Fiscal 2020”).

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(4)	Nonequity Incentive Plan Compensation ($)		All Other Compensation ($)(5)	Total ($)
Riadh Zine	2021	662,500	1,300,000	(2)	1,521,000	—		9,600	3,493,100
Chief Executive Officer	2020	510,000	750,000	(3)	1,178,100	—		3,200	2,441,300
Rhonda Longmore-Grund	2021	252,698	—		169,000	78,449	(6)	—	500,147
Former President and Co-Chief Executive Officer
Rohit Navani	2021	411,540	200,000	(2)	84,500	—		29,800	725,840
Executive Vice President and Chief Transformation Officer	2020	355,385	330,000	(3)	285,600	—		15,877	986,862
Matthew Cameron	2021	261,150	250,000	(2)	169,000	—		12,520	692,670
Chief Legal Officer and Corporate Secretary	2020	187,384	100,000	(3)	142,800	—		5,858	436,043

(1)

As part of the Company’s cost containment strategy in connection with the COVID-19 pandemic, the salary payable to each of our NEOs (other than Ms. Longmore-Grund) was reduced by 20% from approximately April 1, 2020 through December 31, 2020.

(2)	Amounts reflect extraordinary transaction-related compensation awarded in connection with the Alliance Acquisition. No discretionary annual cash bonus was awarded for Fiscal 2021.
(3)	Amounts reflect annual cash bonus awards paid by the Company during or in respect of Fiscal 2020.
(4)	RSUs awarded to Mr. Zine, Mr. Navani, and Mr. Cameron for Fiscal 2021 were awarded as part of extraordinary transaction-related compensation given in connection with the Alliance Acquisition.
(5)

Amounts in this column reflect other compensation granted during or in respect of the given fiscal year, which (a) for Mr. Zine consists of car allowance payments of $9,600 and $3,200 for Fiscal 2021 and Fiscal 2020, respectively, (b) for Mr. Navani consists of $24,000 in car allowance and $5,800 in 401(k) employer-matching contributions for Fiscal 2021 and $13,200 of car allowance payments and $2,677 in 401(k) employer-matching contributions for Fiscal 2020, and (c) for Mr. Cameron consists of $6,720 in car allowance payments and $5,800 in 401(k) employer-matching contributions for Fiscal 2021 and $3,920 in car allowance payments and $1,938 in 401(k) employer-matching contributions for Fiscal 2020. As part of the Company’s cost containment strategy in connection with the COVID-19 pandemic, car allowance payments were suspended for each of the NEOs from April 1, 2020 through August 30, 2020.

(6)	Amounts awarded pursuant to a management incentive plan established by Alliance for Fiscal 2021 with respect to the period from September 1, 2021 to December 31, 2021.

Narrative Disclosure to Summary Compensation Table

Principal Elements of Compensation

The compensation of our NEOs includes three major elements: (a) base salary; (b) short-term incentives, consisting of an annual bonus; and (c) long-term equity incentives, currently consisting of Options and RSUs granted from time to time under the Company’s Amended and Restated Option Plan, adopted as of November 14, 2017 (the “Option Plan”), or the Amended and Restated RSU Plan, as adopted as of November 14, 2017 (the “RSU Plan”), respectively. From time to time, our NEOs may, in the discretion of the board of directors, receive additional compensation in connection with extraordinary events or transactions.

Base Salaries

Base salary is provided as a fixed source of compensation for our NEOs. Adjustments to base salaries are expected to be determined annually and may be increased based on the executive officer’s success in meeting or exceeding individual objectives, as well as to maintain market competitiveness. Additionally, base salaries can be adjusted as warranted throughout the year to reflect promotions or other changes in the scope of breadth of an executive officer’s role or responsibilities.

Annual Bonuses

Discretionary annual bonuses are designed to motivate our executive officers to meet our business and financial objectives generally and our annual financial performance targets in particular. The Compensation Committee makes recommendations annually to the Board for these discretionary cash awards with the objective of rewarding senior management with a short-term incentive award proportionate to the success of the Company. For Fiscal 2021, the Board awarded no annual cash bonus awards.

In addition, for Fiscal 2021, Alliance had a management incentive plan in place which, in addition to accounting for the overall performance of Alliance, set specific targets for individual members of management at Alliance. Pursuant to this plan, cash awards were paid to Alliance executives based on satisfaction of those targets. Ms. Longmore-Grund, who served as chief executive officer of Alliance prior to the Alliance Acquisition received such an award.

Long-Term Incentives – Options and Restricted Stock Units

NEOs are eligible to participate in the long-term incentive program that is comprised of options and RSUs issued pursuant to the Option Plan and RSU Plan, respectively. The purpose of the long-term incentive program is to promote greater alignment of interests between employees and shareholders and to support the achievement of the Company’s longer-term performance objectives while providing a long-term retention element.

Our Board is responsible for administering both the Option Plan and the RSU Plan, and the Compensation Committee makes recommendations to our Board in respect of matters relating to the Option Plan and RSU Plan. Previous grants are taken into account when considering new option grants.

NEOs are not formally prohibited from purchasing financial instruments designed to hedge or offset a decrease in the market value of our Common Shares, including Common Shares granted as compensation or otherwise held directly or indirectly by an NEO or a member of the Board. In the view of the Compensation Committee, the structure and nature of executive compensation, including the manner in which Share-based awards are granted, vested and paid-out under the Company’s incentive plan awards, is designed to reduce the need to hedge or offset any potential decrease in the price of our Common Shares and is sufficient to ensure that the interests of the members of the Board and NEOs are adequately aligned with those of the Company generally.

Option Plan

Under the terms of the Option Plan, our Board, or, if authorized by our Board, such committee of the Board to which the Board may choose to delegate such authority, may grant options to certain “eligible participants”. Eligible participants include any employee, executive officer, director or consultant of: (a) the Company; or (b) any affiliate of the Company (and includes any such person who is on a leave of absence authorized by the Board or the board of directors of any affiliate), and also includes certain permitted assigns of any such person.

Participation in the Option Plan is voluntary and, if an eligible participant agrees to participate, the grant of options will be evidenced by a grant agreement with each such participant. The interest of any eligible participant in any option is not assignable or transferable. The exercise price for the options will be the volume weighted average trading price of the Common Shares on an internationally recognized stock exchange (such as The Nasdaq Stock Market LLC) for the five trading days immediately preceding the day on which the Option is granted, or such greater amount as the Board may determine; provided, however, that the exercise price of an Option shall not be less than the minimum exercise price required by the applicable rules of the exchange.

Unless otherwise fixed by the Board at the time an option is granted (as set forth in a grant agreement), and subject to any applicable rules of each stock exchange on which the Common Shares are listed, the Option Plan provides that: (a) the expiry date of an option will be the seventh anniversary of the date of grant; and (b) options will vest over a three-year period following the date of such grant as follows:

•	on or after the first anniversary of the date of grant: 34%;
•	on or after the second anniversary of the date of grant: 33%; and
•	on or after the third anniversary of the date of grant: 33%.

The following table describes the impact of certain events upon the rights of holders of Options under the Option Plan, including termination for cause, termination other than for cause and death, subject to the terms of a participant’s employment agreement:

Event Provisions	Provisions

Termination for Cause	All vested and unvested options held by the holder will immediately terminate and become null, void and of no effect on the date on which Akumin gives notice of termination for cause.

Ceasing to be a (non-executive) Director

The expiry date for options that had vested on the date such holder ceases to be a director will be the earlier of the expiry date shown on the relevant grant agreement and the date that is 180 days following the date such holder ceases to be an eligible participant (as a result of his or her ceasing to be a director of the Company). Options which are outstanding but unvested on the date such holder ceases to be a director will immediately terminate and become null, void and of no effect.

Voluntary Resignation or Termination without Cause

The expiry date for options that had vested on the date such holder voluntarily resigns or is terminated by the Company without cause will be the earlier of the expiry date shown on the relevant grant agreement and the date which is 30 days following the date such holder ceases to be an eligible participant (as a result of his or her voluntary resignation or termination without cause). Options which are outstanding but unvested on the date such holder voluntary resigns or is terminated by the Company without cause will immediately terminate and become null, void and of no effect.

Disability

The Board may in its discretion determine that a holder with a disability shall no longer be an eligible participant. If so, the expiry date for options that had vested on the date such holder ceases to be an eligible participant will be the earlier of the expiry date shown on the relevant grant agreement and the date which is 180 days following the date such holder ceases to be an eligible participant. Options which are outstanding but unvested on the date such holder ceases to be an eligible participant will immediately terminate and become null, void and of no effect.

Event Provisions	Provisions

Retirement

The expiry date for options that had vested on the date such holder ceases to be an eligible participant as a result of his or her retirement in accordance with the Company’s then applicable retirement policy or a determination of the Board will be the earlier of the expiry date shown on the relevant grant agreement and the date which is 180 days following the date such holder ceases to be an eligible participant. Options which are outstanding but unvested on the date such holder ceases to be an eligible participant will immediately terminate and become null, void and of no effect.

Death

The expiry date for options that had vested immediately prior to the death of the holder will be the earlier of the expiry date shown on the relevant grant agreement and the date which is 180 days after the date of such holder’s death. Options that are outstanding but unvested immediately prior to the holder’s death will immediately terminate and become null, void and of no effect upon the death of the holder.

Notwithstanding the foregoing, the Board may, in its sole discretion, but subject to applicable laws and stock exchange rules, extend the expiry date of options referenced above.

In connection with a change of control of the Company, any surviving or acquiring corporation must:

a)	assume any option outstanding under the Option Plan on substantially the same economic terms and conditions as the Option Plan; or
b)

substitute or replace similar stock options (including an award to acquire the same consideration paid to the securityholders of the Company as part of the change of control transaction) for those options outstanding under the Option Plan on substantially the same economic terms and conditions as the Option Plan.

In the event any surviving or acquiring corporation neglects or refuses (as determined by the Board, acting reasonably) to assume any options or to substitute or replace similar stock options for those outstanding options under the Option Plan, then with respect to any options which remain outstanding, the vesting of such options will automatically and without further action by the Board or the Company be immediately accelerated so that such options will be fully vested. In addition, in such event, the Board may determine that outstanding options will terminate if not exercised (if applicable) at or prior to such change of control transaction. The Board may also, in its discretion, conditionally or otherwise, in the event of a change of control subject to the terms of the Option Plan, accelerate the vesting date of unvested options and to modify the terms of options to assist the holders to tender their securities in a takeover bid.

RSU Plan

Under the terms of the RSU Plan, our Board, or if authorized by our Board, such committee of the Board to which the Board may choose to delegate such authority, may grant RSUs to “eligible participants”. Eligible participants include any employee, executive officer, director or consultant of: (a) the Company; or (b) any affiliate of the Company (and includes any such person who is on a leave of absence authorized by the Board or the board of directors of any affiliate), and also includes certain permitted assigns of any such person.

Except as otherwise provided in a grant agreement or any other provision of the RSU Plan, the vesting dates shall be determined as follows:

•	1⁄2 of the RSUs granted shall vest on the first anniversary of the date of grant; and

•	1⁄2 of the RSUs granted shall vest on the second anniversary of the date of grant.

The following table describes the impact of certain events upon the rights of holders of RSUs under the RSU Plan, including termination for cause, termination other than for cause and death, subject to the terms of a participant’s employment agreement:

Event Provisions	Provisions

Termination for Cause	All unvested RSUs expire on the termination date and are of no further force or effect and such holder shall no longer be eligible for a grant of RSUs.

Ceasing to be a (non-executive) Director	All unvested RSUs will vest and shall be settled as soon as practicable following the vesting date.

Termination other than for Cause	All unvested RSUs will vest and shall be settled as soon as practicable following the vesting date.

Disability	All unvested RSUs will vest and shall be settled as soon as practicable following the vesting date.

Retirement	All unvested RSUs will vest and shall be settled as soon as practicable following the vesting date.

Death	All unvested RSUs will vest and shall be settled as soon as practicable following the vesting date.

In connection with a change of control of the Company, our Board has the right to provide for the conversion or exchange of any outstanding RSUs into or for units, rights or other securities in any entity participating in or resulting from a change of control, provided that the value of previously granted RSUs and the rights of participants are not materially adversely affected by any such changes.

Black-Out Periods

Pursuant to the terms of the Option Plan and the RSU Plan, in the event that an eligible participant receives Common Shares from the Company in satisfaction of a grant of options or RSUs during a Company-imposed black-out period, the holder shall not be entitled to sell or otherwise dispose of such Common Shares until such black-out period has expired. In the event that a participant’s options or RSUs are set to expire during a black-out period, such expiry date shall be automatically extended for ten business days after the expiry of the black-out period following the date the relevant black-out period is lifted, terminated or removed.

Employment Agreements, Termination and Change of Control Benefits

Employment agreements are in place for each of the NEOs other than Ms. Longmore-Grund. The contracts set out the principal terms of the employment relationship between the Company or an affiliate of the Company, as applicable, including the NEO’s overall role, the expectations of the Company with respect to business practices and financial terms. Such employment agreements also include provisions regarding confidentiality and non-competition (within a 20-mile radius of any facility of the Company during the term of employment and for a period of one year after termination) as well as eligibility for our benefit plans.

For Mr. Zine and Mr. Navani, in the case of termination of employment by the Company without cause, each will be entitled to: (a) a lump sum payment equal to two years of Mr. Zine or Mr. Navani’s then current base salary; and (b) a lump sum representing the value of Mr. Zine or Mr. Navani’s annual bonus prorated to reflect the duration of the “notice period” (being 2 years), which will be equal to the average annual bonus paid to Mr. Zine or Mr. Navani in the previous two fiscal years. The same entitlements apply in the event that Mr. Zine or Mr. Navani resigns from employment with the Company within the twelve-month period following a change of control event.

For Mr. Cameron, in the case of termination of employment by the Company without cause, he will be entitled to: (a) a lump sum payment equal to six months of his then current base salary plus one month of base salary for each completed year of employment, up to an aggregate maximum of twelve months base salary, provided that if his employment is terminated within twelve months following a change of control event, he would be entitled to receive the maximum amount of twelve months base salary; and (b) a lump sum representing the value of

Mr. Cameron’s annual bonus prorated to reflect the duration of the “notice period” (being six months plus one month per completed year of employment), which will be equal to the average annual bonus paid to Mr. Cameron in the previous two fiscal years.

As previously disclosed on March 18, 2022, the Company announced the termination of employment of Ms. Longmore-Grund, effective March 18, 2022. In accordance with her severance agreement, as a result of her termination without cause, Ms. Longmore-Grund is entitled to receive continued salary, bonus and insurance subsidy for the 18 month period following the termination date as well reimbursement for costs of outplacement services.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021, our named executive officers held outstanding equity-based awards of the Company as listed in the table below.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Riadh Zine	3/15/16	825,268	—	0.50	3/15/26
Chief Executive	11/16/18	875,000	—	3.74	11/16/25
Officer	11/18/19	566,820	279,180(4)	3.29	11/18/26
	3/9/21					330,000(5)	577,500
	12/17/21					900,000(6)	1,575,000
Rhonda Longmore-Grund	12/17/21	—	—	—	—	100,000(7)	175,000
Former President and Co-Chief Executive Officer
Rohit Navani	3/15/16	400,000	—	0.50	3/15/26
Executive Vice	11/16/18	325,000	—	3.74	11/16/25
President and Chief	11/18/19	147,400	72,600(8)	3.29	11/18/26
Transformation	3/9/21					80,000(9)	140,000
Officer	12/17/21					50,000(10)	87,500
Matthew Cameron	11/16/18	100,000	—	3.74	11/16/25
Chief Legal Officer	11/18/19	46,900	23,100(11)	3.29	11/18/26
and Corporate	3/9/21					40,000(12)	70,000
Secretary	12/17/21					100,000(13)	175,000

(1)	Amounts in this column reflect stock options granted which have not yet vested in accordance with the terms of our Option Plan and therefore may not yet be exercised for Common Shares.
(2)	Amounts in this column reflect RSUs granted that have not yet vested in accordance with the terms of our Option Plan and therefore may not yet be settled for Common Shares.
(3)	Based on the closing sale price of our common stock on NASDAQ of $1.75 per share on December 31, 2021.
(4)	Approximately 67% of the Common Shares subject to this option were vested as of December 31, 2021, and the remaining 33% will vest on November 18, 2022.
(5)	Approximately 50% of the RSUs vested on March 9, 2022, and the remaining 50% will vest on March 9, 2023.
(6)	Approximately 50% of the RSUs will vest on December 17, 2022, and the remaining 50% will vest on December 17, 2023.
(7)	Approximately 50% of the RSUs will vest on December 17, 2022, and the remaining 50% will vest on December 17, 2023.

(8)	Approximately 67% of the Common Shares subject to this option were vested as of December 31, 2021, and the remaining 33% will vest on November 18, 2022.
(9)	Approximately 50% of the RSUs vested on March 9, 2022, and the remaining 50% will vest on March 9, 2023.
(10)	Approximately 50% of the RSUs will vest on December 17, 2022, and the remaining 50% will vest on December 17, 2023.
(11)	Approximately 67% of the Common Shares subject to this option were vested as of December 31, 2021, and the remaining 33% will vest on November 18, 2022.
(12)	Approximately 50% of the RSUs vested on March 9, 2022, and the remaining 50% will vest on March 9, 2023.
(13)	Approximately 50% of the RSUs will vest on December 17, 2022, and the remaining 50% will vest on December 17, 2023.

Director Compensation

The following table sets forth the compensation awarded to, earned by or paid to the non-employee members of our Board in respect of their service to our Board during Fiscal 2021. Other than as set forth in the table below, we did not pay any compensation to any of the members of our Board for Fiscal 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)(4)	All Other Compensation ($)	Total ($)
Stanley Dunford	72,500	—	74,999	—	147,499
Murray Lee	72,500	—	74,999	—	147,499
James Webb	65,000	—	74,999	—	139,999
Thomas Davies	72,500	—	74,999	1,132	148,630
Haichen Huang	16,667	—	—	—	16,667
Paul Viviano	4,167	—	—	—	4,167
James Wyper	4,167	—	—	—	4,167

(1)

Amounts in this column reflect cash paid to each non-executive director as described below for positions held. Mr. Dunford served as chair until August 30, 2021 and chairman emeritus from September 1, 2021 until December 31, 2021. Mr. Lee served as lead independent director, chairman of the compensation and governance committees and a member of the audit committee. Mr. Webb served as a member of the audit, compensation and governance committees. Mr. Davies served as chair of the audit committee and a member of the compensation and governance committees. Mr. Huang was appointed to the board on September 1, 2021 upon closing of the Alliance Acquisition and cash compensation reflects pro rata annual cash based on time served. Mr. Viviano and Mr. Wyper were appointed to the board upon their election at a special meeting of shareholders held November 23, 2021 and cash compensation reflects pro rata annual cash based on time served.

(2)

As of December 31, 2021, the aggregate number of stock awards held by each non-employee director was as follows: Stanley Dunford – 21,008; Murray Lee – 21,008; James Webb – 21,008; Thomas Davies – 21,008; Haichen Huang – 0; Paul Viviano – 0; and James Wyper – 0.

(3)

The amounts reported do not reflect the amounts actually received by our named executive officers. Instead, in accordance with SEC rules, these amounts reflect the grant date fair value of each stock option granted to our named executive officers during the fiscal year ended December 31, 2021, as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“FASB ASC 718”). Assumptions used in the calculation of these amounts are included in Note 14 to our audited financial statements included in the Original Filing. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(3)

As of December 31, 2021, the aggregate number of stock options held by each non-employee director was as follows: Stanley Dunford – 252,213; Murray Lee – 102,213; James Webb – 102,213; Thomas Davies – 252,213; Haichen Huang – 0; Paul Viviano – 0; and James Wyper – 0.

Narrative to Director Compensation Table

Our director compensation program is designed to attract and retain global talent to serve on our Board, taking into account the risks and responsibilities of being an effective director. The chart below outlines our director compensation program for our non-employee directors in Fiscal 2021.

Type of Fee	Position	Amount(1)
Board of Directors	Chair (cash compensation; non-executive only) Board Member (cash compensation) Chair and Board Member (incentive compensation)	$72,500/year $50,000/year(2) $75,000/year(3)
Audit Committee	Chair Member	$15,000/year $7,500/year(4)
Governance Committee	Chair Member	$7,500/year $3,750/year(5)
Compensation Committee	Chair Member	$7,500/year $3,750/year(6)
Meeting Fees	Out of province travel for Board meetings (as applicable)	$2,500/meeting plus reimbursement of expenses

(1)	Represents compensation paid per year to each non-executive director. Any cash compensation was paid on a fiscal quarterly basis, in arrears.
(2)	Such compensation was paid to non-executive members of the Board other than the Chair. Amounts due to the Chairman Emeritus were equal to payments due to the Chair.
(3)

Annual incentive compensation per director ($75,000/year) was paid by the issuance of 52,213 options with respect to the 2020 fiscal year on November 18, 2019 under our Option Plan dated November 14, 2017 with a value of $1.4364 per option calculated using the Black-Scholes valuation method determined on the date of grant, reflecting a market and exercise price of $3.29 per Common Share, a term of 7 years, a volatility rate of 40.26%, an annual risk free interest rate of 1.48% and no dividends. Directors must serve on the date of grant to be eligible for equity-based compensation.

(4)	Such compensation was paid to members of the Audit Committee other than the Chair of the Audit Committee.
(5)	Such compensation was paid to members of the Governance Committee other than the Chair of the Governance Committee.
(6)	Such compensation was paid to members of the Compensation Committee other than the Chair of the Compensation Committee.

Corporate Governance

General

The Board believes that sound corporate governance practices are essential to the proper management and operation of our business. This includes compliance with applicable regulatory requirements and best practices that go beyond the requirements mandated by regulation.

We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted certain corporate governance policies and practices.

Disclosure of our governance practices as required under National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”) is set out below and describes our approach to corporate governance.

To comply with these various standards and achieve best practices, we have adopted comprehensive corporate governance policies and procedures. Our key policies and documents include the following:

•	Mandate of the Board of Directors

•	Charters of the Board Committees, including the Audit Committee, the Compensation Committee and the Governance Committee
•	Code of Conduct
•	Whistleblower Policy
•	Disclosure Policy
•	Insider Trading Policy
•	Corporate Governance Guidelines (which includes our majority voting policy)

Commitment to Environmental, Social and Governance Issues

We are committed to being a strong corporate citizen and our value of operating with integrity is core to our success. We believe that identifying and managing critical ESG topics helps ensure the sustainability of our Company and drives long-term value for our stakeholders.

The broad responsibility of ESG stewardship is supported across our organization by the dedication and efforts of the Board and its committees, as well as the entrepreneurship and dedication of our team. As stewards of long-term enterprise value, the Board is committed to overseeing the sustainability of the Company, and to promoting equity, diversity and inclusion.

Composition of our Board and Board Committees

Under our Articles, our Board is to consist of a minimum of one and a maximum of 10 directors, as determined from time to time by the directors. The Board has determined that, at the present time, there will be eight directors. The directors will be elected by shareholders at each annual meeting of shareholders and all directors will hold office for a term expiring at the close of the next annual meeting or until their respective successors are elected or appointed.

On September 1, 2021, the Company announced that it had completed the acquisition (the “Alliance Transaction”) of Alliance HealthCare Services, Inc. (“Alliance”). The purchase price for the Alliance Transaction was financed in part by debt and equity commitments from Stonepeak Magnet Holdings LP (“Stonepeak”). In connection with the Alliance Transaction, the Company entered into certain agreements with Stonepeak and Thaihot Investment Co., LTD, the seller of Alliance (“Seller”), pursuant to which the Company committed to nominate and recommend for election one director nominee of Stonepeak (the “Stonepeak Nominee”) and one director nominee of Seller (the “Seller Nominee”). Upon the closing of the Alliance Transaction, as announced on September 1, 2021, the Board exercised its right in accordance with applicable corporate laws to increase the size of the Board from five members to six and appointed Haichen Huang as the Seller Nominee. The Board further increased the size of the Board to nine members and, on November 23, 2021, the Company held a special meeting of its shareholders to elect James Wyper, the Stonepeak Nominee, and two other nominee directors to the Board. Rhonda Longmore-Grund resigned from the Board effective April 7, 2022 and the Board reduced its size to eight members.

Mr. Zine currently serves as both Chief Executive Officer and Chairman of the Board. At this time, the Board believes that combining the Chief Executive Officer and Chairman roles promotes decisive leadership, fosters clear accountability and enhances our ability to communicate our strategy clearly and consistently to our shareholders and employees. Our Mandate of the Board of Directors provides that if the Chairman is not an independent director, the Company shall appoint an independent lead director. Mr. Lee currently serves as lead independent director.

Board Membership Criteria

Pursuant to the disclosure contemplated by Items 11 through 15 of Form 58-101F1 – Corporate Governance Disclosure, the Company currently has no female board members. One of the four NEO’s as measured for Fiscal 2021 are women. The Company has not adopted a written policy with respect to the identification and nomination of women as directors to the Board. Similarly, the Company has not adopted a target number of women on the Board or in executive office positions. The Company does not believe that board or executive officers should be chosen or excluded solely or largely because of diversity of race, ethnicity, gender, age, national origin, disability, sexual orientation, visible minority status or cultural background. The Board and the Governance Committee are receptive to increasing the representation of women on the Board as turnover occurs or appropriate candidates come forward, taking into account the skills, background, experience and knowledge desired at that particular time by the Board and its Committees. The Company continues to consider the level of representation of women, along with other markers of diversity, when making executive appointments and, in general, with regard to succession planning.

Director Nomination Process

The Governance Committee recommends, and our Board nominates, candidates to stand for election as directors. The Governance Committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates, for which such firms are paid a fee. Stockholders may also nominate persons to be elected as directors in accordance with our advance notice by-law and applicable law, as described under “Shareholder Proposals.”

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our Board has determined that each of Mr. Davies, Mr. Dunford, Mr. Lee, Mr. Viviano, and Mr. Webb do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the Nasdaq listing standards and National Instrument 52-110. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company, including (i) the fact that Mr. Dunford provided initial capital related to the formation of the Company and that prior to September 1, 2021, he owned almost 8% of our common stock and (ii) that Mr. Webb came to own his Common Shares as a result of the sale of PMI to the Company in August 2017.

Our Audit Committee consists of Mr. Davies, Mr. Lee and Mr. Webb, with Mr. Davies serving as Chairperson. The Board has determined that all members of our Audit Committee meet the requirements for independence under the Nasdaq listing standards and National Instrument 52-110. The Compensation Committee is chaired by Mr. Lee and also includes Mr. Webb and Mr. Davies. The Board has determined that all members of our Compensation Committee meet the requirements for independence under the Nasdaq listing standards and National Instrument 52-110. Our Governance Committee consists of Mr. Lee, Mr. Davies and Mr. Webb, with Mr. Lee serving as Chairperson. The Board has determined that all members of our Governance Committee meet the requirements for independence under the Nasdaq listing standards and National Instrument 52-110.

Board Meetings

During Fiscal 2021, there were six total meetings of the Board (including regularly scheduled and special meetings), five Audit Committee meetings, one Compensation Committee meeting, and two Governance Committee meetings.

Except as noted below, none of our directors attended less than 75% of the aggregate of: (i) the total number of meetings of the Board (held during the period for which he has been a director) or (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). Mr. Dunford, Mr. Huang, and Mr. Webb attended 66.7% of the number of meetings of the board held during the period for which each of them, respectively, was a director.

It is our policy that our directors attend annual meetings of shareholders. All of our directors then serving on the Board attended last year’s annual meetings of shareholders.

Meetings of Independent Directors and Conflicts of Interest

Our Board believes that, given its size and structure, it is able to facilitate independent judgment in carrying out its responsibilities.

If the chair of the Company (the “Chair”) is not independent, then the Company shall appoint an independent lead director from among the directors who shall serve for such term as the Board may determine. In circumstances where the Chair has a material interest in a matter before the Board and cannot participate owing to a conflict in respect thereof, the lead director shall fill in for the role of the Chair (for a whole meeting or any part of a meeting). Murray Lee has been appointed as lead director by our Board and is responsible for ensuring that the directors who are independent have opportunities to meet with only the independent directors to the exclusion of non-independent directors and management. The lead director shall be appointed and replaced from time to time by a majority of independent directors and shall be an independent director. Discussions will be led by the lead director who will provide feedback subsequently to the Chair.

A director who has a material interest in a matter before our Board or any committee on which he or she serves is required to disclose such interest as soon as the director becomes aware of it. In situations where a director has a material interest in a matter to be considered by our Board or any committee on which he or she serves, such director may be required to absent himself or herself from the meeting while discussions and voting with respect to the matter are taking place. Directors will also be required to comply with the relevant provisions of the OBCA regarding conflicts of interest.

Director Term Limits and Other Mechanisms of Board Renewal

Our Board has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the Governance Committee of our Board will seek to maintain the composition of our Board in a way that provides, in the judgement of our Board, the best mix of skills and experience to provide for our overall stewardship. Our Governance Committee also is expected to conduct a process for the assessment of our Board, each committee and each director regarding his, her or its effectiveness and performance, and to report evaluation results to our Board.

Mandate of our Board of Directors

Our Board is responsible for supervising the management of the business and affairs, including providing guidance and strategic oversight to management. Our Board has adopted a formal mandate in the form set forth in Appendix G attached to this Circular that includes the following:

•	appointing Chief Executive Officer;
•

approving the corporate goals and objectives that the Chief Executive Officer is responsible for meeting and reviewing the performance of the Chief Executive Officer against such corporate goals and objectives;

•

taking steps to satisfy itself as to the integrity of the Chief Executive Officer and other senior executive officers and that the Chief Executive Officer and other senior executive officers create a culture of integrity throughout the organization; and

•	reviewing and approving management’s strategic and business plans.

Our Board has adopted a written position description for the Chair, which sets out the Chair’s key responsibilities, including, among others, duties relating to setting Board meeting agendas, chairing Board and shareholder meetings, director development and communicating with shareholders and regulators. Our Board has also adopted a written position description for our lead director.

Our Board has adopted a written position description for each of our committee chairs which sets out each of the committee chair’s key responsibilities, including, among other things, duties relating to setting committee meeting agendas, chairing committee meetings and working with the respective committee and management to ensure, to the greatest extent possible, the effective functioning of the committee.

Our Board has adopted a written position description for our Chief Executive Officer which sets out the key responsibilities of our Chief Executive Officer, including, among other duties in relation to providing overall leadership, ensuring the development of a strategic plan and recommending such plan to our Board for consideration, ensuring the development of an annual corporate plan and budget that supports the strategic plan and recommending such plan to our Board for consideration and supervising day-to-day management and communicating with shareholders and regulators.

Orientation and Continuing Education

We have implemented an orientation program for new directors under which a new director will meet with the Chair, the lead director, members of senior management and our secretary. It is anticipated that new directors will be provided with comprehensive orientation and education as to the nature and operation of Akumin and our business, the role of our Board and its committees, and the contribution that an individual director is expected to make. Our Governance Committee will be responsible for overseeing director continuing education designed to maintain or enhance the skills and abilities of the directors and to ensure that their knowledge and understanding of our business remains current. The chair of each committee will be responsible for coordinating orientation and continuing director development programs relating to the committee’s mandate.

Code of Conduct

Our Board has adopted a written code of conduct (the “Code of Conduct”) that applies to all of our directors, officers and employees. The objective of the Code of Conduct is to provide guidelines for maintaining our and our subsidiaries integrity, reputation, honesty, objectivity and impartiality. The Code of Conduct addresses conflicts of interest, protection of our assets, confidentiality, fair dealing with shareholders, competitors and employees, insider trading, compliance with laws and reporting any illegal or unethical behavior. As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid or fully disclose interests or relationships that are harmful or detrimental to our best interests or that may give rise to real, potential or the appearance of conflicts of interest. Our Board will have ultimate responsibility for the stewardship of the Code of Conduct and it will monitor compliance through our Governance Committee. Directors, officers and employees will be required to annually certify that they have not violated the Code of Conduct. A copy of our Code of Conduct is available in our public disclosure at www.sedar.com and www.sec.gov and also on the investor section of our website at www.akumin.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Committees of our Board

Our Board has established the Audit Committee, the Governance Committee and the Compensation Committee.

Audit Committee

Our Board has determined that Mr. Davies is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Detailed information about our Audit Committee, including the mandate of the Audit Committee and a copy of its charter, can be found on our website at www.akumin.com.

Report of the Audit Committee

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Company’s independent auditors also provided to the Audit Committee the written disclosures required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence. The Audit Committee also considered whether the provision of non-audit services by the independent auditors is compatible with their independence.

Based upon the Audit Committee’s discussion with management and the Company’s independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.

Members of the Audit Committee

Thomas Davies (Chair)

Murray Lee

James Webb

Governance Committee

Our Governance Committee must consist of at least three directors, all of whom must be independent directors. The committee is charged with reviewing, overseeing and evaluating our corporate governance and nominating policies.

As all of the members of our Governance Committee must be independent, our Board believes that our Governance Committee will be able to conduct its activities in an objective manner.

Our Board has adopted a written charter setting forth the purpose, composition, authority and responsibility of our Governance Committee. that is available on our website at www.akumin.com. Our Governance Committee’s purpose is to assist our Board in:

•	developing our Corporate Governance Guidelines and principles and providing us with governance leadership;
•	identifying individuals qualified to be nominated as members of our Board;
•	overseeing director orientation and continuing education;
•	assist the Board in fulfilling its oversight responsibilities in relation to the review and approval of related party transactions and other matters involving conflicts of interest;
•	reviewing the structure, composition and mandate of Board committees; and
•	evaluating the performance and effectiveness of our Board and of our Board committees.

Our Governance Committee is responsible for establishing and implementing procedures to evaluate the performance and effectiveness of our Board, committees of our Board and the contributions of individual Board members. Our Governance Committee also takes reasonable steps to evaluate and assess, on an annual basis, directors’ performance and effectiveness of our Board, committees of our Board, individual Board members, our Chair and committee chairs. The assessment will address, among other things, individual director independence, individual director and overall Board skills, and individual director financial literacy. Our Board will receive and consider the recommendations from our Governance Committee regarding the results of the evaluation of the performance and effectiveness of our Board, committees of our Board, individual Board members, our Chair and committee chairs.

Compensation Committee

Our Compensation Committee must consist of at least three directors, all of whom must be independent directors. The committee is charged with reviewing, overseeing and evaluating our compensation policies. Our Compensation Committee is comprised of Mr. Lee, who acts as chair of this committee, Mr. Davies and Mr. Webb. As present or former leaders of large business enterprises, each of these members hold experience with respect to oversight on compensation or executive compensation matters.

As all of the members of our Compensation Committee must be independent, our Board believes that our Compensation Committee will be able to conduct its activities in an objective manner.

Our Board has adopted a written charter setting forth the purpose, composition, authority and responsibility of our Compensation Committee that is available on our website at www.akumin.com. Our Compensation Committee’s purpose is to assist our Board in:

•	the appointment, performance, evaluation and compensation of our senior executives;
•	the recruitment, development and retention of our senior executives;

•	maintaining talent management and succession planning systems and processes relating to our senior management;
•	developing compensation structure for our senior executives including salaries, annual and long-term incentive plans including plans involving share issuances and other share-based awards;
•	establishing policies and procedures designed to identify and mitigate risks associated with our compensation policies and practices;
•	assessing the compensation of our directors;
•	developing benefit retirement and savings plans; and
•	administering the Company’s equity incentive plans.

The Compensation Committee Charter provides that the Compensation Committee may, in its sole discretion and at the expense of the Company, retain or obtain the advice of independent legal, financial, compensation consulting and other advisors, consultants and experts and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. The Compensation Committee retains a compensation consultant every two years to provide benchmarking and advice. Mercer was engaged by the Compensation Committee in early 2022 to conduct such analysis in respect of bonuses for Fiscal 2021, as well as director and executive compensation, employee compensation and incentive programs for the fiscal year of 2022.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters are reviewed by our Compensation Committee. None of the members of our Compensation Committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Communications with Directors

Shareholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Akumin Inc.

8300 W. Sunrise Boulevard

Plantation, Florida 33322

Attention: Secretary

Role of Board of Directors in Risk Oversight Process

Our Board has responsibility for the oversight of our risk management processes. At least annually, the Board reviews reports provided by management on the risks inherent in the business of the Company (including appropriate crisis preparedness, business continuity, information system controls, cybersecurity and disaster recovery plans), the appropriate degree of risk mitigation and risk control, overall compliance with and the effectiveness of the Company’s risk management policies, and residual risks remaining after implementation of risk controls.

Our Audit Committee makes recommendations to the Board regarding the adequacy of the Company’s risk management policies and procedures. The Audit Committee is responsible for implementing appropriate systems and controls to manage such risks, including an assessment of the adequacy of insurance coverage maintained by the Company.

Our Compensation Committee is responsible for (i) reviewing the relationship between the Company’s risk management policies, corporate strategy and compensation of senior executives and (ii) the Company’s compensation approach, policies and practices to ensure that they encourage senior executives to consider the risks related to their decisions and actions and that they do not encourage unnecessary or inappropriate risk taking.

Additionally, the risk oversight process includes receiving regular reports from our Board committees and members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.

Employee, Officer and Director Hedging

Our insider trading policy expressly prohibits our directors and executive officer from purchasing financial instruments (such as prepaid variable forward contracts, equity swaps or collars) designed to hedge or offset a decrease in the market value of Company securities.

PROPOSAL 2 — APPOINTMENT OF AUDITORS

The Board recommends that Ernst & Young LLP be reappointed as auditors and that the Audit Committee of the Board be authorized to fix such auditor’s remuneration. The auditors will serve until the end of the next annual shareholder meeting or until a successor is appointed by the Board. We expect that representatives of Ernst & Young LLP will be present at the Meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

Ernst & Young LLP were first appointed auditors of the Company on December 2, 2019.

Principal Accounting Fees and Services

The following sets forth fees billed by Ernst & Young LLP for the audit of our annual financial statements and other services rendered for Fiscal 2021 and Fiscal 2020:

	Fiscal year ended December 31,
	2021	2020
Audit fees(1)	$2,846,000	$1,400,533
Audit-related fees(2)	$245,000	—
Tax fees(3)	$114,900	—
All other fees	—	—
Total fees	$3,205,900	$1,400,533

(1)

“Audit fees” include fees related to audit of the restatement of our Fiscal 2020 financial statements conducted during Fiscal 2021, the audit of our Fiscal 2021 financial statements and the audit of our Fiscal 2020 financial statements.

(2)	“Audit-related fees” include fees for assurance and related services not included in audit service above, such as services related to registration statements, consents and comfort letters.
(3)	“Tax fees” include fees related to advising regarding U.S. and Canadian federal, state and provincial tax matters.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the Audit Committee charter, the Audit Committee is responsible for the oversight of (i) our financial reporting and related financial disclosure, (ii) the implementation of risk management and internal control over financial reporting and disclosure controls and procedures; and (iii) external and internal audit processes. The Audit Committee has the responsibility to select, appoint, engage, oversee, retain, and evaluate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. During Fiscal 2021, the Audit Committee pre-approved all audit and permitted non-audit services provided by Ernst & Young LLP.

If you do not specify how you want your Common Shares voted, the individuals named as proxyholders in the enclosed proxy form intend to cast the votes represented by proxy at the Meeting FOR the appointment of Ernst & Young LLP as our auditors until the next annual meeting or until a successor is appointed by the Board, and authorization of the Audit Committee of the Board to fix Ernst & Young LLP’s remuneration.

PROPOSAL 3 — DOMESTICATION

General

The Board believes it to be in the Company’s best interests and in the best interests of its shareholders, to have discretion to change the jurisdiction of incorporation of the Company from the province of Ontario to the State of Delaware (the “Domestication”) pursuant to a “continuance” effected in accordance with Section 181 of the Ontario Business Corporations Act (“OBCA”), also referred to as a “domestication” under Section 388 of the General Corporation Law of the State of Delaware (“DGCL”). Shareholders are being asked to consider and, if thought fit, to pass a special resolution (the “Domestication Resolution”) authorizing the Board, in its sole discretion, to determine whether to implement the Domestication, and if the Board so determines to proceed therewith, to implement the Domestication and file a certificate of corporate domestication and a related certificate of incorporation of Akumin Inc. as the successor to the Company incorporated under the DGCL (“Akumin Delaware”).

If the Domestication Resolution is approved by the shareholders, the Domestication would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. In connection with any determination to implement the Domestication, the Board will set the timing for such Domestication. Although it is the current intention of the Board to proceed with the Domestication, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Domestication.

If the Domestication Resolution is approved by the shareholders and the Board so determines to proceed with the Domestication, the Domestication will be effective on the date set forth in the certificate of corporate domestication and the certificate of incorporation, as filed with the office of the Secretary of State of the State of Delaware. Thereafter, we will be subject to the certificate of incorporation filed in Delaware, a copy of which is attached to this Circular as Appendix C.

The Domestication will not interrupt our corporate existence or operations, or the trading market of the Common Shares. Each outstanding Common Shares and Warrant of the Company at the time of the Domestication will remain issued and outstanding as a Common Shares or Warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL.

Reasons for the Domestication

The Company believes the Domestication will reduce operating expenses and transactional inefficiencies that currently result from being subject to Canadian corporate laws despite having no operations in Canada. The Company chose the State of Delaware to be its domicile because the more favorable corporate environment afforded by Delaware will help it compete effectively in raising the capital necessary for it to continue to implement its strategic plan. For many years, Delaware has followed a policy of encouraging public companies to incorporate in the state by adopting comprehensive corporate laws that are revised regularly in response to developments in modern corporate law and changes in business circumstances. The Delaware courts are known for their considerable expertise in dealing with complex corporate issues and providing predictability through a substantial body of case law construing Delaware’s corporate law. Coupled with an active bar known for continually assessing and recommending improvements to the DGCL, these factors add greater certainty in complying with fiduciary responsibilities and assessing risks associated with conducting business.

Currently, as a non-U.S. corporation, the Company may become treated as a passive foreign investment company (“PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”). PFIC status is a factual determination made for each taxable year on the basis of a company’s composition of its “active” versus “passive” income and its “active” versus “passive” assets for such year. If the Company were to become classified as a PFIC, which is possible in the future, U.S. investors in our shares may incur a significantly increased U.S. income tax liability on gains, if any, recognized on the sale or other disposition of the Company’s shares and on the receipt of distributions on the Company’s shares. Following the Domestication, the Company will cease to be subject to the PFIC rules because the Company will no longer be a non-U.S. corporation.

For the reasons set forth above, our Board believes that the estimated benefits of Domestication currently outweigh any potential detriments, which we do not consider to be material, resulting from the Domestication.

Effects of Change of Jurisdiction

The Domestication will not interrupt our corporate existence or operations. Each outstanding Common Share or Warrant at the time of the Domestication will remain issued and outstanding as a Common Share or Warrant, as applicable, after our corporate existence is continued from Ontario under the OBCA and domesticated in Delaware under the DGCL.

While the rights and privileges of shareholders of a Delaware corporation are, in many instances, comparable to those of shareholders of an OBCA corporation, there are certain differences. Attached as Appendix F to this Circular is a summary of the most significant differences in shareholder rights. This summary is not intended to be complete and is qualified in its entirety by reference to the DGCL, the OBCA and the governing corporate instruments of the Company. Shareholders should consult their legal advisors regarding all of the implications of the transactions contemplated in the Domestication Resolution.

Shareholders should consult their own tax advisors for advice with respect to the tax consequences to them of the Domestication in their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or local tax authority.

Regulatory Approvals; Canadian and US Securities Laws and Stock Exchange Implications

Following the completion of the Domestication, our Common Shares will continue to be listed on the NASDAQ and the TSX, under the symbol “AKU”. The Company will continue to be subject to the rules and regulations of the NASDAQ and the TSX and the obligations imposed by each securities regulatory authority in the United States and Canada. The Company will continue to file periodic reports with applicable securities regulatory bodies.

Executive Officers and Directors

Our Board currently consists of eight members, Thomas (Tom) Davies, Stanley (Stan) Dunford, Haichen (Delphino) Huang, Murray Lee, Paul S. Viviano, James Webb, James Wyper, and Riadh Zine-El-Abidine (Zine). The Board will consist of the same eight individuals after the Domestication. Immediately following the Domestication, our officers will also be unchanged. Our Executive Officers are:

•	Riadh Zine, Chairman and Chief Executive Officer
•	William Larkin, Chief Financial Officer
•	Rohit Navani, Executive Vice President and Chief Transformation Officer
•	Matthew Cameron, Chief Legal Officer and Corporate Secretary
•	Gina Bonica, General Counsel and Chief Risk Officer
•	Paul Nelis, Chief Information Officer

Treatment of the Outstanding Capital Stock, Options and Warrants

We will only issue new certificates to shareholders representing shares of capital stock of the Company upon a transfer of such shareholder’s Common Shares or at the shareholder’s request. Holders of outstanding Options, RSUs or Warrants will continue to hold the same securities, which, subject to the Consolidation, will remain exercisable for an equivalent number of Common Shares, for the equivalent exercise price per share, without any action by the holder.

No Change in Business, Locations, Fiscal Year or Employee Plans

The Domestication will effect a change in our jurisdiction of incorporation and the location of our registered office, and other changes of a legal nature, including changes in our organizational documents, which are described in this Circular. Following the Domestication, the executive offices of the Company will not move. They will remain in their current location, which is in Plantation, Florida. The business, assets and liabilities of the Company, as well as our fiscal year, will be the same upon the effectiveness of the Domestication as they are prior to the Domestication. Upon effectiveness of the Domestication, all of our obligations will continue as outstanding and enforceable obligations of the Company. The Company’s employee benefit plans and agreements will be continued by the Company.

Dissent Rights of Shareholders

Registered Shareholders (as defined below) have the right to dissent in respect of the Domestication Resolution pursuant to Section 185 of the OBCA. This summary is expressly subject to Section 185 of the OBCA, the text of which is reproduced in its entirety in Appendix E hereto. The Company is not required to notify, and will not notify, shareholders of the time periods within which action must be taken in order for a shareholder to perfect its dissent rights. It is recommended that any shareholder wishing to avail itself of its dissent rights seek legal advice, as failure to comply strictly with the provisions of Section 185 of the OBCA may prejudice any such rights. A “Registered Shareholder” is a shareholder whose shares are registered in his or her name on the Company’s shareholder register. If a shareholder holds his or her Common Shares through an investment dealer, broker or market intermediary, such shareholder will not be a Registered Shareholder as such Common Shares will be registered in the name of such investment dealer, broker or market intermediary. Any shareholder who wishes to invoke his or her dissent rights should register his or her shares in his or her name or arrange for the Registered Shareholder to dissent. Any shareholder who wishes to invoke his or her dissent rights is urged to consult with his or her legal or investment advisor to determine whether they are Registered Shareholders and to be advised of the strict provisions of Section 185 of the OBCA. Any shareholder who wishes to register his or her shares in his or her own name is urged to consult with his or her legal or investment advisor or the registrar and transfer agent of the Company at the following address:

TSX Trust Company

100 Adelaide St West, Suite 301

Toronto, Ontario

M5H 4H1

In the event that the Domestication Resolution is adopted and becomes effective upon filing of the relevant continuance documentation in Delaware and Ontario, any holder who dissents in respect of the Domestication Resolution in compliance with Section 185 of the OBCA (a “Dissenting Shareholder”) will be entitled to be paid by the Company a sum representing the fair value of his or her Common Shares. No right of dissent or appraisal is available to a shareholder with respect to any other matter to be considered at the Meeting other than the Domestication.

A Dissenting Shareholder must send to the Company, at or before the Meeting, a written objection to the Domestication Resolution (a “dissent notice”). The execution or exercise of a proxy vote against the resolution does not constitute a written objection for the purposes of subsection 185(6) of the OBCA. The OBCA does not provide for partial dissent and, accordingly, a shareholder may only dissent with respect to all of the Common Shares held by him or on behalf of any one beneficial owner whose shares are registered in his or her name. An application by the Company, or by a shareholder if he has sent a dissent notice as described above, may be made to the Ontario Superior Court of Justice (the “Ontario Court”) by originating notice, after the adoption of the Domestication Resolution to fix the fair value of the shares held by the Dissenting Shareholder. The fair value is to be determined as of the close of business on the last business day before the date on which the Domestication Resolution was adopted. If an application is made to the Ontario Court, the Company shall, unless the Ontario Court otherwise orders, send to each Dissenting Shareholder, at least 10 days before the date on which the application is returnable if the Company is the applicant or within 10 days after the Company is served with a copy of the originating notice if the Dissenting Shareholder is the applicant, a written offer to pay an amount considered by the Board of the Company to be the fair value of the Common Shares. Every such offer is to be made on the same terms and is to contain or be accompanied by a statement showing how the fair value was determined. A Dissenting Shareholder is not required to vote against the Domestication Resolution in order to dissent; however, if a Dissenting Shareholder votes in favor of the Domestication Resolution, they will no longer be considered a Dissenting Shareholder.

Upon the occurrence of the earliest of: (a) the effective date of the matter which is the subject of the Domestication Resolution, (b) the making of an agreement between the Company and the Dissenting Shareholder as to the payment to be made by the Company for the dissenting Common Shares, or (c) a pronouncement of the Ontario Court fixing the fair value of the Common Shares, a Dissenting Shareholder ceases to have any rights as a shareholder of the Company other than the right to be paid the fair value of his or her shares in the amount agreed to between the Company and the Dissenting Shareholder or in the amount fixed by the Ontario Court, as the case may be. Until one of these events occurs, the Dissenting Shareholder may withdraw his or her dissent notice or the Company may rescind the Domestication Resolution and, in either event, the dissent and appraisal proceedings in respect of such Dissenting Shareholder will be discontinued.

Dissenting Shareholders will not have any right other than those granted under the OBCA to have their Common Shares appraised or to receive the fair value thereof, other than in connection with the Domestication.

THIS IS ONLY A SUMMARY OF THE DISSENTING SHAREHOLDER PROVISIONS OF THE OBCA. THEY ARE TECHNICAL AND COMPLEX. IT IS SUGGESTED THAT IF YOU WANT TO AVAIL YOURSELF OF YOUR RIGHTS THAT YOU SEEK YOUR OWN LEGAL ADVICE. FAILURE TO COMPLY STRICTLY WITH THE PROVISIONS OF THE OBCA MAY PREJUDICE YOUR RIGHT OF DISSENT. SECTION 185 OF THE OBCA IS ATTACHED HEREIN AS EXHIBIT E AND IS INCORPORATED HEREIN BY REFERENCE.

Accounting Treatment of the Domestication

As a result of the Domestication, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), the Company will continue its existence under the DGCL as a corporation incorporated in the State of Delaware. The Company’s business, assets and liabilities and its subsidiaries, on a consolidated basis, as well as its principal location and fiscal year, will be the same immediately after the Domestication as they were immediately prior to the Domestication. Accordingly, the Company does not believe there will be any accounting effects as a result of the Domestication.

Implementation

The implementation of the Domestication is subject to the Company obtaining the necessary regulatory consents. The Domestication Resolution provides that the Board is authorized, in its sole discretion, to determine not to proceed with the proposed Domestication, without further approval of the shareholders. The Board’s determination in this regard may specifically include considering whether shareholders exercise dissent rights, and, if so, the number of shareholders that exercise such dissent rights, and the corresponding costs to the Company of effecting the Domestication with respect to the exercise of such dissent rights. Further, the Board may determine not to present the Domestication Resolution to the Meeting or, if the Domestication Resolution is presented to the Meeting and approved, may determine after the Meeting not to proceed with completion of the proposed Domestication for any reason.

U.S. Federal Income Tax Considerations

The following summary is a discussion of the material U.S. federal income tax considerations of the Domestication generally applicable to holders of Common Shares. This section applies only to holders that hold their Common Shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). It does not apply to holders of options, warrants, or promissory notes.

This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting;

•	a tax-exempt organization;

•	a life insurance company, real estate investment trust or regulated investment company;

•	a person that actually or constructively owns 10% or more of the Company’s stock;

•	a person that holds Common Shares as part of a straddle or a hedging or conversion transaction;

•	a U.S. Holder whose functional currency is not the U.S. dollar;

•	a person that received Common Shares as compensation for services;

•	a U.S. expatriate;

•	a controlled foreign corporation; or

•	a passive foreign investment company.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the Domestication. There can be no assurance that the IRS will not take positions concerning the tax consequences of the Domestication that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds Common Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Common Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Domestication.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. HOLDERS

For purposes of this discussion, a U.S. Holder means a beneficial owner of Common Shares who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia),

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Effects of the Domestication on U.S. Holders of Common Shares

The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code.

Under Section 368(a)(1)(F) of the Code, a reorganization (an “F Reorganization”) is a “mere change in identity, form, or place of organization of one corporation, however effected.” Pursuant to the Domestication, the Company will change its jurisdiction of incorporation from Ontario, Canada to Delaware.

It is intended that the Domestication qualify as an F Reorganization. Assuming the Domestication so qualifies, U.S. Holders of Common Shares generally should not recognize taxable gain or loss on the Domestication for U.S. federal income tax purposes, except as provided below under the caption headings “ — Effects of Section 367 to U.S. Holders of the Common Shares” and “ — PFIC Considerations,” and the Domestication should be treated for U.S. federal income tax purposes as if the Company (i) transferred all of its assets and liabilities to Akumin Delaware in exchange for all of the outstanding stock of Akumin Delaware; and (ii) then distributed the stock of Akumin Delaware to the shareholders of the Company in liquidation of the Company. The taxable year of the Company will be deemed to end on the date of the Domestication.

Basis and Holding Period Considerations

Assuming the Domestication qualifies as an F Reorganization: (i) the tax basis of a Akumin Delaware Common Share received by a U.S. Holder in the Domestication will equal the U.S. Holder’s tax basis in a Common Share deemed surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a Akumin Delaware Common Share received by a U.S. Holder will include such holder’s holding period for the Common Share deemed surrendered in exchange therefor.

Effects of Section 367 to U.S. Holders of the Common Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a Domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Common Shares on the date of the Domestication.

A.	“U.S. Shareholders” of the Company

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power of all classes of Common Shares entitled to vote or 10% or more of the total value of shares of all classes of stock (a “U.S. Shareholder”) must include in income, as a dividend, the “all earnings and profits amount” attributable to the Common Shares it directly owns, within the meaning of Treasury Regulations under Section 367. Complex attribution rules apply in determining whether a U.S. Holder is a U.S. Shareholder. All U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s “all earnings and profits amount” with respect to its Common Shares is the net positive earnings and profits of the Company (as determined under Treasury Regulations under Section 367) attributable to the shares (as determined under Treasury Regulations under Section 367) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulations under Section 367 provide that all the earnings and profits amount attributable to a U.S. Shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the U.S. Shareholder held the block of stock.

The Company has estimated its earnings and profits for the tax years 2015 through 2021. Based on these estimates, the Company believes it has cumulative negative earnings and profits through 2021. However, there can be no assurance the IRS would agree with our earnings and profits calculations. If the IRS does not agree with our earnings and profits calculations, a shareholder may owe additional U.S. federal income taxes as a result of the Domestication. The Company intends to provide on the investor relations section of its website (https://akumin.com/investor-relations) information regarding the Company’s earnings and profits for the years 2015 through 2021, which will be updated to include 2022 (through the date of the Domestication) once the information is available. Currently, the Company anticipates that it will not generate a positive earnings and profits in 2022 through the date of the Domestication. However, there can be no assurance that once all of the Company’s activities through the date of the Domestication are considered, the Company’s 2021 earnings and profits will remain negative.

B.	U.S. Holders That Own Less Than 10 Percent of the Company

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) Common Shares with a fair market value of $50,000 USD or more but less than 10% of the total combined voting power of all classes of Common Shares entitled to vote or less than 10% of the total combined value of all classes of Common Shares will recognize gain (but not loss) with respect to the Domestication or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Akumin Delaware Common Shares received in the Domestication in an amount equal to the excess of the fair market value of the Akumin Delaware Common Shares received over the U.S. Holder’s adjusted tax basis in the Common Shares deemed surrendered in exchange therefor. If a U.S. Holder acquired different blocks of Common Shares at different times or at different prices, any gain will be determined separately with respect to each block of Common Shares.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income, as a dividend, the all earnings and profits amount attributable to its Common Shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange;

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities, or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)

a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from the Company establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Common Shares, and (B) a representation that the U.S. Holder has notified the Company that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. Holder must send notice of making the election to the Company no later than the date such tax return is filed. In connection with this election, the Company intends to provide on its website (www.akumin.com) information regarding the Company’s earnings and profits. See the discussion above under “U.S. Shareholders of the Company” for a more detailed discussion of the earnings and profits information that will be provided.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C.	U.S. Holders That Own Common Shares with a Fair Market Value of Less Than $50,000 USD

A U.S. Holder who, on the date of the Domestication, owns (or is considered to own) Common Shares with a fair market value less than $50,000 USD should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication, and generally should not be required to include any part of the earnings and profits amount in income.

All U.S. Holders of Common Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

PFIC Considerations

In addition to the discussion under the heading “ — Effects of Section 367 to U.S. Holders of the Common Shares,” above, the Domestication could be a taxable event to U.S. Holders under the passive foreign investment company (“PFIC”) provisions of the Code if the Company is or ever was a PFIC.

A.	Definition of a PFIC

In general, the Company will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held Common Shares, (a) at least 75% or more of the Company’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of the Company’s assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business) and gains from the disposition of passive assets.

B.	PFIC Status of the Company

The Company believes that it was not a PFIC before 2022 and it does not anticipate that it will be a PFIC in 2022, but there can be no assurance that the Company will not become a PFIC in 2023. Accordingly, the Domestication will likely not be a taxable event for any U.S. Holder under the PFIC rules if the Domestication occurs during 2022. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely to make a determination. Therefore, the IRS might not agree that the Company is not and has never been a PFIC.

C.	Effects of PFIC Rules on the Domestication

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f). However, proposed Treasury Regulations under Section 1291(f) have been promulgated with a retroactive effective date. If finalized in their current form, those regulations may require taxable gain recognition to U.S. Holders of Common Shares upon the Domestication if the Company were classified as a PFIC at any time during such U.S. Holder’s holding period in such shares and the U.S. Holder had not made (i) a “qualified electing fund” election under Section 1295 of the Code for the first taxable year in which the U.S. Holder owned Common Shares or in which the Company was a PFIC, whichever is later, or (ii) a “mark-to-market” election under Section 1296 of the Code with respect to such holder’s shares. The tax on any such recognized gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of the Company. Under these rules:

•	the U.S. Holder’s gain would be allocated ratably over the U.S. Holder’s holding period for such holder’s Common Shares;

•

the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which the Company was a PFIC, would be taxed as ordinary income;

•

the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such holder’s holding period would be taxed at the highest tax rate in effect for that year applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax would be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Any “all earnings and profits amount” included in income by a U.S. Holder as a result of the Domestication (discussed under the heading “ — Effects of Section 367 to U.S. Holders of the Common Shares” above) generally would be treated as gain subject to these rules.

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted.

NON-U.S. HOLDERS

Effects of the Domestication on non-U.S. Holders of Common Shares

The following describes the material U.S. federal income tax considerations relating to the ownership and disposition of Common Shares by a non-U.S. Holder after the Domestication. For purposes of this discussion, a non-U.S. Holder means a beneficial owner of Common Shares who or that is, for U.S. federal income tax purposes, not a U.S. Holder (as defined above) or an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Distributions

In general, any distributions made to a non-U.S. Holder on Common Shares, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its stock of the Company and then, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Shares, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares” below.

Dividends paid by the Company to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements

(usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Shares

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Common Shares unless:

(i)

such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case any gain realized would generally be subject to a flat 30% U.S. federal income tax,

(ii)

the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, (and, if an applicable treaty so requires, is attributable to the conduct of trade or business through a permanent establishment or fixed base in the United States), in which case the gain would be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to U.S. Holders and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply, or

(iii)

the Company is or has been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, and either (A) the Common Shares have ceased to be regularly traded on an established securities market or (B) the non-U.S. Holder has owned or is deemed to have owned, at any time within the five-year period preceding the disposition or the non-U.S. Holder’s holding period, whichever period is shorter, more than 5% of Common Shares.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of Common Shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company would be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect Akumin to be classified as a U.S. real property holding corporation following the Domestication. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether Akumin will be a U.S. real property holding corporation with respect to a non-U.S. holder following the Domestication or at any future time.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Common Shares. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such non-U.S. Holder’s U.S. federal income tax liability and may entitle such non-U.S. Holder to a refund, provided that the required information is furnished by such non-U.S. Holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2022, gross proceeds from the sale or other disposition of, securities (including Common Shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Common Shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2022, gross proceeds from the sale or other disposition of, Common Shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Common Shares.

Canadian Income Tax Considerations

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations of the Domestication generally applicable to shareholders who own Common Shares immediately prior to the Domestication. This summary is generally applicable to a beneficial owner of Common Shares who, for purposes of the Income Tax Act (Canada) (the “Canadian Tax Act”) and at all relevant times, holds the Common Shares as capital property, deals at arm’s length with the Company and is not affiliated with the Company (a “Holder”). Generally, Common Shares will be considered capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based upon the current provisions of the Canadian Tax Act in force as of the date hereof and the current administrative policies and assessing practices of the Canada Revenue Agency (“CRA”) published in writing and publicly available prior to the date hereof. This summary takes into account all specific proposals to amend the Canadian Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and assumes that the Proposed Amendments will be enacted in the form proposed. No assurance can be given that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account other federal or any provincial, territorial or foreign tax legislation or considerations, which may differ materially from those described in this summary.

This summary is based on the Company ceasing to be resident in Canada for purposes of the Canadian Tax Act at the time of the Domestication, and assumes that from the time of the Domestication and at all relevant times thereafter, the Company will not be resident in Canada for purposes of the Canadian Tax Act, will be resident in the United States for purposes of the Canada-US Income Tax Convention (the “Treaty”) and will be entitled to all of the benefits of the Treaty.

This summary is not applicable to a Holder: (i) that is a “financial institution” for purposes of certain rules in the Canadian Tax Act (referred to as the mark-to-market rules); (ii) an interest in which is a “tax shelter investment”; (iii) that is a “specified financial institution”; (iv) that reports its “Canadian tax results” in a currency other than the Canadian currency; (v) that is a partnership for Canadian federal income tax purposes or is exempt from tax under Part I of the Canadian Tax Act; (vi) that has entered, or will enter, into a “derivative forward agreement” with respect to their Common Shares; (vii) who acquired Common Shares under or in connection with the Company’s long term incentive plan or any other equity based compensation arrangement; or (viii) in respect of which the Company will be a “foreign affiliate” at any time after the Domestication (all such terms as defined in the Canadian Tax Act). Additional considerations not discussed herein may be applicable to a Holder that is a corporation resident in Canada and is, or becomes, controlled by a non-resident person or group of persons not dealing at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Canadian Tax Act. Such Holders should consult with and rely on their own tax advisors.

This summary does not discuss the Canadian income tax consequences of the Domestication to holders of stock options, restricted share units or other share-based awards granted by the Company. This summary also does not describe the tax considerations with respect to holding or disposing of options of the Company. Any such holders should consult with and rely on their own tax advisors.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them of the Domestication, having regard to their particular circumstances.

The Company

As a result of the Domestication, the Company will cease to be a resident of Canada and a “public corporation” for purposes of the Canadian Tax Act. On ceasing to be a resident of Canada, the Company will no longer be subject to Canadian income tax on its worldwide income. Subsequent to the Domestication, the Company will not be subject to Canadian income tax except on any income from business operations that are attributable to a permanent establishment in Canada as well as on gains from the disposition of “taxable Canadian property” that is not “treaty-protected property” (each as defined in the Canadian Tax Act).

For Canadian federal income tax purposes, the Domestication will cause the Company’s taxation year to be deemed to have ended immediately prior to the Domestication. Immediately prior to the time of this deemed taxation year-end, the Company will be deemed to have disposed of each of its properties for proceeds of disposition equal to the fair market value of all such properties at that time and will be deemed to have reacquired such properties at a cost amount equal to that fair market value. The Company will be subject to income tax under Part I of the Canadian Tax Act on any income and net taxable capital gains which arise as a result of this deemed disposition (after the utilization of any available capital or non-capital losses).

The Company will also be subject to an additional “emigration tax” under Part XIV of the Canadian Tax Act on the amount, if any, by which the fair market value (immediately before the Company’s deemed taxation year end resulting from the Domestication), of all of it properties, exceeds the total of the amount of certain of its liabilities and the paid-up capital (determined for purposes of the emigration tax) of all the issued and outstanding shares of the Company immediately before the deemed taxation year end. This additional tax is generally payable at the rate of 25% but is expected to be reduced to 5% by virtue of the Treaty.

The Canadian tax consequences to the Company associated with the Domestication are principally dependent upon the valuation of the Company’s assets, the amount of its liabilities, its shareholder composition, as well as certain Canadian tax amounts, accounts and balances of the Company, each as of the time of the Domestication. Management of the Company has advised that, in its view and as of the date hereof, the fair market value of each property of the Company does not exceed the adjusted cost base of such property and that the aggregate of the paid-up capital of the shares and the liabilities of the Company is not less than the current fair market value of all of the property of the Company. Accordingly, management of the Company expects that the deemed disposition of the Company’s properties that will occur on the Domestication will not result in any taxable income to the Company under Part I of the Canadian Tax Act and that the Domestication will not result in any liability for emigration tax under Part XIV of the Canadian Tax Act.

Shareholders are cautioned that the CRA may not agree with the Company’s determination of the fair market value of its properties at the relevant time. It is also possible that the fair market value of the Company’s properties may change between the date hereof and the time of the Domestication. Should unforeseen events lead to a potential for greater tax liability than currently expected, the Board has the right to not proceed with the Domestication.

Currency Conversion

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares, or Common Shares following the U.S Domestication, must be converted into Canadian dollars based on exchange rates as determined in accordance with the Canadian Tax Act.

Holders Resident in Canada

The following portion of this summary applies to a Holder who, for purposes of the Canadian Tax Act and all relevant times, is resident, or is deemed to be resident, in Canada (a “Resident Holder”).

Dissenting Shareholder

A Dissenting Shareholder that is a Resident Holder who holds Common Shares (a “Dissenting Resident Holder”) and is entitled to be paid fair value for its dissenting Common Shares will be deemed to transfer such dissenting Common Shares to the Company in consideration for a cash payment equal to fair value from the Company.

Although the matter is not free from doubt, the Dissenting Resident Holder will generally be deemed to have received a dividend on the Common Shares equal to the amount, if any, by which the payment by the Company in the amount of the fair value of the Common Shares exceeds the paid-up capital of such shares for purposes of the Canadian Tax Act. The amount of this deemed dividend could, in some circumstances, be treated as proceeds of disposition in the case of Dissenting Resident Holders that are corporations. The difference between the amount of such payment and the amount of any deemed dividend would be treated as proceeds of disposition of the Common Shares for the purposes of computing any capital gain or capital loss realized on the disposition of the Common Shares. For a description of the tax treatment of capital gains and capital losses, see “Holders Resident in Canada – Taxation of Capital Gains and Capital Losses” below.

Any interest awarded to a Dissenting Resident Holder by a court will be included in the Dissenting Resident Holder’s income for Canadian income tax purposes.

Canadian Resident Holders who are considering exercising Dissent Rights in connection with the Domestication are urged to consult with their tax advisors with respect to the tax consequences to them of dissenting.

Non-Dissenting Shareholder

A Resident Holder should not be considered to have disposed of their Common Shares as a result of the Domestication. A Resident Holder should therefore not be considered to have realized a taxable capital gain or loss by reason only of the Domestication. The Domestication should also not have an effect on the adjusted cost base of a Resident Holder’s Common Shares.

Dividends on Common Shares Following the Domestication

Dividends on Common Shares will be required to be included in the Resident Holder’s income for the purposes of the Canadian Tax Act. Such dividends received by a Resident Holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A Canadian Holder that is a corporation is required to include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income.

Any U.S. non-resident withholding tax imposed on such dividends should generally be eligible, subject to the detailed rules and limitations under the Canadian Tax Act, to be credited against the Resident Holder’s income tax or deducted from income. Resident Holders are advised to consult with their own tax advisors with respect to the availability of a Canadian foreign tax credit or deduction. Resident Holders are advised to consult with and rely on their own advisors with respect to the availability of a Canadian foreign tax credit or deduction having regard to their particular circumstances.

Disposition of Common Shares Following the Domestication

A disposition or deemed disposition of Common Shares by a Resident Holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of such Common Shares immediately prior to the disposition. For a description of the tax treatment of capital gains and capital losses, see “Holders Resident in Canada – Taxation of Capital Gains and Capital Losses” below.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the Resident Holder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year, to the extent and under the circumstances described in the Canadian Tax Act.

Refundable Tax

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” as defined in the Canadian Tax Act (or, under Tax Proposals, a “Substantive CCPC”) may be liable to pay an additional refundable tax on its “aggregate investment income” for the year, which is defined in the Canadian Tax Act to include taxable capital gains realized, and interest and dividends received or deemed to be received (but not dividends or deemed dividends that are deductible in computing taxable income).

Alternative Minimum Tax

Capital gains realized by a Resident Holder who is an individual (other than certain trusts) may result in such Resident Holder being liable, or having an increased liability, for alternative minimum tax under the Canadian Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Foreign Property Information Reporting

A Resident Holder that is a “specified Canadian entity” (as defined in the Canadian Tax Act) for a taxation year or a fiscal period and whose total “cost amount” (as defined in the Canadian Tax Act) of “specified foreign property” (as defined in the Canadian Tax Act), including the Common Shares, at any time in the year or fiscal period exceeds CAD$100,000 will be required to file an information return with the CRA for the taxation year or fiscal period disclosing certain prescribed information in respect of such property. Penalties may apply where a Resident Holder fails to file the required information return in respect of such Resident Holder’s “specified foreign property” on a timely basis in accordance with the Canadian Tax Act.

Holders Not Resident in Canada

The following portion of this summary applies to a Holder who, at all relevant times, for purposes of the Canadian Tax Act and any applicable income tax treaty or convention, is not resident, and is not deemed to be resident, in Canada and does not use or hold, and is not deemed to use or hold, Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This part of the summary is not applicable to Non-Resident Holders that are insurers carrying on an insurance business in Canada and elsewhere.

Dissenting Shareholders

A Dissenting Shareholder that is a Non-Resident Holder (a “Dissenting Non-Resident Holder”) and is entitled to be paid fair value for its dissenting Common Shares will be deemed to transfer such dissenting Common Shares to the Company in consideration for a cash payment from the Company equal to the fair value of such Common Shares.

Although the matter is not free from doubt, a Dissenting Non-Resident Holder will generally be deemed to have received a dividend on the Common Shares equal to the amount, if any, by which the payment by the Company in the amount of the fair value of the Common Shares exceeds the paid-up capital of such shares for purposes of the Canadian Tax Act. Any such deemed dividend will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend but may be reduced under an applicable tax convention. A Dissenting Non-Resident Holder will also be considered to have disposed of the Common Shares for proceeds of disposition equal to the amount paid to such Dissenting Non-Resident Holder, less any amount that is deemed to be a dividend received by the Dissenting Non-Resident Holder, as described above. A U.S. Resident Dissenter will not be subject to tax under the Canadian Tax Act on any capital gain realized on the disposition of Common Shares unless the Common Shares are “taxable Canadian property” for purposes of the Canadian Tax Act and are not “treaty-protected” property of the Dissenting Non-Resident Holder (each as defined in the Canadian Tax Act) at the time of disposition.

A Common Share generally will not be taxable Canadian property of a Dissenting Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, more than 50% of the fair market value of the Common Share was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Canadian Tax Act), “timber resource property” (as defined in the Canadian Tax Act), and options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists) (the “Real Property Test”). In addition, if the Common Share is listed on a designated stock exchange (which currently includes the NASDAQ) at the time of disposition, the Common Share will not be taxable Canadian property (even if the Real Property Test is satisfied) unless 25% or more of the issued shares of any class or series the Company’s shares were owned by or belonged to one or any combination of (i) the Dissenting Non-Resident Holder, (ii) persons with whom the Dissenting Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Dissenting Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships (the “Ownership Test”).

Notwithstanding the above, Common Shares may, in certain circumstances, be deemed to be taxable Canadian property to a Dissenting Non-Resident Holder for the purposes of the Canadian Tax Act. Dissenting Non-Resident Holders whose Common Shares may constitute taxable Canadian property are urged to consult their own tax advisors for advice having regard to their particular circumstances.

Even if Common Shares are considered to be taxable Canadian property of a Dissenting Non-Resident Holder, a taxable capital gain (or an allowable capital loss) resulting from the disposition of such Common Shares will not be included (or deducted) in computing the Dissenting Non-Resident Holder’s income for purposes of the Canadian Tax Act if the Common Shares constitute “treaty-protected property”, as defined in the Canadian Tax Act.

If the Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Dissenting Non-Resident Holder, upon the disposition of such Common Shares pursuant to the Domestication, such Dissenting Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Holders Resident in Canada – Taxation of Capital Gains and Losses” as if the Dissenting Non-Resident Holder were a Resident Holder thereunder.

Any interest paid or credited to a Dissenting Non-Resident Holder in respect of the exercise of Dissent Rights will generally not be subject to Canadian withholding tax.

Non-Dissenting Shareholders

A Non-Resident Holder should not be considered to have disposed of their Common Shares as a result of the Domestication. A Non-Resident Holder should therefore not be considered to have realized a taxable capital gain or loss by reason only of the Domestication. The Domestication should also not have an effect on the adjusted cost base of a Non-Resident Holder’s Common Shares.

Disposition of Common Shares Following the Domestication

A disposition or deemed disposition of Common Shares by a Non-Resident Holder will generally not result in tax under the Canadian Tax Act unless such Common Shares are “taxable Canadian Property” and are not “treaty-protected property” of the Non-Resident Holder (each as defined in the Canadian Tax Act) at the time of disposition.

A Common Share generally will not be taxable Canadian property of a Non-Resident Holder at a particular time unless, at any time during the 60-month period immediately preceding the time of disposition, the Real Property Test is satisfied. In addition, if the Common Share is listed on a designated stock exchange (which currently includes the NASDAQ and TSX) at the time of disposition, the Common Share will not be taxable Canadian property (even if the Real Property Test is satisfied) unless the Ownership Test is also satisfied in respect of the Non-Resident Holder. Notwithstanding the foregoing, in certain circumstances set out in the Canadian Tax Act, Common Shares could be deemed to be taxable Canadian property to a Non-Resident Holder who does not dissent.

Common Shares owned by a Non-Resident Holder will generally be treaty-protected property if the gain from the disposition of such Common Shares would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under Part I of the Canadian Tax Act.

If the Common Shares are considered to be taxable Canadian property but not treaty-protected property to a particular Non-Resident Holder, upon the disposition of such Common Shares, such Non-Resident Holder will realize a capital gain (or capital loss) generally in the circumstances and computed in the manner described above under “Holders Resident in Canada – Taxation of Capital Gains and Losses” as if the Non-Resident Holder were a Resident Holder thereunder.

Eligibility for Investment

Provided the Common Shares are listed on a designated stock exchange (which currently includes the NASDAQ and TSX), the Common Shares would, on the date of the Domestication, be qualified investments on such date under the Canadian Tax Act for trusts governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), deferred profit sharing plan, registered disability savings plan (“RDSP”) or tax-free savings account (“TFSA”) (collectively “Registered Plans”).

Notwithstanding the foregoing, if the Common Shares are a “prohibited investment” for a TFSA, RRSP, RRIF, RESP or RDSP, the holder of the TFSA or RDSP, the annuitant of the RRSP or RRIF, or the subscriber of the RESP, as the case may be, will be subject to a penalty tax as set out in the Canadian Tax Act. Provided that, for purposes of the Canadian Tax Act, the holder, annuitant, or subscriber, as the case may be, deals at arm’s length with the Company and does not have a “significant interest” (as defined in the Canadian Tax Act for purposes of the prohibited investment rules) in the Company, the Common Shares will not be a “prohibited investment” for such RRSPs, RRIFs, RESPs, RDSPs and TFSAs, as the case may be, under the Canadian Tax Act.

Vote Required and Recommendation of the Board

At the Meeting, shareholders will be asked to shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the Domestication Resolution in the following form, subject to such amendments, variations or additions as may be approved at the Meeting, approving the Domestication.

“Resolved that:

1.	The Company is hereby authorized to apply to the Director appointed under the Ontario Business Corporations Act (the “OBCA”) for a continuance in the State of Delaware;

2.

The Company is authorized to file with the Secretary of State of the State of Delaware the certificate of corporate domestication and a certificate of incorporation pursuant to, and in accordance with, the General Corporation Law of the State of Delaware (the “DGCL”) as if it has been incorporated thereunder (the “Domestication”);

3.

The Company shall file a certificate of corporate domestication and certificate of incorporation, and adopt by-laws, in the forms as set out in Appendices B, C and D to the management proxy circular dated as of May 17, 2022 each of which is hereby approved in all respects;

4.

Any director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such person determines to be necessary or desirable or required by any regulatory authority, including Canadian securities regulatory authorities, in order to carry out the intent of this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing; and

5.

Notwithstanding that this special resolution has been duly passed by the shareholders of the Company, the board of directors of the Company is hereby authorized, at its discretion, to determine, at any time prior to the Domestication, to proceed or not proceed with the Domestication, or to abandon the Domestication at any time prior to the implementation of the Domestication without further approval of the shareholders of the Company at any time prior to the Domestication becoming effective.”

The Board recommends that shareholders vote FOR the Domestication Resolution. To be effective, the Domestication Resolution must be approved by the affirmative vote of not less than two thirds of the votes cast by the holders of Common Shares present in person, or represented by proxy, at the Meeting. The persons named in the accompanying form of proxy intend to vote the shares represented thereby FOR such resolution, unless a proxy contains express instructions to vote against such resolution.

PROPOSAL 4 — COMMON SHARE CONSOLIDATION

The Board believes, for the reasons listed below, that a consolidation of the current number of outstanding Common Shares may be of benefit to the Company. Shareholders are being asked to consider and, if thought fit, to pass a special resolution (the “Consolidation Resolution”) authorizing the Board, in its sole discretion, to consolidate the Common Shares on the basis of a consolidation ratio of one new Common Share for up to every four old Common Shares (the “Consolidation”), to be determined at the Board’s discretion, and to amend the Company’s articles accordingly. Notwithstanding approval of the Consolidation Resolution by shareholders of the Company, the Board may, in its sole discretion, abandon the Consolidation Resolution without further approval or action by or prior notice to shareholders. Prior to making any amendment to the Company’s articles to effect the Consolidation, the Company shall first be required to obtain any and all applicable regulatory and relevant stock exchange approvals.

If the special resolution is approved by the shareholders, the Consolidation would only be implemented upon a determination by the Board that it is in the best interest of the Company and the shareholders at that time. In connection with any determination to implement the Consolidation, the Board will set the timing for such Consolidation. The Company will publicly release the timetable for the Consolidation when it is finalized. Although it is the current intention of the Board to proceed with the Consolidation, it has no obligation to do so and will have no liability associated with any decision as to whether or not to proceed with the Consolidation.

Reasons for the Consolidation

The Consolidation should enable the Company to satisfy certain minimum trading price requirements for the Common Shares to remain listed on the NASDAQ. The Board also believes that the Consolidation could result in broader interest and demand from those institutional and other investors that have internal guidelines and policies discouraging or prohibiting investments in lower priced shares.

Share Ratio Considerations

In proposing the range of share ratios in connection with the proposed Consolidation following receipt of shareholder approval, the Board has considered, among other things, factors such as:

•	The applicable requirements of the NASDAQ listing;
•	The historical trading prices and trading volume of the Common Shares;
•	The prevailing trading price and trading volume of the Common Shares and the anticipated impact of the Consolidation on the trading market(s) for the Common Shares;
•	The outlook for the trading price of the Common Shares;
•	Threshold prices of brokerage firms or institutional investors that could impact their ability to invest or recommend investments in the Common Shares;
•	Prevailing general market and economic conditions.

Principal Effects of the Consolidation

If the Board decides to proceed with the Consolidation at the time they deem appropriate, the principal effects of the Consolidation would include the following:

(a)

the fair market value of each Common Share may increase and will, in part, form the basis upon which further Common Shares or other securities of the Company will be issued (recognizing that the Board may elect to consolidate on the basis of a lesser ratio that it deems appropriate);

(b)

the current number of issued and outstanding Common Shares would be reduced proportionally based on the ratio ultimately determined by the Board within the proposed range, which, based on the number of issued and outstanding Common Shares as at the Record Date, being 89,516,513 Common Shares, and the ratio ultimately determined by the Board, would result in such number of post-Consolidation Common Shares as set out below:

Ratio	Number of Common Shares Post-Consolidation
2 for 1	44,758,257
3 for 1	29,838,838
4 for 1	22,379,128

(c)

the exercise prices and the number of Common Shares issuable upon the exercise or deemed exercise of any stock options or other convertible or exchangeable securities of the Company will be automatically adjusted based on the consolidation ratio selected by the Board and the Common Shares reserved for issuance pursuant to the Option Plan and the RSU Plan would also be consolidated on a proportionate basis;

(d)

the exercise prices and the number of the Common Shares issuable upon the exercise of each warrant will be automatically proportionately adjusted based on the consolidation ratio selected by the Board pursuant to the warrant agreement and the related warrant certificate; and

(e)

as the Company currently has an unlimited number of Common Shares authorized for issuance, the Common Share Consolidation will not have any effect on the number of Common Shares of the Company that remain available for future issuances.

The Consolidation may result in some shareholders owning “odd lots” of Common Shares on a post-Consolidation basis. Odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than Common Shares in “board lots”. Brokerage commissions and other costs of transactions in odd lots are often higher than the costs of transactions in “roundlots” of even multiples of “board lots”.

U.S. Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of the Consolidation to the Company and to shareholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the share consolidation to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances or to shareholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s common stock, you should consult your tax advisor regarding the tax consequences of the share consolidation.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the federal income tax consequences of the Consolidation. The state and local tax consequences of the Consolidation may vary as to each shareholder, depending on the jurisdiction in which such shareholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Consolidation may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that the Consolidation will constitute a reorganization under Section 368(a)(1)(E) of the Internal Revenue Code. Accordingly, the Company should not recognize taxable income, gain or loss in connection with the Consolidation. In addition, we do not expect Consolidation to affect the Company’s ability to utilize its net operating loss carryforwards (if any).

Tax Consequences to Shareholders. Shareholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Consolidation, except to the extent of any cash received in lieu of a fractional share of Common Stock (which fractional share will be treated as received and then exchanged for cash). Each shareholder’s aggregate tax basis in the Common Stock received in the Consolidation, including any fractional share treated as received and then exchanged for cash, should equal the shareholder’s aggregate tax basis in the Common Stock exchanged in the Consolidation. In addition, each shareholder’s holding period for the Common Stock it receives in the Consolidation should include the shareholder’s holding period for the Common Stock exchanged in the Consolidation.

In general, a shareholder who receives cash in lieu of a fractional share of Common Stock pursuant to the Consolidation should be treated for U.S. federal income tax purposes as having received a fractional share pursuant to the Consolidation and then as having received cash in exchange for the fractional share and should generally recognize capital gain or loss equal to the difference between the amount of cash received and the shareholder’s tax basis allocable to the fractional share. Any capital gain or loss will generally be long term capital gain or loss if the shareholder’s holding period in the fractional share is greater than one year as of the effective date of the share consolidation. Special rules may apply to cause all or a portion of the cash received in lieu of a fractional share to be treated as dividend income with respect to certain shareholders who own more than a minimal amount of common stock (generally more than 1%) or who exercise some control over the affairs of the Company. Shareholders should consult their own tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Canadian Income Tax Consequences

Subject to the same qualifications and defined terms as under the Domestication “Canadian Income Tax Considerations”, the Consolidation should not give rise to a capital gain or loss under the Canadian Tax Act for a Holder who holds such Common Shares as capital property. The adjusted cost base to the Holder of the new Common Shares immediately after the Consolidation will be equal to the aggregate adjusted cost base to the Holder of the old Common Shares immediately before the Consolidation.

Notice of Consolidation and Letter of Transmittal

Assuming the implementation of the Consolidation, promptly after the date the Company files its articles of amendment in respect of the Consolidation, the Company will give written notice thereof to all the shareholders and will provide them with a form of a letter of transmittal to be used for the purpose of surrendering their certificates representing the currently outstanding Common Shares to the Company’s registrar and transfer agent in exchange for new share certificates representing whole post-Consolidation Common Shares. After the Consolidation, current issued share certificates representing pre-Consolidation Common Shares will (i) not constitute good delivery for the purposes of trades of post-Consolidation Common Shares; and (ii) be deemed for all purposes to represent the number of post-Consolidation Common Shares to which the Shareholder is entitled as a result of the Consolidation. No delivery of a new certificate to a shareholder will be made until the Shareholder has surrendered his, her or its current issued certificate(s).

Fractional Shares

No fractional Common Shares will be issued upon the Consolidation. All fractions of post-Consolidation Common Shares will be rounded down.

Percentage Shareholdings

The Consolidation will reduce proportionately the number of Common Shares held by all shareholders. As such, the Consolidation will not affect any Shareholder’s percentage ownership in the Company other than by the minimal effect of eliminating fractional Common Shares, even though such ownership will be represented by a smaller number of Common Shares, and the Consolidation will not affect the relative voting and other rights that accompany the Common Shares.

Implementation

In order to complete the Consolidation, regulatory approval from the TSX and NASDAQ may be required and temporary suspension of trading of the Common Shares may take place. If the Consolidation is approved, no further action on the part of the shareholders will be required in order for the Board to implement the Consolidation. The Consolidation Resolution provides that the Board is authorized, in its sole discretion, to determine not to proceed with the proposed Consolidation, without further approval of the shareholders. Further, the Board may determine not to present the Consolidation Resolution to the Meeting or, if the Consolidation Resolution is presented to the Meeting and approved, may determine after the Meeting not to proceed with completion of the proposed Consolidation.

If the special resolution is approved by the shareholders and the Board decides to implement the Consolidation before completion of the Domestication, the Company will file articles of amendment pursuant to the OBCA to amend the articles of the Company and the Consolidation will become effective on the date shown in the certificate of amendment issued pursuant to the OBCA.

Effect on Non-Registered Shareholders

Non-registered shareholders holding their Common Shares through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the proposed Consolidation than those that will be put in place by the Company for Registered Shareholders. If you hold your Common Shares with such a bank, broker or other nominee and if you have any questions in this regard, you are encouraged to contact your nominee.

Vote Required and Recommendation of Board

At the Meeting, shareholders will be asked to consider and, if deemed appropriate, to pass, with or without variation, the Consolidation Resolution in the following form, subject to such amendments, variations or additions as may be approved at the Meeting, approving the Consolidation.

“Resolved that:

1.

The issued and outstanding common shares in the capital of the Company (the “Common Shares”) be consolidated on the basis of a consolidation ratio to be selected by the Board, provided that such ratio is within the range of one new Common Share for up to every four Common Shares presently issued and outstanding (the “Consolidation”);

2.

Any director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such person determines to be necessary or desirable or required by any regulatory authority in order to carry out the intent of this resolution and the matters authorized hereby, including filing of articles of amendment, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing; and

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of the Company, the board of directors of the Company is hereby authorized, at its discretion, to determine, at any time prior to the Consolidation, to proceed or not proceed with the Consolidation, or to abandon the Consolidation at any time prior to the implementation of the Consolidation without further approval of the shareholders of the Company at any time prior to the Consolidation becoming effective.”

The Board recommends that shareholders vote FOR the Consolidation Resolution. To be effective, the Consolidation Resolution must be approved by the affirmative vote of not less than two thirds of the votes cast by the holders of Common Shares present in person, or represented by proxy, at the Meeting. The persons named in the accompanying form of proxy intend to vote the shares represented thereby FOR such resolution, unless a proxy contains express instructions to vote against such resolution.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): common shares and preferred shares. No preferred shares have been issued to date. See “Description of Registrant’s Securities” filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December  31, 2021, which is incorporated herein by reference.

Limitation of Liability and Indemnification of Directors and Officers

Under the OBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity which we are or were a shareholder or creditor of, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual:

•

acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors and officers and each individual who acts or acted at our request as a director or officer of another entity which we are or were a shareholder or creditor of, as well as their respective heirs and successors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they were made a party by reason of being or having been a director or officer, except as may be prohibited by the OBCA.

We have entered into indemnity agreements with our directors and executive officers that provide, among other things, that we will indemnify them to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of their actions in the exercise of their duties as a director or officer; provided that, we shall not indemnify such individuals if, among other things, they did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or penal action, the individuals did not have reasonable grounds for believing that their conduct was lawful.

Material Differences Between Ontario Corporate Law and Delaware General Corporation Law

Our corporate affairs are governed by our articles of amalgamation and bylaws and the provisions of the OBCA. The OBCA differs from the various state laws applicable to U.S. corporations and their stockholders. The following is a summary of the material differences between the OBCA and the General Corporation Law of the State of Delaware (“DGCL”). This summary is qualified in its entirety by reference to the DGCL, the OBCA and our governing corporate instruments.

Delaware	Ontario

Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation (subject to certain exceptions), a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which, among other requirements, less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (1) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (2) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (3) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (4) the corporation consummating the offer merges with or into such constituent corporation, and (5) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Under the OBCA, certain extraordinary corporate actions including: amalgamations; arrangements; continuances; sales, leases or exchanges of all or substantially all of the property of a corporation; liquidations and dissolutions are required to be approved by special resolution.

A “special resolution” is a resolution (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote on the resolution.

In the case of an offering company, an “ordinary resolution” is a resolution that is submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, at the meeting by at least a majority of the votes cast, in person or by proxy.

Under the OBCA, shareholders of a class or series of shares are entitled to vote separately as a class in the event of certain transactions that affect holders of the class or series of shares in a manner different from the shares of another class or series of the corporation, whether or not such shares otherwise carry the right to vote.

Under the OBCA, arrangements are permitted. An arrangement may include an amalgamation, a transfer of all or substantially all the property of the corporation, and a liquidation and dissolution of a corporation. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Arrangements must generally be approved by a special resolution of shareholders. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following

Delaware	Ontario

compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness and reasonableness of the arrangement and approve or reject the proposed arrangement.

Special Vote Required for Combinations with Interested Stockholders/Shareholders

Section 203 of the DGCL provides (in general) that, unless otherwise provided in the certificate of incorporation, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve, at an annual or special meeting of stockholders, the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation, in each case, at any time within the previous three years.

While the OBCA does not contain specific anti-takeover provisions with respect to “business combinations”, rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (“Multilateral Instrument 61-101”), contain requirements in connection with, among other things, “related party transactions” and “business combinations”, including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term “related party” includes, inter alia, directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

Multilateral Instrument 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy materials sent to security holders in connection with a related party transaction including related to the valuation. Multilateral Instrument 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than shares held by the related parties, approve the transaction by a simple majority of the disinterested votes cast.

Appraisal Rights; Rights to Dissent; Compulsory Acquisition

Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal	Under the OBCA, each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any

Delaware	Ontario

rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for his or her shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (2) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (3) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (4) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, change or remove any provisions restricting the issue, transfer or ownership of a class or series of shares; (iii) an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or the powers that the corporation may exercise; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and (vi) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement. However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. The OBCA provides these dissent rights for both listed and unlisted shares.

Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder’s interests. The OBCA’s oppression remedy enables a court to make an order to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined herein) that in respect of a corporation or any of its affiliates, (i) any act or omission of the corporation or any of its affiliates effects or threatens to effect a result; (ii) the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any securityholder, creditor, director or officer of the corporation. The oppression remedy provides the court with broad and flexible jurisdiction to make any order it thinks fit including but not limited to: amending the articles of a corporation, issuing or exchanging securities, setting aside transactions, and appointing or replacing directors.

For the purposes of the oppression remedy, a “complainant” includes current and former registered and beneficial owners of a security of the corporation or any of its affiliates, a director or an officer or former director or officer of the corporation or any of its affiliates, as well as any other person whom the court considers appropriate.

Delaware	Ontario

The OBCA provides a right of compulsory acquisition for an offeror that acquires 90% of a corporation’s securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror. The OBCA also provides that where a person, its affiliates and associates acquire 90% or more of a class of equity securities of a corporation, then the holder of any securities of that class not counted for the purposes of calculating such percentage is entitled to require the corporation to acquire the holder’s securities of that class in accordance with the procedure set out in the OBCA.

Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Under the OBCA, in the case of an offering company, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Special Meetings of Stockholders/Shareholders

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the by-laws.

The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than 5% of our issued shares that carry the right to vote at a meeting may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition. If the directors do not call such meeting within 21 days after receiving the requisition despite the technical requirements under the OBCA having been met, any shareholder who signed the requisition may call the special meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may declare and pay dividends out of capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

Under the OBCA, a corporation may pay a dividend in money or other property unless there are reasonable grounds for believing that the corporation is or after the payment would be unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

The OBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of

Delaware	Ontario

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the purchased or redeemed shares are to be retired and the capital reduced.

the same class. Any such restrictions are set forth in our articles.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). We are permitted, under our articles, to acquire any of our shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of our board of directors.

Under the OBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Vacancies on Board of Directors

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation’s directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.

Under the OBCA, vacancies that exist on the board of directors may generally be filled by the board of directors if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Our articles of amalgamation set out a minimum number of directors of three (3) and maximum number of directors of ten (10). Under the OBCA, where a minimum and maximum number of directors of a corporation is provided for in its articles, the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. Where such a resolution is passed, the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

Constitution of Directors

The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws.

Under the OBCA and our articles of amalgamation, the board of directors must consist of at least three members so long as we remain an “offering corporation” for purposes of the OBCA, which includes a corporation whose securities are listed on a recognized stock exchange such as the Nasdaq. Under the OBCA, the

Delaware	Ontario

shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Under the OBCA, so long as we remain an offering corporation, at least one-third of our directors must not be officers or employees of our company or our affiliates.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board of directors (unless the certificate of incorporation provides otherwise) or in the case of a corporation with cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Under the OBCA, shareholders of a corporation may, by resolution passed by a majority of the vote cast thereon at a meeting of shareholders, remove a director and may elect any qualified person to fill the resulting vacancy. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The OBCA provides that shareholders shall elect at each annual meeting of shareholders at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. It is not necessary that all directors elected at a meeting of shareholders hold office for the same term. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation’s books and records during business hours for a proper purpose and may make copies and extracts therefrom.

Under the OBCA, registered holders of shares, beneficial owners of shares and creditors of a corporation, their agents and legal representatives may examine the records of the corporation during the usual business hours of the corporation, and may take extracts from those records, free of charge, and, if the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors adopts a resolution setting forth the proposed amendment, declaring its advisability and specifying whether the stockholders will vote on the amendment at a special meeting or annual meeting of stockholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the special resolution. In certain cases, holders of a class or series of shares are entitled to vote separately on the resolution.

Under the OBCA, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. The by-law, amendment or repeal is generally

Delaware	Ontario

amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

The DGCL requires that certain amendments to a certificate of incorporation be approved by a particular class of stockholders. If an amendment requires a class vote, it must be approved by a majority of the outstanding stock of the class entitled to vote on the matter, unless a greater proportion is specified in the certificate of incorporation or other provisions of the DGCL.

Under the DGCL, a corporation’s stockholders may amend its by-laws. The board of directors also may amend a corporation’s by-laws if so authorized in the certificate of incorporation.

effective immediately; however, the directors must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if: (1) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in a criminal action or proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought determines, in its discretion, that such person is fairly and reasonably entitled to indemnity.

If a director or officer successfully defends a third-party or derivative action, suit or proceeding, the DGCL requires that the corporation indemnify such director or officer for expenses (including attorneys’ fees) actually and reasonably incurred in connection with his or her defense.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons.

The foregoing indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individua acted as a director or officer or in a similar capacity at the corporation’s request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

In addition to any indemnity the corporation may elect to provide, the OBCA provides that an individual referred to above is entitled to an indemnity from the corporation against all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity referred to above, if, in addition to fulfilling the conditions in (i) and (ii) above, the individual was not judged by a

Delaware	Ontario

court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The corporation may also, with the approval of a court, indemnify an individual referred to above or advance moneys to such individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgement in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, if the individual fulfils the conditions in (i) above.

Our by-laws provide that we shall indemnify the foregoing persons on substantially the terms set forth above.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of a director’s liability for:

(1) breaching the duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith; (3) engaging in intentional misconduct or a known violation of law; (4) obtaining an improper personal benefit from the corporation; or (5) paying a dividend or approving a stock repurchase that was illegal under applicable law.

The OBCA does not permit the limitation of a director’s liability as the DGCL does.

Under the OBCA, directors and officers owe a fiduciary duty to the corporation. Every director and officer of a corporation must act honestly and in good faith with a view to the best interests of the corporation and must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors will not be found liable for breach of their duties where they exercise the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances. This includes good faith reliance on: financial statements and reports represented by an auditor or officer of the corporation to fairly present the financial position of the corporation; advice or reports from an officer or employee of the corporation where it is reasonable in the circumstances to rely on such information; and, reports from an engineer, lawyer, accountant, or other person whose profession lends credibility to a statement made by any such person.

Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation’s rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that,

Under the OBCA, a “complainant”, which includes a current or former shareholder (including a beneficial shareholder), director or officer of a corporation or its affiliates (or former director or officer of the corporation or its affiliates) and any other person who, in the discretion of the court, is an appropriate person, may make an application to court to bring an action in the name and on behalf of a corporation or any of its

Delaware	Ontario

before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate (a derivative action).

No derivative action may be brought unless notice of the application has been given to the directors of the corporation or its subsidiary not less than fourteen days before bringing the application and the court is satisfied that (i) the directors of the corporation or the subsidiary will not bring, diligently prosecute or defend or discontinue the action, (ii) the complainant is acting in good faith and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to provide the notice referred to above if all of the directors of the corporation or its subsidiary are defendants in the action.

In connection with a derivative action, the court may make any order it thinks fit, including an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

Blank Check Preferred Stock/Shares

Under the DGCL, a corporation’s certificate of incorporation may authorize the board of directors to issue new classes of preferred shares with voting, conversion, dividend distribution and other rights to be determined by the board of directors at the time of issuance. Such authorization could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill”, which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.

Under our articles of amalgamation, preferred shares may be issued in one or more series. Accordingly, our board of directors is authorized, without shareholder approval, but subject to the provisions of the OBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to the common voting shares.

The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of our outstanding shares and thereby have the effect of delaying, deferring or preventing a change of control of us or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our subordinate voting shares.

The OBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill”, which could prevent a takeover attempt and also

Delaware	Ontario

preclude shareholders from realizing a potential premium over the market value of their shares. However, unlike Delaware law, pursuant to applicable Canadian securities laws, Canadian securities regulators have frequently ceased traded shareholder rights plans in the face of a take-over bid.

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations’ by-laws typically provide that stockholders may introduce a proposal to be voted on at an annual or special meeting of the stockholders, including nominees for election to the board of directors, only if they provide notice of such proposal to the secretary of the corporation in advance of the meeting. In addition, advance notice by-laws frequently require stockholders to provide information about their board of directors nominees, such as a nominee’s age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her own name, share ownership and any agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the by-laws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the OBCA, the directors of a corporation are required to call an annual meeting of shareholders no later than fifteen months after holding the last preceding annual meeting. Under the OBCA, the directors of a corporation may call a special meeting at any time. In addition, the OBCA provides that holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

In our by-laws, we have has included certain advance notice provisions with respect to the election of its directors (the “Advance Notice Provisions”). Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time period.

Other Important Provisions in Articles of Amalgamation and Bylaws

The following is a summary of certain important provisions of our articles of amalgamation and bylaws, as amended. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to the articles of amalgamation and bylaws. For further information, please refer to the full version of the articles of amalgamation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects and Purposes

Our articles of amalgamation do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles of amalgamation on the business that we may carry on.

Directors

Interested Transactions

The OBCA states that a director must disclose to us, in accordance with the provisions of the OBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.

A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless the contract or transaction:

•	relates primarily to the director’s remuneration as a director, officer, employee or agent of our company or an affiliate of our company;

•	is for indemnity or insurance otherwise permitted under the OBCA; or

•	is with an affiliate.

Remuneration of Directors

The OBCA provides that the remuneration of directors, if any, may be determined by the directors subject to our articles of amalgamation and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any employees who are also directors.

Age Limit Requirement

Neither our articles of amalgamation nor the OBCA impose any mandatory age-related retirement or non-retirement requirement for directors.

Action Necessary to Change the Rights of Holders of Shares

Shareholders can authorize the amendment of our articles of amalgamation to create or vary the special rights or restrictions attached to any of the shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (1) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting or (2) a resolution consented to in writing by all of the shareholders entitled to vote.

Shareholder Meetings

We must hold an annual general meeting of shareholders at least once every year at a time and place determined by the board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting but no later than six months after the end of the preceding financial year. A meeting of shareholders may be held on the date and at the time and place in or outside Ontario as the person(s) calling the meeting determine.

Directors may, at any time, call a special meeting of shareholders. Shareholders holding not less than 5% of the issued voting shares may also cause directors to call a shareholders’ meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer. Under the OBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws requirements are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

A quorum for meetings is two persons present and holding, or represented by proxy, 33-1/3% of the issued shares entitled to be voted at the meeting. If a quorum is not present at the opening of the meeting, the shareholders may adjourn the meeting to a fixed time and place but may not transact any further business.

Holders of outstanding Common Shares are entitled to attend meetings of shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of shareholders. Directors, the secretary (if any), the auditor and any other persons invited by the chairman or directors or with the consent of those at the meeting are entitled to attend at any meeting of shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Director Nominations

Pursuant to a bylaw relating to the advance notice of nominations of directors, shareholders seeking to nominate candidates for election as directors other than pursuant to a proposal or requisition of shareholders made in accordance with the provisions of the OBCA, must provide timely written notice to the corporate secretary. To be timely, a shareholder’s notice must be received (i) in the case of an annual meeting of shareholders, not less than 60 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder must be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board of directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. This bylaw also prescribes the proper written form for a shareholder’s notice.

Impediments to Change of Control

Our articles of amalgamation do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves our company.

Compulsory Acquisition

The OBCA provides that if, within 120 days after the date of a take-over bid made to shareholders of a corporation, the bid is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the bid relates, the offeror is entitled to acquire (on the same terms on which the offeror acquired shares under the take-over bid) the shares held by those holders of shares of that class who did not accept the take-over bid. If a shareholder who did not accept the take-over bid (a dissenting offeree) does not receive an offeror’s notice, with respect to a compulsory acquisition (as described in the preceding sentence), that shareholder may require the offeror to acquire those shares on the same terms under which the offeror acquired (or will acquire) the shares owned by the shareholders who accepted the take-over bid.

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold Common Shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Mergers that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition (the “Commissioner”). Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in our company, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Canada Act

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally, the threshold for advance review and approval will be higher in monetary terms for a member of the World Trade Organization. The Investment Canada Act generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

In addition, under the Investment Canada Act, national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada, with the relevant test being whether such an investment by a non-Canadian could be “injurious to national security.” The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find us and our Common Shares less attractive because we are governed by foreign laws.

Transfer Agent and Registrar

The registrar and transfer agent for our Common Shares is TSX Trust Company, located at 301—100 Adelaide Street West, Toronto, Ontario M5H 4H1. Continental Stock Transfer & Trust is co-transfer agent for our Common Shares, located at 1 State Street, 30th Floor, New York, New York, 1004.

LEGAL MATTERS

Certain legal matters relating to the Domestication and the Consolidation under United States law will be passed upon by McDermott Will & Emery LLP, Washington, D.C. Certain legal matters relating to the Domestication and the Consolidation under Canadian law will be passed upon by Stikeman Elliott LLP, Ontario, Canada.

EXPERTS

The consolidated financial statements of Akumin Inc. at December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in the proxy statement of Akumin Inc., which is referred to and made a part of this Circular and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials

There are no shareholder proposals to be considered at the Meeting. The OBCA and SEC Rule 14a-8 permits certain eligible shareholders to submit shareholder proposals to us, which proposals may be included in a management proxy circular relating to an annual meeting of shareholders. Subject to the provisions of our advance notice by-law which require certain advance notice for director nominations, the final date by which we must receive shareholder proposals for inclusion in our management proxy circular for our annual meeting of shareholders to be held in 2023 is January 20, 2023.

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting

For shareholder nominations to the Board to be considered at an annual meeting of shareholders (including an annual and special meeting), notice must be provided not later than the close of business on the 60th day before the date of the meeting; provided, however, if the date (the “Notice Date”) on which the first public announcement made by the Company of the date of the annual meeting is less than 50 days prior to the meeting date, not later than the close of business on the 10th day following the Notice Date. In the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the Board, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting is made by the Company. Assuming our annual meeting of shareholders in 2023 is held on June 30, 2023, shareholders who wish to nominate someone to the Board must notify us no later than May 1, 2023. Our Board has determined that it is the practice of the Board to consider candidates proposed by stockholders.

In order to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 1, 2023.

MANAGEMENT CONTRACTS

No management functions of the Company and its subsidiaries are performed to any substantial degree by persons other than the directors and executive officers of the Company or its subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Availability of Reports and Other Information

We file annual reports on Form 10-K with the SEC, and we file other documents, such as quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements and other information and documents with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.akumin.com. Information contained on our website is not a part of this Circular and the inclusion of our website address in this Circular is an inactive textual reference only. As we are also a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval website maintained by the Canadian Securities Administrators at www.sedar.com.

We have filed with the SEC the Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act with respect to the Domestication and the Consolidation. This Circular, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information about us and the Domestication and the Consolidation, we refer you to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Statements contained in this Circular as to the contents of any contract or other document referred to are not necessarily complete. If a contract or document has been filed as an exhibit to the Registration Statement, we refer you to the copy of the contract or document that has been filed as an exhibit to the Registration Statement, each statement about such contract or document being qualified in all respects by such reference.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this Circular is considered to be part of this Circular. Any statement contained in this Circular or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Circular to the extent that a statement contained in this Circular or a subsequently filed document incorporated by reference modifies or replaces that statement. The SEC file number for the documents incorporated by reference in this Circular is 001-39479.

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, as amended by Amendment No. 1 to Form 10-K, filed with the SEC on April 12, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;

•	our Report on Form 6-K furnished with the SEC on November 15, 2021;

•	our Current Report on Form 8-K filed with the SEC on January 6, 2022, March 21, 2022, April 11, 2022, April 21, 2022 and April 26, 2022; and

•	the description of our Common Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022.

In addition, the documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information and related exhibits “furnished” to the SEC) after the date of the initial registration statement, including any documents filed prior to the date on which the registration statement becomes effective, and prior to the termination of all offerings made pursuant to this Circular shall be deemed to be incorporated by reference into the Circular.

In all cases, you should rely on the later information over different information included in this Circular or any accompanying prospectus supplement. Unless expressly incorporated by reference, nothing in this Circular shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this Circular, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this Circular, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this Circular on the written or oral request of that person made to:

8300 W. Sunrise Boulevard

Plantation, Florida 33322

(844) 730-0050

Attention: Investor Relations

You may also access these documents on our website, www.akumin.com. The information contained on, or that can be accessed through, our website is not a part of this Circular. We have included our website address in this Circular solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this Circular. Neither we nor the selling shareholders have authorized anyone to provide you with information different from that contained in this Circular or incorporated by reference in this Circular. The selling shareholders are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

APPROVAL

Our Board has approved the contents of this Circular and the sending thereof to our shareholders, directors and auditor.

DATED this 17th day of May, 2022.

ON BEHALF OF THE BOARD OF DIRECTORS

(signed) Riadh Zine

Riadh Zine

Chairman of the Board and Chief Executive Officer

Toronto, Ontario

APPENDIX A — SPECIAL RESOLUTIONS

DOMESTICATION RESOLUTION

Resolved that:

1.	The Company is hereby authorized to apply to the Director appointed under the Ontario Business Corporations Act (the “OBCA”) for a continuance in the State of Delaware;

2.

The Company is authorized to file with the Secretary of State of the State of Delaware the certificate of corporate domestication and a certificate of incorporation pursuant to, and in accordance with, the General Corporation Law of the State of Delaware (the “DGCL”) as if it has been incorporated thereunder (the “Domestication”);

3.

Effective on the date of the Domestication, the Company shall file a certificate of corporate domestication, certificate of incorporation, and by-laws in the forms as set out in Appendices B, C and D to the management proxy circular dated as of May 17, 2022 each of which is hereby approved in all respects;

4.

Any director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such person determines to be necessary or desirable or required by any regulatory authority, including Canadian securities regulatory authorities, in order to carry out the intent of this resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing; and

5.

Notwithstanding that this special resolution has been duly passed by the shareholders of the Company, the board of directors of the Company is hereby authorized, at its discretion, to determine, at any time prior to the Domestication, to proceed or not proceed with the Domestication, or to abandon the Domestication at any time prior to the implementation of the Domestication without further approval of the shareholders of the Company at any time prior to the Domestication becoming effective.

Consolidation Resolution

Resolved that:

1.

The issued and outstanding common shares in the capital of the Company (the “Common Shares”) be consolidated on the basis of a consolidation ratio to be selected by the Board, provided that such ratio is within the range of one new Common Share for up to every four Common Shares presently issued and outstanding (the “Consolidation”);

2.

Any director or officer of the Company is hereby authorized and directed, acting for, in the name of and on behalf of the Company, to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or to cause to be delivered, all such documents, agreements and instruments, and to do or to cause to be done all such other acts and things, as such person determines to be necessary or desirable or required by any regulatory authority in order to carry out the intent of this resolution and the matters authorized hereby, including filing of articles of amendment, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing; and

3.

Notwithstanding that this special resolution has been duly passed by the shareholders of the Company, the board of directors of the Company is hereby authorized, at its discretion, to determine, at any time prior to the Consolidation, to proceed or not proceed with the Consolidation, or to abandon the Consolidation at any time prior to the implementation of the Consolidation without further approval of the shareholders of the Company at any time prior to the Consolidation becoming effective.

IT IS INTENDED THAT THE COMMON SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOR OF SUCH RESOLUTION. AN AFFIRMATIVE VOTE OF 66 2/3% OF THE VOTES CAST AT THE MEETING IN PERSON OR BY PROXY IS NEEDED TO APPROVE EACH SPECIAL RESOLUTION.

A-1

APPENDIX B — FORM OF CERTIFICATE OF CORPORATE DOMESTICATION

CERTIFICATE OF CORPORATE DOMESTICATION

OF

AKUMIN INC.

This Certificate of Corporate Domestication is being filed for the purpose of domesticating Akumin Inc., a corporation organized under the laws of the province of Ontario, Canada (the “Non-US Company”), as a Delaware corporation, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”.

The Non-US Company does hereby certify as follows:

1.        The Non-US Company first formed on August 12, 2015 in the province of Ontario, Canada.

2.        The name of the Non-US Company immediately prior to the filing of this Certificate of Corporate Domestication was Akumin Inc.

3.        The name of the Corporation as set forth in its Certificate of Incorporation filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is “Akumin Inc.”

4.        The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Non-US Company immediately prior to the filing of this Certificate of Corporate Domestication was the province of Ontario, Canada.

5.        The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Non-US Company and the conduct of its business or by applicable non-Delaware law, as appropriate.

IN WITNESS WHEREOF, the undersigned authorized person has duly executed this Certificate of Corporate Domestication on behalf of the Non-US Company.

AKUMIN INC.

By:
Name:
Title:

B-1

APPENDIX C — FORM OF CERTIFICATE OF INCORPORATION

CERTIFICATE OF INCORPORATION

OF

AKUMIN INC.

ARTICLE I

The name of the corporation (the “Corporation”) is Akumin Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 651 N. Broad St., Suite 206, Middletown, New Castle County, Delaware, 19709. The name of the Corporation’s registered agent at such address is LegalInc. Corporate Services Inc.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”).

ARTICLE IV

A.    Classes of Stock. The total number of shares of all classes of stock that the Corporation shall have authority to issue is [                ], which shall be divided into two classes as follows: (i)[                ] shares of common stock, par value $0.01 per share (“Common Stock”); and [                ] shares of undesignated preferred stock, par value $0.01 per share (“Preferred Stock”).

Upon the effectiveness of the Certificate of Corporate Domestication of Akumin Inc., a corporation organized under the laws of the province of Ontario, Canada (“Akumin Ontario”), and this Certificate of Incorporation (the “Effective Time”), each Common Share, no par value, of Akumin Ontario issued and outstanding immediately prior to the Effective Time shall automatically become for all purposes one issued and outstanding, fully paid and non-assessable share of Common Stock, without any action required on the part of the Corporation, the holders thereof or any other person. Any stock certificate that, immediately prior to the Effective Time, represented Common Shares of Akumin Ontario will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the same number of shares of the Common Stock.

B.    Common Stock. Except as otherwise provided (i) by the DGCL, (ii) by this Article IV, Section B, or (iii) by resolutions, if any, of the board of directors of the Corporation (the “Board of Directors”) fixing the powers, designations, preferences and the relative, participating, optional or other rights of the Preferred Stock, or the qualifications, limitations or restrictions thereof, the entire voting power of the shares of the Corporation for the election of directors and for all other purposes shall be vested exclusively in the Common Stock. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by the DGCL, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL. Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to any rights and preferences of the Preferred Stock (as fixed by resolutions, if any, of the Board of Directors), in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

C.    Preferred Stock. Subject to the provisions of this Certificate of Incorporation, the Board of Directors is authorized to fix from time to time by resolution or resolutions the number of shares of any class or series of Preferred Stock, and to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of any such class or series. Further, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any such class or series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any such class or series subsequent to the issue of shares of that class or series. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

D.    Increase or Decrease to Authorized Shares. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

A.    Management by the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

B.    Number of Directors. Subject rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

C.    Written Ballot. Elections of directors need not be by written ballot unless the bylaws of the Corporation (the “Bylaws”) shall so provide.

D.    No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VI

A.    Exculpation. To the full extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B.    Indemnification and Advancement. The Corporation shall, to the full extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) indemnify and hold harmless any and all current or former directors and officers of the Corporation from and against any and all of the expenses, liabilities or losses reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Bylaws may provide that the Corporation shall indemnify any current or former director or officer in connection with a proceeding (or a part thereof) initiated by such director or officer only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation shall, to the full extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than such law permitted the Corporation to provide prior to such amendment), have the power to advance expenses to any and all current or former directors and officers of the Corporation and to provide indemnification or advance expenses to any and all current or former employees and agents of the Corporation or other persons.

C.    Non-Exclusive Right. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested Directors or otherwise.

D.    Amendment. Neither the amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation, nor, to the full extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VII

A.    Amendment of Bylaws. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the DGCL or this Certificate of Incorporation. The Bylaws may also be altered, amended, repealed or rescinded, in whole or in part, by the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

B.    No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

ARTICLE VIII

The Corporation reserves the right to amend, alter, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation.

ARTICLE IX

The name and mailing address of the incorporator are as follows: Matt Cameron, Corporate Secretary, c/o Akumin Inc., 8300 W Sunrise Blvd., Plantation, Florida 33322.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Incorporation has been duly executed by the undersigned incorporator in accordance with the DGCL.

Name: Matt Cameron
Title: Incorporator

APPENDIX D — FORM OF BY-LAWS

BYLAWS

OF

AKUMIN INC.

ARTICLE I.

OFFICES

Section 1.01    Registered Office. The registered office and registered agent of Akumin Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.02    Other Offices. The Corporation may also have offices in such other places in the United States or elsewhere (and may change the Corporation’s registered agent) as the Board of Directors may, from time to time, determine or as the business of the Corporation may require as determined by any officer of the Corporation.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 2.01    Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting; provided, that no annual meeting shall be held in Canada. The Board of Directors may, in its sole discretion, determine that annual meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 in accordance with the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.02    Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chairperson of the Board of Directors; provided that special meetings may also be called by either of the foregoing at the request of any person or persons holding of record at least 10% of the total voting power of the Corporation entitled to vote on any issue contemplated to be considered at such proposed special meeting, which written request shall state with specificity the purpose or purposes of such meeting. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation. A special meeting may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chairperson of the Board of Directors shall determine and state in the notice of meeting; provided, no special meeting shall be held in Canada. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 in accordance with the DGCL. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chairperson of the Board of Directors.

Section 2.03    Notice of Stockholder Business and Nominations.

(a)	Annual Meetings of Stockholders.

(i)

Except for (A) any directors entitled to be elected by the holders of Preferred Stock, (B) any directors elected or appointed in accordance with Section 3.05 hereof by the Board of Directors to fill a vacancy or newly-created directorship, or (C) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 2.03 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (x) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04, (y) by or at the direction of the Board of Directors or any authorized committee thereof or (z) by any stockholder of the Corporation who is entitled to vote at the meeting, who, subject to Section 2.03(c)(iv), complied with the notice procedures set forth in Sections 2.03(a)(ii) and (a)(iii) and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(ii)

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.03(a)(i)(C), the stockholder must have given timely, proper notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held or deemed to have occurred in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(a)(ii) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(iii)

To be in proper written form, such stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and any Stockholder Associated Person (as defined below), (iv) the date such shares were acquired and the investment intent of such acquisition, (v) a detailed description of the terms of any agreement, arrangement or understanding between the proposed nominee and any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director of the Corporation or relating to the proposed nominee’s nomination, and (vi) any other information relating to the person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the Stockholder Associated Person, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of any Stockholder Associated Person, (ii) the class, series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and any Stockholder Associated Person, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation regarding whether the stockholder or the Stockholder Associated Person, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and/or Stockholder Associated Person, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or Stockholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or Stockholder Associated Person’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and/or Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice and/or any Stockholder Associated Person; and (E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any Stockholder Associated Person is a party, the intent or effect of which may be (i) to transfer to or from any Stockholder Associated Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any Stockholder Associated Person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any Stockholder Associated Person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this Section 2.03(a)(iii) or Section 2.03(b)) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require the stockholder providing notice of a proposed nomination for election to the Board of Directors, or any such proposed nominee, to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules, and such information shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the request for such information has been delivered to or mailed and received by such stockholder or proposed nominee. A “Stockholder Associated Person” of any stockholder is (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder, and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person.

(b)

Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by Section 2.03(a)(ii) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (i) the 90th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	General.

(i)

Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairperson of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, a meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(ii)

Whenever used in these Bylaws, “public announcement” shall mean disclosure (A) in a press release released by the Corporation, provided such press release (i) is released by the Corporation following its customary procedures, (ii) is reported by the Dow Jones News Service, Associated Press or comparable national news service, or (iii) is generally available on internet news sites, or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii)

Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the full extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including Section 2.03(a)(i)(C) and Section 2.03(b)), and compliance with Section 2.03(a)(i)(C) and Section 2.03(b) shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, to elect directors under specified circumstances.

Section 2.04    Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Section 2.05    Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of one third of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, one third in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

Section 2.06    Voting; Proxies.

(a)

Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Unless otherwise required by law, the Certificate of Incorporation, these Bylaws, or a written policy adopted by the Board of Directors (or any committee thereof), the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders, at which a quorum is present, by the holders of stock entitled to vote in the election. Unless required by the Certificate of Incorporation or applicable law, or determined by the Board of Directors or the chairperson of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. If authorized by the board of directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

(b)

Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting, to the extent permitted by and in the manner provided in the Certificate of Incorporation, may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Section 2.07    Chairperson of Meetings. The Chairperson of the Board of Directors, if one is appointed, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chairperson of the Board of Directors and the Chief Executive Officer, a person designated by the Board of Directors shall be the chairperson of the meeting and, as such, preside at all meetings of the stockholders.

Section 2.08    Secretary of Meetings. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders. In the absence or disability of the secretary, the Chairperson of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

Section 2.09    Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

Section 2.10    Adjournment. At any meeting of stockholders of the Corporation, the Board of Directors, the chairperson of the meeting, or stockholders holding a majority in voting power of the shares of stock, present in person or by proxy and entitled to vote thereat even if less than a quorum, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting if the adjournment is for less than thirty (30) days. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 2.11    Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a)	participate in a meeting of stockholders; and

(b)	be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that

(i)	the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii)

the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii)	if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.12    Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.01    Powers. Except as otherwise provided by the Certificate of Incorporation, these Bylaws or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.02    Number and Term; Chairperson. Subject to the Certificate of Incorporation, the number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Directors shall be elected by the stockholders at their annual meeting, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. The Board of Directors shall elect a Chairperson of the Board of Directors, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairperson of the Board of Directors is not present at a meeting of the Board of Directors, the Chairperson may designate another director to preside at such meeting. If the Chairperson of the Board of Directors is not present at a meeting of the Board of Directors and the Chairperson has not designated another director to preside at the meeting pursuant to the preceding sentence, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairperson of the Board of Directors) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

Section 3.03    Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

Section 3.04    Removal. Directors of the Corporation may only be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.05    Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected or appointed to fill a vacancy or newly created directorship shall hold office until the next election of directors and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 3.06    Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors; provided, that no regular meeting shall be held in Canada. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation or the Chairperson of the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by the Board of Directors and shall be at such place, date and time as may be fixed by the person or persons at whose direction the meeting is called; provided, that no special meeting shall be held in Canada. Notice need not be given of regular meetings of the Board of Directors. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.07    Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

Section 3.08    Committees; Committee Rules. The Board of Directors may designate one or more committees, including, but not limited to, an Audit Committee, a Compensation and Management Resources Committee and a Nominating and Corporate Governance Committee, each such committee to consist of one or more of the directors of the Corporation as determined by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.09    Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10    Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

Section 3.11    Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

Section 3.12    Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV.

OFFICERS

Section 4.01    Number. The officers of the Corporation may include a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, a Secretary, one or more Vice Presidents, and one or more assistants to any appointed officer, each of whom shall be appointed by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are appointed and qualify or until their earlier resignation or removal. Any number of offices may be held by the same person.

Section 4.02    Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chairperson, each of whom does not need to be a member of the Board of Directors.

Section 4.03    Chief Executive Officer. The Chief Executive Officer, who may also be the President, subject to the determination of the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. If the Board of Directors has not appointed a separate Chairperson of the Board of Directors or in the absence or inability to act as the Chairperson of the Board of Directors, the Chief Executive Officer shall exercise all of the powers Chairperson and discharge all of the duties of the Chairperson of the Board of Directors, but only if the Chief Executive Officer is a director of the Corporation.

Section 4.04    President and Vice Presidents. The President shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. Each Vice President, if any are appointed, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors. The President and each Vice President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Chief Executive Officer or the Board of Directors shall designate from time to time

Section 4.05    Chief Financial Officer; Treasurer. The Chief Financial Officer, or if none has been appointed, the Treasurer, shall have custody of the corporate funds, securities, evidence of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer, or if none has been appointed, the Treasurer, shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by (i) the Board of Directors or its designees selected for such purposes or (ii) the Chief Executive Officer, the President or any Vice President. The Chief Financial Officer and the Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Chief Executive Officer or the Board of Directors shall designate from time to time.

Section 4.06    Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Chief Executive Officer or the Board of Directors shall designate from time to time.

Section 4.07    Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by (i) the Board of Directors or its designees selected for such purposes or (ii) the Chief Executive Officer, President or any Vice President, or the Chief Financial Officer or Treasurer. All checks or other orders for the payment of money shall be signed by any of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

Section 4.08    Contracts and Other Documents. Any of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, Treasurer or the Secretary or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

Section 4.09    Ownership of Stock of Another Corporation. Unless otherwise directed by the Board of Directors, any of the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

Section 4.10    Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

Section 4.11    Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner as prescribed with respect to directors under Section 3.03.

Section 4.12    Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

ARTICLE V.

STOCK

Section 5.01    Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the

Corporation (it being understood that each of the Chairperson of the Board of Directors or the Vice Chairperson of the Board of Directors, or the Chief Executive Officer, the President or a Vice President, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary of the Corporation shall be an authorized officer for such purpose) certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile or electronic signature. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

Section 5.02    Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the DGCL, shall, within a reasonable time after the issue or transfer of shares without certificates, send the stockholder a written statement of the information required by the DGCL. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 5.03    Transfer of Shares. Shares of stock of the Corporation represented by certificates shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 5.04    Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

Section 5.05    List of Stockholders Entitled To Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

Section 5.06    Fixing Date for Determination of Stockholders of Record.

(a)

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting to the extent required by Section 2.10 the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting in each case, in accordance with Section 2.10.

(b)

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)

Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5.07    Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the full extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI.

NOTICE AND WAIVER OF NOTICE

Section 6.01    Notice. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Section 6.02    Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII.

INDEMNIFICATION

Section 7.01    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the full extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 7.02    Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”)); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.

Section 7.03    Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) 60 days after a written claim for indemnification has been received by the Corporation or (ii) 20 days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the full extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard for indemnification set forth in Section 7.01. In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard for indemnification set forth in Section 7.01. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 7.01, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

Section 7.04    Indemnification Not Exclusive.

(a)	The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(b)

Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or an officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of the Certificate of Incorporation or these Bylaws (or any other agreement between the Corporation and such persons) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any indemnitee shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the indemnitee may collect as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04(b), entitled to enforce this Section 7.04(b).

For purposes of this Section 7.04(b), the following terms shall have the following meanings:

(i)

The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii)

“jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Section 7.05    Nature of Rights. The rights granted pursuant to the provisions of this Article VII shall vest at the time a person becomes an officer or director of the Corporation and shall be deemed to create a binding contractual obligation on the part of the Corporation to the persons who from time to time are appointed as officers or directors of the Corporation, and such persons in acting in their capacities as officers or directors of the Corporation or any subsidiary shall be entitled to rely on such provisions of this Article VII without giving notice thereof to the Corporation. Such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 7.06    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.07    Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the full extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation. Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to an officer of the Corporation appointed by the Board of Directors pursuant to Article IV, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VII.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 8.02    Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.03    Fiscal Year. The fiscal year of the Corporation shall end on December 31, or such other day as the Board of Directors may designate.

Section 8.04    Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 8.05    Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX.

EXCLUSIVE JURISDICTIONS FOR CERTAIN ACTIONS

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the full extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of, or based upon a breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware), or (iv) any action asserting a claim governed by the internal affairs doctrine; provided, that, in the case of each of the foregoing clauses (i) through (iv), if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware, or if no state court has jurisdiction, the federal district court for the District of Delaware. To the full extent permitted by law, any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consent to the provisions of this Article IX.

ARTICLE X.

AMENDMENTS

The Board of Directors is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the stockholders, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of at least a majority of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws or to adopt any provision inconsistent herewith.

*            *             *

APPENDIX E — SECTION 185 OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

Rights of dissenting shareholders

185. (1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184(3), a holder of shares of any class or series entitled to vote on the resolution may dissent.

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170(1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170(1)(a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170(5) or (6).

1.    One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

2.    Exception

(3)    A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

3.    Shareholder’s right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

4.    No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

5.    Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

6.    Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholders who voted for the resolution or who has withdrawn the objection.

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

7.    Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

8.    Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.

9.    Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

10.    Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)

the directors revoke a resolution to amend the articles under subsection 168(3), terminate an amalgamation agreement under subsection 176(5) or an application for continuance under subsection 181(5), or abandon a sale, lease or exchange under subsection 184(8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

11.    Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)

a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

12.    Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

13.    Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

14.    Notice to shareholders

(22)

Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)

has not accepted an offer made by the corporation under subsection (15), if such an offer was made, of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

15.    Parties joined

(23)

All dissenting shareholders who satisfy the conditions set out in clauses (22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

Idem

(24)

Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

16.    Appraisers

(25)	The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

17.    Final order

(26)

The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favor of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22)(a) and (b).

18.    Interest

(27)

The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

19.    Where corporation unable to pay

(28)

Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(29)	Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)

retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Idem

(30)	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

20.    Court order

(31)

Upon application by a corporation that proposes to take any actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court such application shall be served upon the Commission.

21.    Commission may appear

The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

APPENDIX F — SUMMARY OF EFFECTS OF CHANGE OF JURISDICTION

The following summary of the most significant differences in shareholder rights is not intended to be complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware (“DGCL”), the Ontario Business Corporations Act (the “OBCA”) and the governing constating documents of the Company.

Votes Required for Certain Transactions

Under the OBCA, certain corporate actions, such as certain amalgamations (other than with a direct or indirect wholly-owned subsidiary), continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than 66 2/3% of the votes cast by the shareholders who voted in respect of the resolution. In certain cases, a special resolution to approve certain corporate actions is also required to be approved separately by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that no authorizing shareholder vote is required of a corporation surviving a merger if (a) such corporation’s certificate of incorporation is not amended in any respect by the merger, (b) each share of stock of such corporation outstanding immediately prior to the effective date of the merger will be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger and (c) the number of shares to be issued in the merger, together with the number of shares initially issuable upon conversion of any other shares, securities or obligations issued or delivered in the merger, does not exceed 20 percent of such corporation’s outstanding Common Shares immediately prior to the effective date of the merger. The DGCL does not generally require class voting, except in connection with certain amendments to the certificate of incorporation that, among other things, adversely affect a class of stock. Shareholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90 percent of the outstanding shares of each class of stock. Finally, unless required by its certificate of incorporation, shareholder approval is not required under the DGCL for a corporation to merge with or into a direct or indirect wholly owned subsidiary of a holding company (as defined in the DGCL) in certain circumstances.

Under Section 203 of the DGCL (“Section 203”), certain “business combinations” with “interested shareholders” of Delaware corporations are subject to a three year moratorium unless specified conditions are met. Under Section 203, a Delaware corporation is prohibited from engaging in a “business combination” with an “interested shareholder” for three years following the date that such person or entity becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation’s outstanding voting shares (including any rights to acquire shares pursuant to an option, warrant, agreement, arrangement, or understanding, or upon the exercise of conversion or exchange rights, and shares with respect to which the person or entity has voting rights only).

The three year moratorium imposed by Section 203 on business combinations does not apply if (a) prior to the date on which such shareholder becomes an interested shareholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested shareholder; (b) upon consummation of the transaction that made him or her an interested shareholder, the interested shareholder owned at least 85% of the corporation’s voting shares outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (c) on or after the date such person or entity becomes an interested shareholder, the board approves the business combination and it is also approved at a shareholders’ meeting by 66 2/3% of the outstanding voting shares not owned by the interested shareholder. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the corporation in which all shareholders would not be treated equally. Shareholders should note, however, that the application of Section 203 will confer upon the corporation’s board of directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the corporation’s shares over the then current market price. Section 203 would also discourage certain potential acquirers unwilling to comply with its provisions. Section 203 does not presently apply to the Company. A Delaware corporation to which Section 203 applies (i.e., a company listed on a (US) national stock exchange or that has a class of voting securities held of record by more than 2,000 shareholders) may elect not to be governed by Section 203. The Company does not intend to opt out of Section 203 and reserves the right to opt out of Section 203 at any time in the future.

Calling a Shareholder’s Meeting

Under the OBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at the meeting sought to be held may requisition the directors to call a meeting of shareholders. Upon meeting the technical requirements set out in the OBCA for making such a requisition, the directors of the corporation must call a meeting of shareholders. If they do not, the shareholders who made the requisition may call the meeting.

Under the DGCL, special meetings of the shareholders may be called by the board of directors or by any other person as may be authorized to do so by the certificate of incorporation or the by-laws of the corporation. Under the proposed by-laws of Akumin Delaware (“Akumin Delaware By-Laws”), special meetings of the shareholders may be called only by or at the direction of the board of directors, the chairperson of the board of directors or by the secretary following his or her receipt of written demands to call a special meeting by shareholders of record holding at least 10% of the outstanding voting power.

Shareholder Consent in Lieu of Meeting

Under the OBCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders or their attorney authorized in writing who would be entitled to vote thereon at a meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by all the registered holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares of stock entitled to vote were present and voted. Under the DGCL, notice of any action taken by less than unanimous consent must be given promptly to shareholders who did not consent to the action. Akumin Delaware’s certificate of incorporation provides that any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing; provided, that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Shareholder Quorum

Under the OBCA, a corporation’s by-laws may specify the number of shares with voting rights attached thereto which shall be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the shareholders.

Under the DGCL, a corporation’s certificate of incorporation or by-laws may specify the number of shares of stock or the voting power that shall be present, or represented by proxy, in order to constitute a quorum for the transaction of any business at any meeting of the shareholders, in no event, however, shall a quorum consist of less than 1/3rd of the shares entitled to vote at the meeting except that, where a separate vote by a class or series of classes or series is required, a quorum shall consist of no less than 1/3rd of the shares of such class or series or classes or series.

Under the Akumin Delaware By-Laws, the holders of record of one-third of the voting power of the issued and outstanding shares of capital stock of Akumin Delaware shall be present in person or represented by proxy in order to constitute a quorum for the transaction of business at all meetings of shareholders.

Advance Notice Provisions for Shareholder Nominations and Proposal

Under the OBCA, a proposal with respect to the nomination of candidates for election to the board of directors may be made at or before any annual meetings of the corporation. In addition, an Ontario corporation may also adopt advance notice provisions under its by-laws. Akumin has not adopted any advance notice provisions under its by-laws.

With respect to a shareholder proposal to nominate directors, under the OBCA, a shareholder or persons who have the support of persons who, represent, in the aggregate, not less than 5% of the shares or 5% of the shares at a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented may submit notice to a corporation of any matter that such shareholder or shareholders propose to raise at a meeting of shareholders, which notice must be provided not later than 60 days prior to the anniversary of the last previous annual meeting of shareholders, if the proposal is to be raised at an annual meeting, and note less than 60 days prior to the date of a meeting other than the annual meeting, if the proposal is to be raised at a meeting other than the annual meeting. Such a proposal may not be with respect to a personal claim or redress a personal grievance against the corporation, its directors, officers or other security holders and must relate in a significant way to the business or affairs of the corporation, if a notice complies with the requirements of the OBCA, the corporation is required to include a statement relating thereto and not exceeding 500 words in the management proxy circular for the relevant meeting of shareholders. If a corporation refuses to accept a notice that otherwise complies with the related provisions of the OBCA, the shareholder or shareholders who provided such notice and proposal may apply to a court to make any order that it deems fit, including restraining the holding of a meeting at which it was sought to bring forth such a proposal.

The DGCL does not require advance notice for shareholder nominations and proposal, but a Delaware corporation may require such advance notice pursuant to its by-laws.

Under the Akumin Delaware By-laws, notice of any shareholder nominations or proposals must be provided in writing to the Secretary of Akumin Delaware. To be timely, a shareholder’s notice shall be delivered to the Secretary of Akumin Delaware at the principal executive offices of Akumin Delaware not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held or deemed to have occurred in the preceding year, notice by the shareholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any such notice must also contain the information and comply with the other procedural requirements of the Akumin Delaware By-Laws.

Amendment to Governing Documents

Under the OBCA, any amendment to a corporation’s articles generally requires approval by special resolution which is a resolution passed by not less than 66 2/3% of the votes cast by shareholders entitled to vote on the resolution. The OBCA provides that unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the OBCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal. If the directors of a corporation do not submit a by-law, an amendment or a repeal to the shareholders at the next meeting of shareholders, the by-law, amendment or repeal will cease to be effective, and no subsequent resolution of the directors to adopt, amend or repeal a by-law having substantially the same purpose and effect is effective until it is confirmed or confirmed as amended by the shareholders.

The DGCL requires a vote of the corporation’s board of directors followed by the affirmative vote of a majority of the outstanding stock of each class entitled to vote for any amendment to the certificate of incorporation. If an amendment would increase or decrease the aggregate number of authorized shares of a particular class (unless otherwise provided in the corporation’s certificate of incorporation), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of a particular class or series of stock so as to affect them adversely, that class or series shall be given the power to vote as a class notwithstanding the absence of any specifically enumerated power in the certificate of incorporation. The proposed Akumin Delaware certificate of incorporation permits an increase or decrease the aggregate number of authorized shares of a particular class without a separate class vote. If an amendment adversely affects the rights or preferences of a particular class or series of stock, that class or series must approve the amendment as a class even if the certificate of incorporation does not provide that right. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the shareholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the board of directors in addition to the shareholders. The proposed Akumin Delaware certificate of incorporation confers such power on Akumin Delaware’s board of directors.

Dissenters’ or Appraisal Rights

The OBCA provides that shareholders of a corporation governed thereunder who are entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The OBCA does not distinguish for this purpose between listed and unlisted shares. Such matters include: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation’s articles to add, change or remove any provisions restricting the issue, transfer or ownership of shares; (iii) an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (vi) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or (vii) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Under the DGCL, registered holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation of the corporation by demanding payment in cash for the shares equal to the fair value (excluding any appreciation or depreciation as a consequence, or in expectation, of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued, and does not grant dissenters’ rights in connection with amendments to the certificate of incorporation. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or held of record by more than 2,000 shareholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation (or depositary receipts in respect thereof), (b) stock of another corporation which is either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares, or (d) some combination of the above. In addition, dissenter’s rights are not available for any shares of the surviving corporation if the merger did not require the vote of the shareholders of the surviving corporation. The DGCL does not provide shareholders of a corporation with appraisal rights when the corporation acquires another business through the issuance of its stock (i) in exchange for the assets of the business to be acquired, (ii) in exchange for the outstanding stock of the corporation to be acquired, or (iii) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation.

Oppression Remedy

The OBCA provides an oppression remedy that enables a court to make any order, either interim or final, to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined below) that: (i) any act or omission of the corporation or an affiliate effects a result; (ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or an affiliate are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of any security holder, creditor, director or officer. A complainant may include: (a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former officer or director of the corporation or any of its affiliates; and/or (c) any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint (as in the case of a derivative action). The complainant is not required to give security for costs in an oppression action.

The DGCL does not provide for an oppression remedy. However, the DGCL and Delaware law provide a variety of legal and equitable remedies to a corporation’s shareholders for improper acts or omissions of a corporation, its officers and directors. Under the DGCL, only shareholders can bring an action alleging a breach of fiduciary duty by the directors of a solvent corporation.

Derivative Action

Under the OBCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such corporation or subsidiary is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the corporation or subsidiary. Under the OBCA, no action may be brought and no intervention in an action may be made unless the court is satisfied that the complainant has given notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court not less than fourteen (14) days before bringing the application, or otherwise as ordered by the court and (i) the directors of the corporation or its subsidiary do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the OBCA, the court in a derivative action may make any order it thinks fit including, without limitation, (i) an order authorizing the complainant or any other person to control the conduct of the action, (ii) an order giving directions for the conduct of the action, (iii) an order directing that any amount adjudged payable by a defendant in the action shall be paid, in whole or in part, directly to former and present security holders of the corporation or its subsidiary instead of to the Company or its subsidiary, and (iv) an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action. In addition, under the OBCA, a court may order a corporation or its subsidiary to pay the complainant’s interim costs, including reasonable legal fees and disbursements. Although the complainant may be held accountable for the interim costs on final disposition of the complaint, it is not required to give security for costs in a derivative action.

Under the DGCL, derivative actions may be brought in Delaware by a shareholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a shareholder must aver in the complaint that he or she was a shareholder of the corporation at the time of the transaction of which he or she complains or that such shareholder’s stock thereafter devolved upon such shareholders by operation of law. A shareholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile. Like the OBCA, the DGCL does not require a bond or security by a plaintiff in a derivative action.

Director Election/Appointment

Under the OBCA, the directors of a corporation are to be elected at each annual meeting of shareholders at which an election of directors is required.

Under the DGCL, directors are elected annually by the shareholders entitled to vote, including the holders of common stock; provided that there is no classified board.

Under Akumin Delaware’s proposed certificate of incorporation, directors are to be elected annually and there is no classified board.

Term of Directors

Under the OBCA, unless expressly elected for a stated term, each director ceases to hold office at the close of the first annual meeting of shareholders following his or her election; a director must cease to hold office not later than the close of the third annual meeting of shareholders following his or her election. If a director is appointed or elected to fill a vacancy, that director holds office for the unexpired term of the director’s predecessor.

Under DGCL and the Akumin Delaware By-Laws, each director holds office until the annual meeting at which his or her term expires and until his or her successor is elected and qualified, or his or her death, resignation, retirement, disqualification or removal from office.

Removal of Directors

Under the OBCA, provided that articles of the corporation do not provide for cumulative voting, shareholders of a corporation may by ordinary resolution passed at an annual or special meeting remove any director or directors from office. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

If all of the directors have resigned or have been removed without replacement, a person who manages or supervises the management of the business and affairs of the corporation is deemed to be a director, unless the person who manages the business or affairs of the corporation is (a) an officer under the direction or control of a shareholder or other person, (b) a lawyer, accountant or other professional who participates in the management of the corporation solely for providing professional services or (c) a trustee in bankruptcy, receiver, receiver manager or secured creditor who participates in the management of the corporation or exercises control over its property solely for the purpose of the realization of security or the administration of the bankrupt’s estate, in the case of a trustee in bankruptcy.

Under the DGCL, any director or the entire board of directors of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of at least a majority of the outstanding shares entitled to vote at an election of directors. Akumin Delaware’s proposed certificate of incorporation and by-laws do not provide for cumulative voting or a classified board.

Director Qualifications

The OBCA also requires that an offering corporation (i.e. a reporting issuer or public company) have at least three directors, at least one-third of whom must not be officers or employees of the corporation or its affiliates.

Delaware law does not have comparable requirements, but a corporation can prescribe qualifications for directors under its certificate of incorporation or by-laws.

Akumin Delaware does not have qualification for directors under its proposed certificate of incorporation or under the Akumin Delaware By-Laws.

Cumulative Voting

Under the OBCA, unless a corporation’s articles provide otherwise, there is no cumulative voting for the election of directors. Under Delaware law, cumulative voting in the election of directors is not mandatory, and for cumulative voting to be effective it must be expressly provided for in the certificate of incorporation. In an election of directors under cumulative voting, each share of stock nominally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. Without cumulative voting, the holders of a plurality of the shares of stock present at an annual meeting and entitled to vote on the election of directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a plurality of such shares of stock. The proposed certificate of incorporation of Akumin Delaware does not provide for cumulative voting.

Classified Board of Directors

A classified board of directors is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. The DGCL permits a corporation to establish a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered three year terms of office, with only one class of directors standing for election each year. Members of a classified board may be removed from office only for cause. A classified board of directors could therefore discourage acquisitions of the corporation not approved by management, since the acquiror could be unable to install its own designees on the board for more than two years after acquiring control. Akumin Delaware’s proposed certificate of incorporation and the Akumin Delaware By-laws do not provide for a classified board.

Fiduciary Duties of Directors

Directors of corporations governed by the OBCA have fiduciary obligations to the corporation. Under the OBCA, directors of an OBCA corporation must act honestly and in good faith with a view to the best interests of the corporation, and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. A director is not liable for breach of this duty of care under the OBCA if he or she relies in good faith on (i) financial statements of the corporation represented to him or her by an officer of the corporation or in a written report of the auditor of the corporation fairly to reflect the financial condition of the corporation, (ii) an interim or other financial report of the corporation represented to him or her by an officer of the corporation to present fairly the financial position of the corporation in accordance with generally accepted accounting principles, (iii) a report or advice of an officer or employee of the corporation where it is reasonable in the circumstances to rely on the report or advice or (iv) a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

Under Delaware law, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the directors reasonably believe to be in the best interests of the shareholders.

The DGCL also provides that the charter of the corporation may include a provision which limits or eliminates the liability of directors to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, breach of the duty of loyalty, the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions or transactions from which such director derived an improper personal benefit. Akumin Delaware’s proposed certificate of incorporation eliminates the liability of directors to Akumin Delaware or its shareholders for monetary damages for breach of fiduciary duty as directors to the fullest extent permitted by Delaware laws, as that law exists currently and as it may be amended in the future.

The OBCA does not permit any such limitation of a director’s liability.

Interested Director Transactions

Under the OBCA, a director or officer is required to disclose any conflict of interest in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest. Subject to certain exceptions, a director who has a conflict of interest shall not attend any part of a meeting of directors during which the relevant contract or transaction giving rise to the conflict of interest is discussed and shall not vote on any resolution to approve of the contract or transaction.

Under the DGCL, certain contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable simply because of such interest, provided that certain conditions are met, such as obtaining required disinterested board approval or shareholder approval upon fulfilling the requirements of good faith and full disclosure, or proving the fairness to the corporation of the transaction.

Corporate Opportunity

Under the DGCL, every corporation has the ability to renounce in its certificate of incorporation or by board action any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, specific business opportunities that are presented to the corporation or to the officers, directors or shareholders. Akumin Delaware’s proposed certificate of incorporation does not contain such a waiver.

Loans to Officers and Employees

Under the DGCL, a Delaware corporation may make loans to, guarantee the obligations of, or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

Filling Vacancies on the Board of Directors

Under the OBCA, subject to the articles of the corporation, a vacancy among the directors may be filled at a meeting of shareholders or by a quorum of directors except when the vacancy results from an increase in the number or maximum number of directors or from a failure to elect the appropriate number of directors required by the articles. Each director appointed holds office until his or her successor is elected at the next meeting of shareholders of the corporation unless his or her office is vacated earlier.

Under the DGCL, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Indemnification of Officers and Directors

Under the OBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer, or another person acting in similar capacity, of another entity (each an “Indemnifiable Person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of the corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. A corporation may with the approval of a court, indemnify an Indemnifiable Person or advance monies, in respect of or by or on behalf of the corporation or other entity to procure a judgment in its favor, to which the individual is made party because of the individual’s association with the corporation or other entity if the individual fulfils the requirements under (a) and (b), above. An Indemnifiable Person is entitled to indemnity from the corporation if he or she was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and fulfilled the conditions set out in (a) and (b), above.

Under the DGCL a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (a) other than an action, suit or proceeding by or in the right of the corporation (a “derivative action”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) for a derivative action, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such derivative action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation Akumin Delaware’s proposed certificate of incorporation and the Akumin Delaware By-Laws would require it to indemnify its officers and directors and former officers and directors to the fullest extent permitted by Delaware law, as the same may be amended from time to time. Irrespective of the contents of Akumin Delaware’s ertificate of incorporation and the Akumin Delaware By-Laws, the DGCL requires indemnification of reasonable defense expenses incurred by a director or officer, in any such proceeding, to the extent the director or officer was successful in the defense of the proceeding.

The DGCL allows the corporation to advance expenses before the resolution of an action, if the person agrees to repay any such amount advanced if they are later determined not to be entitled to indemnification. In addition, Delaware law authorizes a corporation to purchase insurance for the benefit of its officers and directors whether or not the corporation would have the power to indemnify against the liability covered by the policy but subject to limits imposed by insurance law.

Access to Corporate Records

The OBCA provides that shareholders and creditors of a corporation, their agents and legal representatives and the Director (as defined in the OBCA) may examine certain of the corporation’s records during usual business hours and take extracts from those records free of charge, and if the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee. In addition, shareholders and creditors of a corporation, their agents and legal representatives and, if the corporation is an offering corporation, any other person, may obtain a list of registered shareholders upon payment of a reasonable fee and sending the corporation a statutory declaration.

Under the DGCL, any shareholder of a corporation, their agents or legal representatives may make a written demand to examine the records of that corporation. Such a demand to examine the corporation’s records must have a proper purpose, be sworn under oath, and directed to that corporation at its principal place of business or its registered office in Delaware. A proper purpose is one that is reasonably related to that shareholder’s interest in the corporation as a shareholder.

Dividends and Repurchases of Shares

Under the OBCA, the board of directors may declare and a corporation may pay a dividend by issuing fully paid shares of the corporation or options or rights to acquire fully paid shares of the corporation and a corporation may pay a dividend in money or property. The board of directors, however, shall not declare and/or pay a dividend if there are reasonable grounds for believing that: (a) the corporation is, or after the payment, would be unable to pay its liabilities as they become due; or (b) the realizable value of the corporation’s assets would thereby be less than the aggregate of (i) its liabilities, and (ii) its stated capital of all classes. In the case of payment by a corporation to purchase or redeem shares, under the OBCA, a corporation may not do so if there are reasonable grounds for believing that (a) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (b) after the payment, the realizable value of the corporation’s assets would be less than the aggregate of, (i) its liabilities, and (ii) the amount that would be required to pay the holders of shares that have a right to be paid, on a redemption or in a liquidation, rateably with or before the holders of the shares to be purchased or redeemed, to the extent that the amount has not been included in its liabilities.

The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding shares of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Dissolution

Under the OBCA, the liquidation or dissolution of the corporation requires the approval of, subject to any applicable court order, two-thirds of the votes cast at a meeting of shareholders and of two thirds of the votes cast by holders of shares of each class or series entitled to vote separately thereon.

Under the DGCL, dissolution may be authorized by unanimous approval of all the shareholders entitled to vote thereon, without action of the directors, or by the board of directors followed by approval by a simple majority of the outstanding shares of the corporation’s stock entitled to vote.

APPENDIX G — MANDATE OF THE BOARD OF DIRECTORS

MANDATE OF THE BOARD OF DIRECTORS

Section 1	Introduction.

(1)

The members of the board of directors (respectively, the “Directors” and the “Board”) of Akumin Inc. (the “Company”) are elected by the shareholders of Company and are responsible for the stewardship of Company. The purpose of this mandate (the “Board Mandate”) is to describe the principal duties and responsibilities of the Board, as well as some of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

(2)	Certain aspects of the composition and organization of the Board are prescribed and/or governed by the Business Corporations Act (Ontario) and the constating documents of the Company.

Section 2

Chair of the Board. The chair of the Board (the “Chair”) shall be appointed from among the Board’s members. The role of the Chair is to act as the leader of the Board, to manage and coordinate the activities of the Board and to oversee execution by the Board of this written mandate.

Section 3

Board Size. The articles of amalgamation of the Company provide that the Board shall be comprised of a minimum of one (1) and a maximum of ten (10) Directors. The Board shall periodically review its size in light of its duties and responsibilities from time to time.

Section 4	Independence.

(1)

The Board shall be comprised of a majority of independent Directors and a minimum of 3 (three) independent Directors. A Director shall be considered independent if he or she would be considered independent for the purposes of National Instrument 58-101 – Disclosure of Corporate Governance Practices.

(2)

If the Chair is not independent, then the Company shall appoint an independent lead Director (the “Lead Director”) from among the Directors who shall serve for such term as the Board may determine. In circumstances where the Chair has a material interest in a matter before the Board and cannot participate owing to a conflict in respect thereof, the Lead Director shall fill in for the role of the Chair (for a whole meeting or any part of a meeting). The Lead Director shall chair any meetings of the independent directors and assume such other responsibilities as the independent directors may designate in accordance with any applicable position descriptions or other applicable guidelines that may be adopted by the Board from time to time.

Section 5	Role and Responsibilities of the Board.

(1)

The Board is responsible for supervising the management of the business and affairs of the Company and is expected to focus on guidance and strategic oversight with a view to increasing shareholder value. In addition, the Board shall perform such duties as may be required of it by applicable law or by the requirements of any stock exchanges on which the Company’s securities are listed.

(2)

In accordance with the Business Corporations Act (Ontario), in discharging his or her duties, each Director must act honestly and in good faith, with a view to the best interests of the Company. Each Director must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

(3)

Without limiting the generality of the other provisions of this Section 5, the Board shall perform the following functions and responsibilities, each of which may (subject to applicable law) be delegated to a committee of the Board in accordance with Section 7:

(a)

Ethics and Integrity – On an annual basis, the Board shall: (i) review the recommendations of the Governance Committee regarding the adequacy of the Code of Conduct and compliance with, and any waivers or violations of, the Code of Conduct by employees, directors or officers; (ii) satisfy itself as to the integrity of the Chief Executive Officer and other executive officers; and (iii) satisfy itself that the Chief Executive Officer and other executive officers create a culture of integrity throughout the organization.

(b)

Strategic Planning – At least annually, the Board shall review and, if advisable, approve the Company’s strategic planning process and short- and long-term strategic and business plans prepared by management. In discharging this responsibility, the Board shall review the plan in light of management’s assessment of emerging trends, the competitive environment, capital markets, risk issues, and significant business practices and products. At least annually, the Board shall review management’s implementation of the Company’s strategic and business plans. The Board shall review and, if advisable, approve any material amendments to, or variances from, these plans.

(c)

CEO Position Description – The Board shall develop and approve a position description for the Company’s Chief Executive Officer that includes the roles and responsibilities of the Chief Executive Officer, including corporate goals and objectives that the Chief Executive Officer has responsibility for meeting, and the basis upon which the Chief Executive Officer is to interact with and report to the Board. At least annually, with the assistance of the Compensation Committee, the Board shall review this position description and such goals and objectives.

(d)

Risk Management – The Board is responsible for overseeing management’s implementation and operation of enterprise risk management, either directly or through its committees, which shall report to the Board with respect to risk oversight undertaken in accordance with their respective charters. At least annually, the Board shall review reports provided by management on the risks inherent in the business of the Company (including appropriate crisis preparedness, business continuity, information system controls, cybersecurity and disaster recovery plans), the appropriate degree of risk mitigation and risk control, overall compliance with and the effectiveness of the Company’s risk management policies, and residual risks remaining after implementation of risk controls.

(e)	Human Resources – At least annually, the Board shall review, with the assistance of the Compensation Committee, the Company’s approach to human resource management and executive compensation.

(f)

Succession Planning – At least annually, the Board shall review, with the assistance of the Governance Committee and the Compensation Committee, appointment and succession plans for the Chief Executive Officer and senior management of the Company.

(g)

Corporate Governance – At least annually, the Board shall, with the assistance of the Governance Committee: (i) review the Company’s approach to corporate governance; and (ii) evaluate the Board’s ability to act independently from management in fulfilling its duties.

(h)

Financial Information – The Board shall, with the assistance of the Audit Committee, review, in connection with any required securities law filing related to internal controls, (i) at least annually reports provided by management on the Company’s internal control over financial reporting, including whether such internal control is effective, and any material weaknesses in such internal control, and (ii) at least quarterly any change in the Company’s internal control over financial reporting that occurred during the last completed fiscal quarter that has materially affected, or is likely to materially affect, the Company’s internal control over financial reporting. The Board shall decide all matters relating to earnings guidance.

(i)

Controls and Procedures – At least quarterly in connection with any required securities law filing related to disclosure controls and procedures, the Board shall, with the assistance of the Audit Committee, review reports provided by management on the effectiveness of the Company’s disclosure controls and procedures as of the end of the last completed fiscal year.

(j)	Communications – The Board shall periodically review the Company’s overall communications strategy, including measures for receiving and addressing feedback from the Company’s shareholders.

(k)

Disclosure – At least annually, the Board shall review management’s compliance with the Company’s Disclosure Policy. The Board shall, if advisable, approve material changes to the Company’s Disclosure Policy.

(l)

Director Development and Evaluation – At least annually, the Board shall, with the assistance of the Governance Committee, review the adequacy of the orientation and continuing education program for members of the Board.

Section 6	Board Meetings.

(1)

In accordance with the constating documents of the Company, meetings of the Board may be held at such times and places as the Chair may determine and as many times per year as necessary to effectively carry out the Board’s responsibilities provided that the Board shall meet at least four times per year or more often as may be required by applicable law. The independent Directors may meet without senior executives of the Company or any non-independent Directors, as required.

(2)

The Chair shall be responsible for establishing or causing to be established the agenda for each Board meeting, and for ensuring that regular minutes of Board proceedings are kept and circulated on a timely basis for review and approval.

(3)	The Board may invite, at its discretion, any other individuals to attend its meetings. Senior executives of the Company shall attend a meeting if invited by the Board.

Section 7	Delegations and Approval Authorities.

(1)

The Board shall appoint the chief executive officer of the Company (the “CEO”) and delegate to the CEO and other senior executives the authority over the day-to-day management of the business and affairs of Company.

(2)

The Board shall as required by applicable law, and may in other circumstances, delegate certain matters it is responsible for to the committees of the Board, currently consisting of the Audit Committee, the Governance Committee and the Compensation Committee. The Board shall appoint members of such committees as required by the applicable charter or mandate of the committee, including such independent members as are required by such charters or mandates or otherwise as required by applicable law. The Board may appoint other committees, as it deems appropriate, and to the extent permissible under applicable law. The Board will retain its oversight function and ultimate responsibility for such matters and associated delegated responsibilities.

Section 8	Strategic Planning Process and Risk Management.

(1)

The Board shall adopt a strategic planning process to establish objectives and goals for the Company’s business and shall review, approve and modify as appropriate the strategies proposed by senior executives to achieve such objectives and goals. The Board shall review and approve, at least on an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks of the Company’s business and affairs.

(2)

The Board, in conjunction with management, shall be responsible to identify the principal risks of the Company’s business and oversee management’s implementation of appropriate systems to seek to effectively monitor, manage and mitigate the impact of such risks. Pursuant to its duty to oversee the implementation of effective risk management policies and procedures, the Board may delegate to applicable Board committees the responsibility for assessing and implementing appropriate policies and procedures to address specified risks, including delegation of financial and related risk management to the Audit Committee and delegation of risks associated with compensation policies and practices to the Compensation Committee.

Section 9	Succession Planning, Appointment and Supervision of Senior Executives.

(1)

The Board shall approve the corporate goals and objectives of the CEO and review the performance of the CEO against such corporate goals and objectives. The Board shall take steps to satisfy itself as to the integrity of the CEO and other senior executives of the Company and that the CEO and other senior executives create a culture of integrity throughout the organization.

(2)

The Board shall approve the succession plan for the Company, including the selection, appointment, supervision and evaluation of the senior executives of Company, and shall also approve the compensation of the senior executives of Company upon recommendation of the Compensation Committee.

Section 10

Financial Reporting and Internal Controls. The Board shall review and monitor, with the assistance of the Audit Committee, the adequacy and effectiveness of the Company’s system of internal control over financial reporting, including any significant deficiencies or changes in internal control and the quality and integrity of the Company’s external financial reporting processes.

Section 11

Regulatory Filings. The Board shall approve applicable regulatory filings that require or are advisable for the Board to approve, which the Board may delegate in accordance with Section 7(2) of this mandate. These include, but are not limited to, the annual audited financial statements, interim financial statements and related management discussion and analysis accompanying such financial statements, management proxy circulars, annual information forms, offering documents and other applicable disclosure.

Section 12

Corporate Disclosure and Communications. The Board will seek to ensure that corporate disclosure of the Company complies with all applicable laws, rules and regulations and the rules and regulations of the stock exchanges upon which Company’s securities are listed. In addition, the Board shall adopt appropriate procedures designed to permit the Board to receive feedback from shareholders on material issues.

Section 13

Corporate Policies The Board shall adopt and periodically review policies and procedures designed to ensure that the Company and its Directors, officers and employees comply with all applicable laws, rules and regulations and conduct the Company’s business ethically and with honesty and integrity.

Section 14	Review of Mandate.

(1)

The Board may, from time to time, permit departures from the terms of this Board Mandate, either prospectively or retrospectively. This Board Mandate is not intended to give rise to civil liability on the part of the Company or its Directors or officers to shareholders, security holders, customers, suppliers, competitors, employees or other persons, or to any other liability whatsoever on their part.

(2)

The Board may review and recommend changes to this Board Mandate from time to time, and at least annually, and the Governance Committee may periodically, and at least annually, review and assess the adequacy of this Board Mandate and recommend any proposed changes to the Board for consideration.

Originally Approved by the Board:	November 14, 2017
Amended by the Board:	November 13, 2018
Amended by the Board	August 13, 2019
Last Annual Review:	August 13, 2019